EXHIBIT 4.01

INDENTURE OF TRUST

between

CLARK COUNTY, NEVADA

and

BNY Midwest Trust Company,

as Trustee

relating to

CLARK COUNTY, NEVADA

INDUSTRIAL DEVELOPMENT REFUNDING REVENUE BONDS

(SOUTHWEST GAS CORPORATION PROJECT)

SERIES 2004B

Dated as of October 1, 2004

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TABLE OF CONTENTS

Page
EXHIBIT A	FORM OF BOND	A-1

EXHIBIT B	[RESERVED]	B-1

EXHIBIT C	AUCTION PROCEDURES	C-1

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THIS INDENTURE OF TRUST, made and entered into as of October 1, 2004 (this “Indenture”), by and between CLARK COUNTY, NEVADA, a political subdivision of the State of Nevada (the “Issuer”), and BNY Midwest Trust Company, not in its individual capacity, but solely as Trustee (the “Trustee”), an Illinois trust company organized, existing and authorized to accept and execute trusts of the character herein set out under the laws of the State of Illinois.

W I T N E S S E T H:

WHEREAS, the Issuer is a public instrumentality and political subdivision of the State of Nevada organized and existing under the County Economic Development Revenue Bond Law Sections 244A.669 to 244A.763, inclusive, of the Nevada Revised Statutes, as supplemented and amended (the “Act”), and is authorized by the Act to issue its revenue bonds for the purpose of paying all or any part of the costs of a “project” as defined in the Act; and

WHEREAS, the Act authorizes the Issuer to refund any outstanding revenue bonds previously issued by the Issuer to finance such a project by issuing refunding revenue bonds of the Issuer pursuant to NRS 244A.735 that are payable solely from the revenues out of which such refunded revenue bonds are payable; and

WHEREAS, Southwest Gas Corporation, a California corporation (the “Borrower”), has duly caused an application to be filed with the Issuer and has requested that the Issuer issue bonds to refinance a portion of the cost of the acquisition, construction, improving and equipping of a “project” within the meaning of the Act, consisting of the certain real and personal properties, facilities, machinery and equipment for local furnishing of natural gas located in Clark County, Nevada as more particularly described in Exhibit A to the Agreement, as hereinafter defined (the “Project”), by refunding the Issuer’s Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A (the “Refunded Bonds”); and

WHEREAS, the Issuer, after due investigation and deliberation, has adopted a resolution approving said request and authorizing the issuance of refunding bonds to refinance a portion of the cost of the acquisition, construction, improving and equipping of the Project; and

WHEREAS, concurrently with the execution and delivery of this Indenture, the Issuer is entering into a Financing Agreement, dated the date hereof (the “Agreement”), with the Borrower specifying the terms and conditions of the refinancing of a portion of the cost of the acquisition and construction of the Project by the Borrower, the loan of the proceeds of such bonds to the Borrower for such purpose, and the repayment by the Borrower of such loan; and

WHEREAS, in order to provide for the authentication and delivery of the Issuer’s Industrial Development Refunding Revenue Bonds (Southwest Gas Corporation Project) Series 2004B (the “Bonds”), to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, the Issuer has authorized the execution and delivery of this Indenture; and

WHEREAS, the Bonds are to be issued in a total aggregate principal amount not to exceed $75,000,000 and are to be sold and delivered to provide proceeds, as a loan to the

Borrower, to refinance a portion of the cost of the acquisition, construction, improving and equipping of the Project, including the refinancing of such cost by refunding the Refunded Bonds; and

WHEREAS, the Bonds and the Trustee’s certificate of authentication and the form of assignment to be endorsed thereon shall be in substantially the forms set forth in Exhibit A to this Indenture, with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture;

WHEREAS, all acts and proceedings required by law necessary to make the Bonds when executed by the Issuer, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal limited obligations of the Issuer, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE OF TRUST WITNESSETH:

That the Issuer in consideration of the premises, the acceptance by the Trustee of the trust hereby created, the purchase and acceptance of the Bonds by the purchasers thereof, one dollar duly paid to the Issuer by the Trustee at or before the execution and delivery of these presents and of other good and valuable considerations, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest on all Bonds outstanding hereunder from time to time, according to their tenor and effect, and to secure the observance and performance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby pledge and assign unto the Trustee and unto its successors and assigns forever:

GRANTING CLAUSE FIRST

The Agreement, including all extensions and renewals of the term thereof, if any, together with all right, title and interest of the Issuer therein (except for the right of the Issuer to the payment of costs, expenses and indemnification pursuant to Sections 4.2(d), 4.2(e), 4.2(h) and 6.4 of the Agreement and any rights of the Issuer to receive any notices, certificates, requests, requisitions or other communications, to make inspections and to give consents under the Agreement) including, but without limiting the generality of the foregoing, the present and continuing right to receive, collect or make claim for any of the moneys, income, revenues, issues, profits and other amounts payable or receivable thereunder, including payments made by the Borrower under the Agreement (excepting only payments made by the Borrower pursuant to the Tax Certificate (as defined herein) in order to make rebate payments to the United States), to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Issuer or any other person is or may become entitled to do under the Agreement;

GRANTING CLAUSE SECOND

All Revenues (as defined herein) received by the Issuer under the Agreement and all moneys and earnings thereon held by the Trustee in the Refunding Account or in the Bond Fund under the terms of this Indenture; and

GRANTING CLAUSE THIRD

Any and all other property of each name and nature from time to time hereafter by delivery or by writing of any kind pledged or assigned as and for additional security hereunder, by the Issuer or by anyone on its behalf or with its written consent, to the Trustee, which are hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its successors in said trusts and assigns forever.

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future Bondholders, from time to time issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds (except only as otherwise expressly stated herein) and thereafter to secure the Bank to the extent of its interest herein.

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall cause to be paid, the principal of the Bonds and the interest and premium, if any, due or to become due thereon, at the times and in the manner mentioned in the Bonds, according to the true intent and meaning thereof, and shall cause the payments to be made into the Bond Fund as required under Article VI hereof or shall provide, as permitted by Article VIII hereof, for the payment thereof, and shall keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee and the Bank all sums of money due or to become due, to each of them, respectively, in accordance with the terms and provisions hereof, then this Indenture and the rights hereby granted shall cease, determine and be void except as set forth in such Article VIII.

THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and the Trust Estate hereby assigned and pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners from time to time of the Bonds and the Bank, to the extent of its interest herein, as follows:

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

Section 1.01. Rules of Interpretation. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(A) All references in this Indenture to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture.

(B) The words “herein”, “hereof”, “hereto”, “hereby”, and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(C) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

(D) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect in the United States from time to time.

(E) Every “request”, “order”, “demand”, “application”, “appointment”, “notice”, “statement”, “certificate”, “consent”, “direction”, “instruction” or similar action hereunder by the Issuer shall, unless the form thereof is specifically provided, be in writing signed by the Authorized Issuer Representative.

(F) All references to the “Bank,” the “Liquidity Provider” or the “Bond Insurer” apply only at such time as any Bank, Liquidity Provider or Bond Insurer is then providing a Letter of Credit, Liquidity Facility or Bond Insurance, as applicable, relating to the Bonds and then only to such Bank, Liquidity Provider or Bond Insurer, as applicable.

(G) All references to the “Remarketing Agent,” the “Auction Agent,” the “Tender Agent,” and the “Broker-Dealer” apply only at such time as any Remarketing Agent, Auction Agent, Tender Agent or Broker-Dealer is then acting as a remarketing agent, auction agent, tender agent or broker-dealer, as applicable.

(H) All other terms used herein which are defined in the Agreement shall have the same meanings assigned them in the Agreement unless the context otherwise requires.

Section 1.02. Definitions. In addition to the terms defined in the recitals hereto, for all purposes of this Indenture and the Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings; provided, however, that any terms used herein relating to Auction Bonds that are not expressly defined below shall be deemed to have the meanings provided in Exhibit C, Auction Procedures, attached hereto:

“Act” means the County Economic Development Revenue Bond Law Sections 244A.669 to 244A.763, inclusive, of the Nevada Revised Statutes, as amended and supplemented.

“Administrative Expenses” means any and all reasonable and necessary expenses (including the reasonable and necessary out-of-pocket expenses and fees of Counsel) incurred by the Issuer in connection with the Bonds, the Agreement, this Indenture and any transaction or event contemplated by the Agreement or this Indenture, and any agency of the State selected by the Issuer to act on its behalf in connection with the Bonds, including any and all reasonable expenses incurred by the Attorney General of the State in connection with any litigation which may at any time be instituted involving the Bonds.

“Agreement” means the Financing Agreement of even date herewith by and between the Issuer and the Borrower, as from time to time amended and supplemented.

“Auction Agent” has the meaning, at any time as applicable, set forth in Exhibit C, Auction Procedures, attached hereto.

“Auction Bond” means, at any time as applicable, any Bond that bears interest at an Auction Rate.

“Auction Rate” has the meaning set forth in Exhibit C, Auction Procedures, attached hereto.

“Auction Rate Period” has the meaning set forth in Exhibit C, Auction Procedures, attached hereto.

“Authorized Borrower Representative” means the President, the Chief Financial Officer, Treasurer or any Assistant Treasurer of the Borrower or any person at the time designated to act on behalf of the Borrower by a written certificate furnished to the Issuer, the Remarketing Agent, and the Trustee containing the specimen signature of such person and signed on behalf of the Borrower by any officer of the Borrower. Such certificate may designate an alternate or alternates.

“Authorized Denominations” means (i) with respect to any Term Rate Period, $5,000 and any integral multiple thereof; (ii) with respect to any other Rate Period, $100,000 and any integral multiple of $5,000 in excess thereof, except that one Bond may be in a denomination of any amount in excess of $100,000 and (iii) with respect to any Auction Rate Period, the Authorized Denominations set forth in Exhibit C, Auction Procedures, attached hereto.

“Authorized Issuer Representative” means the Chairman of the Board of Commissioners of the Issuer or any person at the time designated to act on behalf of the Issuer by a written certificate furnished to the Borrower and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by the Chairman of the Board of Commissioners of the Issuer.

“Bank” means, at any time as applicable, any commercial bank, savings association or other financial institution issuing a Letter of Credit to support the Bonds, which will be a party to a Reimbursement Agreement.

“Bank Bonds” shall have the meaning ascribed thereto in Section 4.06(b)(i) hereof.

“Bank Default” means any of the following events: (i) the Bank shall fail, wholly or partially, to make a payment when and as required under the provisions of the Letter of Credit; (ii) the Letter of Credit is surrendered, cancelled or terminated (other than through normal expiration in accordance with its terms), or amended or modified in any material respect, without the Trustee’s prior written consent; (iii) a court of competent jurisdiction enters a final nonappealable judgment that the Letter of Credit is not valid and binding on or enforceable against the Bank ; or (iv) the occurrence and continuation of one or more of the following: (A) the liquidation or dissolution of the Bank; (B) the commencement by the Bank of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, including without limitation the appointment of a trustee, receiver, liquidator, custodian or other similar official for itself or any substantial part of its property; (C) the consent of the Bank to or the acquiescence by the Bank in any case or proceeding described in the preceding clause (B) that is commenced against it; (D) the making by the Bank of an assignment for the benefit of creditors; (E) the failure of the Bank or the admission by the Bank in writing of its inability generally to pay its debts or claims as they become due; (F) the initiation by the Bank of any actions to authorize any of the foregoing; (G) the commencement of an involuntary case or other proceeding against the Bank seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remaining undismissed and unstayed for a period of 60 days; or (H) the entering of an order for relief against the Bank under the federal bankruptcy law as now or hereafter in effect.

“Bond” or “Bonds” means any one or more of the bonds authorized, authenticated and delivered under this Indenture.

“Bond Counsel” means nationally recognized municipal bond counsel mutually acceptable to the Issuer, the Trustee and the Borrower, but shall not include Counsel to the Borrower.

“Bond Fund” means the fund created by Section 6.02 hereof.

“Bond Insurance” and “Bond Insurance Policy” means, at any time as applicable, any bond insurance policy, including the Initial Financial Guaranty Insurance Policy issued by the Bond Insurer and effective as of the date of delivery of the Bonds, securing the payment of principal of the Bonds on the stated maturity date thereof and the payment of interest on the Bonds on each Interest Payment Date therefor, delivered pursuant to and meeting the requirements of Section 5.15 of the Agreement.

“Bond Insurer” means, Financial Guaranty Insurance Company, a New York stock issuance company, or any successor thereto, and, at any time as applicable, any insurance company, surety or other financial institution providing Bond Insurance then in effect.

“Bondholder” or “holder” or “Owner” or “owner of Bonds” means the Person or Persons in whose name or names a Bond shall be registered on books of the Issuer kept by the Registrar for that purpose in accordance with the terms of this Indenture; provided, however, with respect to Book-Entry Bonds the term “Owner” shall mean the beneficial Bondholders as the context may require.

“Book-Entry Bond” means a Bond authorized to be issued to and, except as provided in subsections (c) or (d) of Section 2.13 of this Indenture, restricted to being registered in the name of a Securities Depository.

“Borrower” means Southwest Gas Corporation, a California corporation qualified to do business in the State, and its successors and assigns and any surviving, resulting or transferee corporation as permitted in Section 5.2 of the Agreement.

“Borrower Bonds” means any Bond registered to the Borrower or any affiliate thereof or held by the Trustee for the account of the Borrower.

“Business Day” means a day on which banking institutions located in New York, New York, or in the city in which the principal corporate trust office of the Trustee is located or the payment office for the Bond Insurer, the Bank or the Liquidity Provider, at which demands for payment of the Bond Insurance, Letter of Credit or Liquidity Facility are to be presented, are not required or authorized to remain closed and on which the New York Stock Exchange is not closed; provided, however, that during an Auction Rate Period, this definition of “Business Day” shall be supplemented as provided in Exhibit C, Auction Procedures, attached hereto.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated or proposed thereunder or (to the extent applicable) under prior law, including temporary regulations.

“Cost” or “Cost of the Project” means the cost of refinancing the Prior Project through the redemption of the Refunded Bonds.

“Counsel” means an attorney at law or a firm of attorneys (who may be an employee of or counsel to the Issuer or the Borrower) duly admitted to the practice of law before the highest court of any state of the United States of America or of the District of Columbia.

“Daily Rate” means the interest rate on the Bonds established in accordance with Section 2.03(a) hereof.

“Daily Rate Period” means each period during which Bonds bear interest at Daily Rates.

“Dated Date” means the date of issuance and delivery of the Bonds to each Initial Purchaser thereof.

“Default” or “default” means any event which with the giving of notice, the passage of time, or both, becomes an “event of default”.

“DTC” means The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and its successors and assigns.

“Escrow Agent” means BNY Midwest Trust Company.

“Escrow Agreement” means that certain Escrow Agreement by and between BNY Midwest Trust, as trustee and Escrow Agent for the Refunded Bonds, and the Borrower, dated as of October 1, 2004.

“Event of Default” or “event of default” means an occurrence or event specified in and defined as such by Section 9.01 hereof.

“Exempt Facilities” means facilities for the local furnishing of natural gas within the meaning of Section 142(a)(8) of the Code.

“Expiration Date” means the earliest of (i) the stated expiration date of any Liquidity Facility or Letter of Credit and (ii) the date on which the Liquidity Facility or Letter of Credit is terminated pursuant to the terms of the Agreement or the terms of such Liquidity Facility or Letter of Credit.

“Fitch” means Fitch, Inc., doing business as Fitch Ratings, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, or, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized Rating Agency designated by the Borrower, with notice to the Issuer, the Trustee, the Bond Insurer, the Liquidity Provider and the Bank.

“Flexible Rate” means the interest rate on the Bonds established in accordance with Section 2.03(d) hereof.

“Flexible Rate Period” means each period, comprised of Flexible Segments, during which the Bonds bear interest at Flexible Rates.

“Flexible Segment” means, with respect to the Bonds bearing interest at a Flexible Rate, the period established in accordance with Section 2.03(d) hereof.

“Force Majeure” means strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the governments of the United States or of the State, or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides; lightning; earthquakes; fires; tornadoes; volcanoes; storms; droughts; floods; any other natural disaster; explosions, breakage, or malfunction or accident to machinery, transmission lines, pipes or canals, even if resulting from negligence; civil disturbances; or any other cause not reasonably within the control of the Borrower or the Trustee.

The term “government obligations” means the obligations described in Section 8.01(B)(a)(iii)(2) hereof.

“Indenture” means this Indenture of Trust, including any indentures supplemental hereto or amendatory hereof.

“Initial Financial Guaranty Insurance Policy” means the municipal bond new issue insurance policy issued by the Bond Insurer that guarantees payment of principal and interest on the Bonds, and effective as of the date of delivery of the Bonds.

“Initial Purchaser” means, J.P. Morgan Securities Inc.

“Insurer Default” means any of the following events: (i) the Bond Insurer shall fail, wholly or partially, to make a payment when and as required under the provisions of the Bond Insurance; or (ii) the Bond Insurance is surrendered, cancelled or terminated, or amended or modified to reduce the Bond Insurer’s payment obligations thereunder without the Trustee’s prior written consent; (iii) a court of competent jurisdiction enters a final nonappealable judgment that the Bond Insurance is not valid and binding on or enforceable against the Bond Insurer; or (iv) the occurrence and continuation of one or more of the following: (A) the liquidation or dissolution of the Bond Insurer; (B) the commencement by the Bond Insurer of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, including without limitation the appointment of a trustee, receiver, liquidator, custodian or other similar official for itself or any substantial part of its property; (C) the consent of the Bond Insurer to or the acquiescence by the Bond Insurer in any case or proceeding described in the preceding clause (B) that is commenced against it; (D) the making by the Bond Insurer of an assignment for the benefit of creditors; (E) the failure of the Bond Insurer or the admission by the Bond Insurer in writing of its inability generally to pay its debts or claims as they become due; (F) the initiation by the Bond Insurer of any actions to authorize any of the foregoing; (G) the commencement of an involuntary case or other proceeding against the Bond Insurer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remaining undismissed and unstayed for a period of 90 days; or (H) the entering of an order for relief against the Bond Insurer under the federal bankruptcy law as now or hereafter in effect.

“Interest Payment Date” means (i) with respect to any Daily Rate Period or Weekly Rate Period, the first Business Day of each calendar month, (ii) with respect to the initial Term Rate Period, each June 1 and December 1, commencing June 1, 2005, (iii) with respect to any other Term Rate Period, the first Business Day of the sixth calendar month following the effective date of such Term Rate Period and the first Business Day of each successive sixth calendar month, if any, of such Term Rate Period, (iv) with respect to any Flexible Segment, the Business Day succeeding the last day thereof, (v) with respect to any Auction Rate Period, the Interest Payment Dates set forth in Exhibit C, Auction Procedures, attached hereto, and (vi) with respect to each Rate Period, the Business Day succeeding the last day thereof.

“Issuer” means Clark County, Nevada, as issuer of the Bonds.

“Letter of Credit” means, at any time as applicable, any direct-pay Letter of Credit securing payment of the principal of, interest and premium on the Bonds and the purchase price of the Bonds purchased by the Tender Agent as provided in Article IV during one or more types of Rate Periods, in all cases issued by a Bank, naming the Trustee as beneficiary, delivered with respect to the Bonds pursuant to a Reimbursement Agreement and Section 5.13 of the Agreement, and meeting the requirements of Section 5.13 of the Agreement.

“Liquidity Facility” means, at any time as applicable, any standby bond purchase agreement or other liquidity facility securing payment of the purchase price of the Bonds purchased by the Tender Agent as provided in Article IV during one or more types of Rate Periods, delivered pursuant to and meeting the requirements of Section 5.12 of the Agreement.

“Liquidity Provider” means, at any time as applicable, any commercial bank, savings association or other financial institution providing a Liquidity Facility then in effect.

“Liquidity Provider Bonds” shall have the meaning ascribed thereto in Section 4.06(a)(i) hereof.

“Maturity Date” means December 1, 2033.

“Moody’s” means Moody’s Investors Service, a corporation organized and existing under the laws of the State of California, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a Rating Agency, “Moody’s” shall be deemed to refer to any other nationally recognized Rating Agency designated by the Borrower, with notice to the Issuer, the Trustee, the Bond Insurer, the Liquidity Provider and the Bank.

“Outstanding” or “outstanding” or “Bonds Outstanding”, in connection with the Bonds means, as of the time in question, all Bonds authenticated and delivered under this Indenture, including, without limitation, Bonds deemed not defeased or satisfied after the payment by the Bond Insurer or the Bank of principal and interest on such Bonds in accordance with Section 8.01 hereof, except:

A. Bonds theretofore canceled or required to be canceled under Section 2.10 or 6.12 hereof;

B. Bonds which are deemed to have been paid in accordance with Article VIII hereof; and

C. Bonds (including Bonds which are deemed to have been purchased pursuant to Section 4.03 hereof) in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof.

In determining whether the Owners of a requisite aggregate principal amount of outstanding Bonds have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Indenture, Bonds which are owned of record by the Borrower or any affiliate thereof or held by the Trustee for the account of the Borrower shall be disregarded and deemed not to be Outstanding hereunder for the purpose of any such determination (except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which a Responsible Officer of the Trustee actually knows to be so owned or held shall be disregarded) unless all Bonds are owned by the Borrower or any affiliate thereof and/or held by the Trustee for the account of the

Borrower, in which case such Bonds shall be considered outstanding for the purpose of such determination. For the purpose of this definition, an “affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Owner” is defined under the term “Bondholder.”

“Paying Agent” means, at any time as applicable, the Trustee, acting as paying agent for the Bonds.

“Permitted Investments” means any of the following: (1) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America); (2) obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; (3) money market funds registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act of 1933, as amended, which invest only in securities of the type described in clause (1) or (2) of this definition and having a rating by S&P of at least Aam-G or AAAm, by Moody’s of at least Aaa or P-1 and by Fitch of at least AAA or F-1; or (4) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations described in clause (1) or (2) of this definition which are held by a custodian in safekeeping on behalf of the holders of such certificates or receipts and approved in writing by the Bond Insurer, the Bank, S&P, Moody’s and Fitch at the time of such investments; (5) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Farm Credit System Financial Assistance Corporation, Export-Import Bank, Federal Financing Bank, Government National Mortgage Association, Farmers’ Home Administration, or Federal Housing Administration; (6) obligations of any state government the interest on which is exempt from federal income taxation for which a nationally recognized rating service is maintaining a rating within the top two ratings of such rating service; (7) repurchase agreements with reputable financial institutions fully secured by collateral security actually delivered to the Trustee described in clauses (1) through (5) of this definition continuously having a market value at least equal to 102% of the amount so invested and approved in writing by the Bond Insurer, the Bank, S&P, Moody’s and Fitch at the time of such investment; (8) bankers’ acceptances maturing not more than 360 days from the date of issuance issued by a bank (including the Trustee and its affiliates) which are rated at least Aa by Moody’s or rated AA by S&P or Fitch and eligible for purchase by the Federal Reserve Bank; (9) interest-bearing demand or time deposits (including certificates of deposit) in banks (including the Trustee and its affiliates), provided such deposits are (a) secured at all times, and are issued by a bank which has a rating on its short-term certificates of deposit of A-1 or better by S&P, P-1 or better by Moody’s or F-1 or better by Fitch and mature no more than 360 days after the date of purchase or (b) fully insured by Federal deposit insurance; and (10) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 270 days after the date of issuance thereof) which have been assigned the rating of at least A-1 or better by S&P, P-1 or better by Moody’s or F-1 or better by Fitch and approved in writing by the Bond Insurer, the Bank and S&P and Moody’s at the time of such investment.

“Person” means natural persons, firms, partnerships, associations, corporations, trusts, limited liability companies and public bodies.

“Plans and Specifications” means the plans and specifications for the Project as prepared by the Borrower and heretofore approved by the Issuer.

“Principal Office” means, with respect to the Trustee, the principal corporate trust office of the Trustee, which office at the date of acceptance of the Trustee of the duties and obligations imposed upon it hereunder is located for the purposes and at the addresses specified in Section 13.06 hereof.

“Project” means the facilities originally financed from proceeds of the Refunded Bonds and to be refinanced from proceeds of the Bonds, as described in Exhibit A to the Agreement.

“Rate Period” means any Daily Rate Period, Weekly Rate Period, Flexible Rate Period, Term Rate Period or Auction Rate Period.

“Rating Agency” means Fitch, if Fitch is then rating the Bonds, Moody’s, if Moody’s is then rating the Bonds, and S&P, if S&P is then rating the Bonds, or any other nationally recognized rating agency then rating the Bonds.

“Rebate Fund” means the fund created by Section 6.14 hereof.

“Record Date” means with respect to any Interest Payment Date in respect of a Daily Rate Period, a Weekly Rate Period, a Flexible Segment or an Auction Rate Period, the Business Day preceding such Interest Payment Date and, with respect to any Interest Payment Date in respect of a Term Rate Period, the fifteenth day of the calendar month preceding such Interest Payment Date.

“Refunded Bonds” means the Issuer’s Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A.

“Refunding Account” has the meaning set forth in Section 2.02(e).

“Registrar” means the Trustee, acting as registrar for the Bonds.

“Reimbursement Agreement” means any reimbursement agreement entered into by the Borrower and the Bank in connection with the issuance of any Letter of Credit.

“Remarketing Agent” means, at any time as applicable, the remarketing agent or agents appointed in accordance with Section 4.08 hereof and any permitted successor or successors thereto.

“Resolution” means the resolution duly adopted and approved by the governing body of the Issuer on October 5, 2004, authorizing the issuance and sale of the Bonds and the execution and delivery of this Indenture and the Agreement and the other documents and transactions contemplated herein or therein, and any subsequent resolution relating to any of the Bonds which have not been issued as of the date of such subsequent resolution.

“Responsible Officer” means when used with respect to the Trustee, any officer within the Principal Office of the Trustee including any Vice President, Assistant Vice President, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Revenues” means the amounts pledged hereunder to the payment of principal of, and premium, if any, and interest on the Bonds, consisting of the following: (i) all amounts payable from time to time by the Borrower under Section 4.2(a) and (b) of the Agreement, and all receipts of the Trustee credited under the provisions of this Indenture against said amounts payable, (ii) all amounts received under a Letter of Credit, (iii) any accrued interest on the Bonds deposited with the Trustee under Section 6.03 hereof and (iv) any amounts paid into the Bond Fund from the Refunding Account, including income or revenue derived from the investment of moneys therein.

“S.E.C.” means the Securities and Exchange Commission of the United States of America.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, its successors and their assigns, and, if such Rating Agency shall be dissolved or liquidated or shall no longer perform the functions of a Rating Agency, “S&P” shall be deemed to refer to any other nationally recognized Rating Agency designated by the Borrower, with notice to the Issuer, the Trustee, the Bond Insurer, the Liquidity Provider and the Bank.

“Securities Depository” means, with respect to a Book-Entry Bond, DTC or any person, firm, association or corporation constituting a “clearing agency” (securities depository) registered under Section 17A of the Securities Exchange Act of 1934, as amended, which may at any time be substituted in its place to act as Securities Depository for the Bonds, or its successors, or any nominee therefor.

“State” means the State of Nevada.

“Tax Certificate” means the Tax Certificate and Agreement, dated the date of delivery of the Bonds, executed by the Issuer and the Borrower, as the same may be amended and supplemented from time to time.

“Tax-Exempt” means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from the gross income of the Owners thereof (other than any Owner who is a “substantial user” of facilities financed with such obligations or a “related person” within the meaning of Section 147(a) of the Code for federal income tax purposes, whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax Code.

“TBMA Swap Index” means the TBMA Municipal Swap Index most recently published in the Bond Buyer, or, if the Bond Buyer no longer publishes such index or is no longer published, the variable rate index published in a comparable periodical selected by the Remarketing Agent.

“Tender Agent” means, at any time as applicable, the Trustee, acting as tender agent for the Bonds.

“Term Bond” means, at any time as applicable, any Bond that bears interest at a Term Rate.

“Term Rate” means the interest rate on the Bonds established at the time of sale thereof as specified in the second sentence of Section 2.03 hereof, or established in accordance with Section 2.03(c) hereof.

“Term Rate Period” means each period during which Bonds bear interest at a Term Rate.

“Trust Estate” means the property conveyed to the Trustee pursuant to the Granting Clauses hereof.

“Trustee” means BNY Midwest Trust Company, an Illinois trust company, and any successor trustee appointed and qualified pursuant to Sections 10.02, 10.06 and 10.09 hereof at the time serving as successor Trustee hereunder.

“Weekly Rate” means the interest rate on the Bonds established in accordance with Section 2.03(b) hereof.

“Weekly Rate Period” means each period during which Bonds bear interest at Weekly Rates.

Section 1.03. Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.02, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

Section 1.04. Content of Certificates and Opinions. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or the Agreement shall include (a) a statement that the person or persons making or giving such certificate or opinion have read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.

Any such certificate or opinion made or given by an officer of the Issuer or the Borrower may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Any such certificate or opinion made or given by counsel may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Issuer or the Borrower), upon the certificate or opinion of or representations by an officer of the Issuer or the Borrower, as applicable, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Except as otherwise explicitly stated herein, any opinion required under this Indenture to be delivered by Bond Counsel shall be addressed and delivered, in addition to any other parties identified herein, to the Issuer.

ARTICLE II

THE BONDS

Section 2.01. Authorized Amount of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. Except as provided in Section 2.08 hereof, the total principal amount of Bonds that may be issued hereunder is hereby expressly limited to $75,000,000. It is hereby recognized that the Issuer and the Borrower have reserved the right to provide for the issuance of other obligations not constituting Bonds pursuant to Section 4.1(b) of the Agreement.

Section 2.02. Issuance of Bonds.

(a) Authorization of Issuance. The Bonds are hereby authorized to be issued, and upon such issuance the Trustee shall authenticate the Bonds and deliver them as specified in a written request of the Issuer, as more fully provided in Sections 2.06 and 2.12. The Bonds shall be designated “Clark County, Nevada Industrial Development Refunding Revenue Bonds (Southwest Gas Corporation Project) Series 2004B.” Unless the Issuer shall otherwise direct, the Bonds shall be numbered B-1 and upward.

(b) General Terms. The Bonds shall be issued as fully registered bonds, without coupons, in Authorized Denominations and shall be dated the Dated Date and shall mature, subject to prior redemption or purchase upon the terms and conditions hereinafter set forth, on the Maturity Date. The Trustee shall insert the date of authentication of each Bond in the place provided for such purpose in the form of the certificate of authentication of the Trustee to be printed on each Bond.

(c) Manner of Payment. The principal of and premium, if any, and interest on the Bonds shall be payable in any coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts (which shall be in immediately available funds), and, except as otherwise provided in Section 2.13 hereof with respect to Book-Entry Bonds, such principal and premium, if any, and interest thereon shall be payable at the Principal Office of the Trustee, as Paying Agent. Payment of interest on any Interest Payment Date on any Bond shall be made to the Owner thereof as of the close of business on the Record Date immediately prior thereto and, except as otherwise provided in Section 2.13 hereof with respect to Book-Entry Bonds, shall be (i) made by check or draft of the Trustee, as Paying Agent, mailed on the Interest Payment Date to the Owner as of the close of business on the Record Date immediately preceding the Interest Payment Date, at the Owner’s address as it appears on the registration books of the Issuer kept by the Trustee or at such other address as is furnished to the Trustee in writing by such Owner not later than the close of business on the Record Date for such Interest Payment Date, or (ii) transmitted by wire transfer to the account with a member of the Federal Reserve System located within the continental United States of America of any Owner which owns at least $1,000,000 in aggregate principal amount of the Bonds and which shall have provided wire transfer instructions to the Trustee prior to the close of business on such Record Date, but, in the case of interest payable in respect of a Flexible Segment, only upon presentation of such Bond (if such Bond is not a Book-Entry Bond) at the Principal Office of the Trustee for exchange or transfer in accordance with the provisions hereof, except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Owners in whose names any such Bonds are registered at the close of business on the fifth (5th) Business Day preceding the date of payment of such defaulted interest. All payments will be made in immediately available funds.

(d) Interest. The Bonds shall bear interest from and including the Dated Date until payment of the principal or the redemption or purchase price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise, at the rate or rates per annum determined pursuant to Section 2.03 hereof. Interest on the Bonds shall be paid on each applicable Interest Payment Date and at maturity or prior redemption or purchase for the period commencing on the immediately preceding Interest Payment Date (or if no interest has been paid thereon commencing on the Dated Date) to but excluding such Interest Payment Date; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds or, if no interest has been paid or duly provided for on the Bonds, from the Dated Date thereof. Each Bond shall bear interest on overdue principal at the rate borne by the Bonds on the date on which such principal became due and payable. During any Daily Rate Period, Weekly Rate Period or Flexible Rate Period, interest on the related Bonds shall be computed upon the basis of a 365 or 366-day year, as applicable, for the number of days actually elapsed. During any Term Rate Period or any Auction Rate Period of greater than 180 days, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty (30) day months. During any Auction Rate Period of 180 days or less, interest on the Bonds shall be computed upon the basis of a 360-day year for the number of days actually elapsed.

(e) Proceeds of Sale. The proceeds received by the Issuer from the sale of the Bonds in the amount of $74,531,250 ($75,000,000 par amount of Bonds, less discount of $468,750) shall be deposited with the Trustee, who shall forthwith deposit such proceeds to the Refunding Account, created pursuant to this Section.

The Trustee shall create a separate account, designated the Refunding Account (the “Refunding Account”), into which the Trustee shall deposit the amount specified in the above paragraph. Upon the deposit of such amount, the Trustee, acting as Escrow Agent for the Refunded Bonds pursuant to an Escrow Agreement of even date herewith, shall hold such amount for redemption of the Refunded Bonds pursuant to the Escrow Agreement.

Section 2.03. Determination of Rate Periods and Interest Rates. In the manner hereinafter provided, the term of the Bonds will be divided into consecutive Rate Periods during which all Bonds shall bear interest at the Daily Rate, the Weekly Rate, the Flexible Rate, the Term Rate or the Auction Rate, as the case may be. The initial Rate Period with respect to the Bonds shall be a Term Rate Period commencing on the Dated Date and ending on the Maturity Date, during which Term Rate Period the Bonds shall bear interest at a fixed rate of 5% per annum. The Bonds may not be adjusted from the initial Term Rate Period to a Daily Rate Period, a Weekly Rate Period, a Flexible Rate Period or a Term Rate Period ending prior to the Maturity Date except in accordance with Section 2.03(c)(ii) below and Section 5.14 of the Agreement. The Bonds shall bear interest at the rate or rates per annum established from time to time in accordance with the provisions of this Indenture.

(a) (i) Determination of Daily Rate. During each Daily Rate Period, the Bonds shall bear interest at the Daily Rate, which shall be determined by the Remarketing Agent not later than 10:00 a.m., New York time, on each Business Day for such Business Day. The Daily Rate shall be the rate determined by the Remarketing Agent to be the lowest interest rate which would enable the Remarketing Agent to sell such Bonds on the effective date of such rate at a price equal to 100% of the principal amount thereof (without regard to accrued interest); provided, however, that (1) with respect to any day which is not a Business Day, the Daily Rate shall be the Daily Rate determined for the immediately preceding Business Day, and (2) with respect to any other day for which the Remarketing Agent shall not have determined a Daily Rate, the Daily Rate for such day shall be 105% of the most recent TBMA Swap Index. In no event shall the Daily Rate exceed the lesser of 12% per annum or the maximum rate per annum then permitted by applicable law. The Remarketing Agent shall provide the Trustee with immediate telephonic notice by noon New York time (promptly confirmed in writing) of each Daily Rate, as so determined; provided, however that no such notice need be given if the Daily Rate so determined is the same Daily Rate for the immediately preceding day.

(ii) Adjustment to Daily Rate. The Borrower, by written direction to the Issuer, the Trustee, the Liquidity Provider, the Bank, the Bond Insurer, the Remarketing Agent and the Auction Agent, may elect that all (but not less than all) of the Bonds shall bear interest at a Daily Rate. Such direction shall (A) specify the effective date of such adjustment to a Daily Rate, which shall be a Business Day not earlier than the fifteenth (15th) day after the date of such direction (or such shorter period of time to which the Trustee agrees), and shall be (1) in the case of an adjustment from a Term Rate Period, the day immediately following the last day of the then current Term Rate Period or on any day on which the Issuer at the direction of the Borrower would be permitted to redeem such Bonds pursuant to, and at the redemption price described in, Section 3.01(A)(3) hereof, (2) in the case of an adjustment from a Flexible Rate Period, either the day immediately following the last day of the then current Flexible Rate Period or the day immediately following the last day of the last Flexible Segment for each such Bond in the then current Flexible Rate Period all as determined in accordance with Section 2.03(d)(iv) hereof, and (3) in the case of an adjustment from an Auction Rate Period, the day immediately following the end of the then-current Auction Rate Period; (B) in the case of an adjustment from a Term Rate Period having a duration in excess of one year, be accompanied by (1) a form of opinion of Bond Counsel to the effect that such adjustment (i) is authorized or permitted by the Act and this Indenture and (ii) will not adversely affect the Tax-Exempt status of such Bonds and (2) written evidence of compliance with the terms of Section 5.14 of the Agreement; and (C) specify the Remarketing Agent for the Bonds. During each Daily Rate Period commencing on the date so specified or determined (provided that the requirements of clause (B) above have been met on such date) and ending on the day immediately preceding the effective date of the succeeding Rate Period, the interest rate borne by the Bonds shall be a Daily Rate.

(iii) Notice of Adjustment to Daily Rate. Except with respect to an adjustment to a Daily Rate Period from a Flexible Rate, the Trustee shall give notice of an adjustment to a Daily Rate Period to Owners of such Bonds, by first class mail, postage prepaid, not less than twelve (12) days prior to the effective date of such Daily Rate Period. Such notice shall state (1) that the interest rate on such Bonds will be adjusted to a Daily Rate (subject to receipt of the opinion of Bond Counsel referred to in the immediately preceding paragraph (a)(ii) if required, and to the Borrower’s ability to rescind its election as described in Section 2.03(g) hereof), (2) the effective date of such Daily Rate Period, (3) except with respect to an adjustment to a Daily Rate Period from a Weekly Rate Period, in which case the requirements of this subsection (3) shall not apply, that all such Bonds are subject to mandatory purchase on such effective date, and (4) the procedures of such purchase and the payment of the purchase price.

(b) (i) Determination of Weekly Rate. During each Weekly Rate Period, the Bonds shall bear interest at the Weekly Rate, which, in the case of the first Weekly Rate determined for each Weekly Rate Period, shall be determined by the Remarketing Agent not later than 2:00 p.m. New York time on the first day of such Weekly Rate Period and, thereafter, no later than the Business Day preceding each Wednesday during such Weekly Rate Period. The Weekly Rate shall be the rate determined by the Remarketing Agent to be the lowest interest rate which would enable the Remarketing Agent to sell such Bonds on the effective date of such rate at a price equal to 100% of the principal amount thereof (without regard to accrued interest); provided, however, that if the Remarketing Agent shall not have determined a Weekly Rate for any period, the Weekly Rate for such period shall be the same as 105% of the most recent TBMA Swap Index. In no event shall the Weekly Rate exceed the lesser of 12% per annum or the maximum rate per annum then permitted by applicable law. The first Weekly Rate determined for each Weekly Rate Period shall apply to the period commencing on the first day of such period and ending on the succeeding Tuesday. Thereafter, each Weekly Rate shall apply to the period commencing on each Wednesday and ending on the succeeding Tuesday; provided, however, if a Weekly Rate Period shall end on a day other than Tuesday, the last Weekly Rate for such Weekly Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Rate Period and ending on such last day. The Remarketing Agent shall provide the Trustee with written notification on the first day of each Weekly Rate Period of each Weekly Rate as so determined.

(ii) Adjustment to Weekly Rate. The Borrower, by written direction to the Issuer, the Trustee, the Liquidity Provider, the Bank, the Bond Insurer, the Remarketing Agent and the Auction Agent, may elect that all (but not less than all) of the Bonds shall bear interest at a Weekly Rate. Such direction shall (A) specify the effective date of such adjustment to a Weekly Rate, which shall be a Business Day not earlier than the 15th day after the date of such direction (or such shorter period of time to which the Trustee agrees) and shall be (1) in the case of an adjustment from a Term Rate Period, the day immediately following the last day of the then current Term Rate Period or on any day on which the Issuer at the direction of the Borrower would be permitted to redeem such Bonds pursuant to, and at the redemption price described in, Section 3.01(A)(3) hereof, (2) in the case of an adjustment from a Flexible Rate Period, either the day immediately following the last day of the then current Flexible Rate Period or the day immediately following the last day of the last Flexible Segment for each such Bond in the then-current Flexible Rate Period, all as determined in accordance with Section 2.03(d)(iv) hereof and (3) in the case of an adjustment from an Auction Rate Period, the day immediately following the end of the then-current Auction Rate Period; (B) in the case of an adjustment from a Term Rate Period having a duration in excess of one year, be accompanied by (1) a form of opinion of Bond Counsel to the effect that such adjustment (i) is authorized or permitted by the Act and this Indenture and (ii) will not adversely affect the Tax-Exempt status of such Bonds and (2) written evidence of compliance with the terms of Section 5.14 of the Agreement; and (C) specify the Remarketing Agent for the Bonds. During each Weekly Rate Period commencing on the date so specified or determined (provided that the requirements of clause (B) above have been met on such date) and ending on the day immediately preceding the effective date of the succeeding Rate Period, the interest rate borne by the Bonds shall be a Weekly Rate.

(iii) Notice of Adjustment to Weekly Rate. Except with respect to an adjustment to a Weekly Rate Period from a Flexible Rate, the Trustee shall give notice of an adjustment to a Weekly Rate Period to Bondholders by first class mail, postage prepaid, not less than twelve (12) days prior to the effective date of such Weekly Rate Period. Such notice shall state (1) that the interest rate on such Bonds will be adjusted to a Weekly Rate (subject to receipt of the opinion of Bond Counsel referred to in the immediately preceding paragraph (b)(ii), if required, and to the Borrower’s ability rescind its election as described in Section 2.03(g) hereof), (2) the effective date of such Weekly Rate Period, (3) except with respect to an adjustment to a Weekly Rate Period from a Daily Rate Period, in which case the requirements of this subsection (3) shall not apply, that all such Bonds are subject to mandatory purchase on such effective date and (4) the procedures of such purchase and the payment of the purchase price.

(c) (i) Determination of Term Rate. During each Term Rate Period (which shall be at least 180 days in duration), such Bonds shall bear interest at the Term Rate determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent, but not more than sixty (60) days prior to the first day of such Term Rate Period. The Term Rate shall be the rate determined by the Remarketing Agent on such date, and filed on such date with the Trustee and the Borrower, by written notice or by telephone promptly confirmed by telecopy or other writing, as being the lowest rate which would enable the Remarketing Agent to sell such Bonds on the effective date of such Term Rate at a price equal to 100% of the principal amount thereof; provided, however, that if, for any reason, a Term Rate for any Term Rate Period shall not be determined or become effective, then the Rate Period for such Bonds shall automatically adjust to a Daily Rate Period. If a Daily Rate for the first day of any such Daily Rate Period is not determined as provided in Section 2.03(a)(i) hereof, the Daily Rate for the first day of such Daily Rate Period shall be 105% of the most recent TBMA Swap Index. In no event shall any Term Rate exceed the lesser of 12% per annum or the maximum rate per annum then permitted by applicable law.

(ii) Adjustment to or Continuation of Term Rate. The Borrower, by written direction to the Issuer, the Trustee, the Liquidity Provider, the Bank, the Bond Insurer, the Remarketing Agent and the Auction Agent, may elect that all (but not less than all) of the Bonds shall bear, or continue to bear, interest at a Term Rate, and if it shall so elect that such Bonds shall bear or continue to bear, interest at a Term Rate, then the Borrower shall determine the duration of the Term Rate Period during which the Bonds shall bear interest at such Term Rate. As a part of such election the Borrower may elect not to provide a Liquidity Facility, as provided in Section 4.04(f) hereof. As a part of such election the Borrower also may determine that the initial Term Rate Period shall be followed by successive Term Rate Periods and, if the Borrower so elects, shall specify the duration of each such successive Term Rate Period as provided in this paragraph (ii). Such direction shall (A) specify the effective date of each Term Rate Period, which shall be a Business Day not earlier than the 15th day after the date of such written direction (or such shorter period of time to which the Trustee agrees) and shall be (1) in the case of an adjustment from a Flexible Rate Period, either the day immediately following the last day of the then current Flexible Rate Period or the day immediately following the last day of the last Flexible Segment for such Bond in the then-current Flexible Rate Period, all as determined in accordance with Section 2.03(d)(iv) hereof, (2) in the case of an adjustment from a Term Rate Period, the day immediately following the last day of the then current Term Rate Period or any day on which the Issuer at the direction of the Borrower would be permitted to redeem such Bonds pursuant to, and at the redemption price described in, Section 3.01(A)(3) hereof and (3) in the case of an adjustment from an Auction Rate Period, the day immediately following the end of the then-current Auction Rate Period; (B) specify the last day of such Term Rate Period or, if successive Term Rate Periods shall have been designated, the last day of each such Term Rate Period (which shall be for each Term Rate Period either the date immediately preceding the final maturity date of the Bonds, or a day which both immediately precedes a Business Day and is at least 180 days after the effective date thereof); (C) unless the adjustment is from a Term Rate Period of equal duration, be accompanied by a form of opinion of Bond Counsel to the effect that such adjustment (1) is authorized or permitted by the Act and this Indenture and (2) will not adversely affect the Tax-Exempt status of such Bonds, which opinion of Bond Counsel described in clause (C) above, if required, must be delivered on the effective date of such adjustment and (D) with respect to the continuation of a Term Rate Period, specify the Remarketing Agent for the Bonds on the effective date of such continuation. Notwithstanding the stated date of termination of any Term Rate Period, the Borrower may elect to cause an adjustment to any other Rate Period as of any date on which the affected Bonds are subject to redemption pursuant to Section 3.01(A)(3) hereof.

If, by the fourteenth (14th) day prior to the last day of any Term Rate Period, the Trustee shall not have received notice of the Borrower’s election that, during the succeeding Rate Period, the Bonds shall bear interest at a Daily Rate, a Weekly Rate, a Flexible Rate, a Term Rate or an Auction Rate, the succeeding Rate Period of such Bonds shall be a Weekly Rate Period until the interest rate on such Bonds is adjusted to another Rate Period, and the Bonds shall be subject to purchase pursuant to Section 4.02.

(iii) Notice of Adjustment to or Continuation of Term Rate. Except with respect to an adjustment to a Term Rate Period from a Flexible Rate, the Trustee shall give notice of an adjustment to (or the continuation of) a Term Rate Period to Owners of such Bonds, by first class mail, postage prepaid, not less than twelve (12) days prior to the effective date of such Term Rate Period. Such notice shall state (1) that the interest rate on such Bonds will be adjusted to, or continue to be, a Term Rate (subject to receipt of the opinion of Bond Counsel referred to in the immediately preceding paragraph (ii), if required, and to the Borrower’s ability to rescind its election as described in Section 2.03(g) hereof), (2) the effective date and the last day of such Term Rate Period, (3) that the Term Rate for such Term Rate Period will be determined on or prior to the effective date thereof, (4) how such Term Rate may be obtained from the Remarketing Agent, (5) the Interest Payment Dates after such effective date, (6) that all such Bonds are subject to mandatory purchase on such effective date, subject to the provisions of Section 4.04(f), (7) the procedures of such purchase and the payment of the purchase price and (8) the redemption provisions set forth in Section 3.01 hereof which will apply during such Term Rate Period.

(d) (i) Determination of Flexible Segments and Flexible Rates. During each Flexible Rate Period, each Bond shall bear interest during each Flexible Segment for such Bond as described herein. Different Flexible Segments and Flexible Rates may apply to different Bonds at any time and from time to time. The Flexible Segment for each such Bond shall be a period of at least one day and not more than 270 days ending on a day that immediately precedes a Business Day, determined by the Remarketing Agent to be the period which, together with all such other Flexible Segments for all Bonds then Outstanding, will result in the lowest overall interest expense on the Bonds over the succeeding 270 days. The Flexible Rate for each Flexible Segment for each Bond shall be determined by the Remarketing Agent no later than 1:00 p.m., New York time on the Business Day preceding the first day of such Flexible Segment (and in time to enable the Remarketing Agent to give to the Trustee the notice required by Section 4.04(c) hereof) to be the lowest interest rate which would enable the Remarketing Agent to sell such Bonds on the effective date of such rate at a price equal to 100% of the principal amount thereof. If a Flexible Segment or a Flexible Rate for a Flexible Segment is not determined or effective, the Flexible Segment for such Bond shall be a Flexible Segment of one day, and the Flexible Rate for such Flexible Segment of one day shall be 105% of the most recent TBMA Swap Index. In no event shall the Flexible Rate for any Flexible Segment exceed the lesser of 12% per annum or the maximum rate per annum then permitted by applicable law. The Remarketing Agent shall provide the Trustee with facsimile or telephonic notice of each Flexible Segment and Flexible Rate, as provided in Section 4.04(c) hereof.

(ii) Adjustment to Flexible Rates. The Borrower, by written direction to the Issuer, the Trustee, the Liquidity Provider, the Bank, the Bond Insurer, the Remarketing Agent and the Auction Agent, may elect that all (but not less than all) of the Bonds shall bear interest at Flexible Rates. Such direction shall (A) specify the effective date of the Flexible Rate Period during which such Bonds shall bear interest at Flexible Rates, which shall be a Business Day not earlier than the fifteenth (15th) day after the date of such direction (or such shorter period of time to which the Trustee agrees), and shall be (1) in the case of an adjustment from a Term Rate Period, the day immediately following the last day of the then current Term Rate Period or any day on which the Issuer at the direction of the Borrower would be permitted to redeem such Bonds pursuant to, and at the redemption price described in, Section 3.01(A)(3) hereof and (2) in the case of an adjustment from an Auction Rate Period, the day immediately following the end of the then-current Auction Rate Period; (B) in the case of an adjustment from a Term Rate Period having a duration in excess of one year, be accompanied by (1) a form of opinion of Bond Counsel to the effect that such adjustment (i) is authorized or permitted by the Act and this Indenture and (ii) will not adversely affect the Tax-Exempt status of such Bonds and (2) written evidence of compliance with the terms of Section 5.14 of the Agreement; and (C) specify the Remarketing Agent for the Bonds. During each Flexible Rate Period commencing on the date so specified or determined (provided that the requirements of clause (B) above have been met on such date) and ending on the day immediately preceding the effective date of the succeeding Rate Period, the interest rate borne by the Bonds shall be a Flexible Rate.

(iii) Notice of Adjustment to Flexible Rates. Except with respect to an adjustment to a Flexible Rate Period from a Flexible Rate Period, the Trustee shall give notice of an adjustment to a Flexible Rate Period to Bondholders, by first class mail, postage prepaid, not less than twelve (12) days prior to the effective date of such Flexible Rate Period. Such notice shall state (1) that the interest rate on such Bonds will be adjusted to the Flexible Rate (subject to receipt of the opinion of Bond Counsel referred to in the immediately preceding paragraph (ii), if required, and to the Borrower’s ability to rescind its election as described in Section 2.03(g) hereof), (2) the effective date of such Flexible Rate Period, (3) that all such Bonds are subject to mandatory purchase on such effective date and (4) the procedures of such purchase and the payment of the purchase price.

(iv) Adjustment from Flexible Rates. At any time during a Flexible Rate Period, the Borrower may elect that the Bonds shall no longer bear interest at Flexible Rates and shall instead bear interest as otherwise permitted under this Indenture. The

Borrower shall give written notice to the Issuer, the Trustee, the Liquidity Provider, the Bank, the Bond Insurer and the Remarketing Agent of such election and shall specify the Rate Period to follow with respect to such Bonds upon cessation of the Flexible Rate Period and instruct the Remarketing Agent to (1) determine Flexible Segments of such duration that, as soon as possible, all Flexible Segments shall end on the same date, not earlier than the fourteenth (14th) day (or such shorter period of time to which the Trustee agrees) after the date of such written notice from the Borrower, and upon the establishment of such Flexible Segments the day succeeding the last day of all such Flexible Segments shall be the effective date of the Rate Period elected by the Borrower; or (2) determine Flexible Segments that will best promote an orderly transition to the succeeding Rate Period to apply to such Bonds, beginning not earlier than the fourteenth (14th) day (or such shorter period of time to which the Trustee agrees) after the date of such written notice from the Borrower. If the Borrower elects the alternative in clause (2) above, the day succeeding the last day of the Flexible Segment for each such Bond shall be, with respect to such Bond, the effective date of the new Rate Period elected by the Borrower. The Remarketing Agent, promptly upon the determination thereof, shall give written notice of such last day and such effective dates to the Borrower, the Liquidity Provider, the Bank, the Bond Insurer and the Trustee. During any transitional period from a Flexible Rate Period to the succeeding Rate Period in accordance with clause (2) above, the provisions of this Indenture shall be deemed to apply to such Bonds as follows: such Bonds continuing to bear interest at Flexible Rates shall have applicable to them the provisions hereunder theretofore applicable to such Bonds as if all Bonds were continuing to bear interest at Flexible Rates and such Bonds bearing interest in the Rate Period to which the transition is being made will have applicable to them the provisions hereunder as if all such Bonds were bearing interest in such Rate Period.

(e) (i) Determination of Auction Rate. During each Auction Rate Period, the Bonds shall bear interest at the Auction Rate, determined pursuant to Exhibit C, Auction Procedures, attached hereto.

(ii) Adjustment to Auction Rate. The Borrower, by written direction to the Issuer, the Trustee, the Liquidity Provider, the Bank, the Bond Insurer, and the Remarketing Agent, may elect that all (but not less than all) of the Bonds shall bear interest at an Auction Rate. Such direction shall (A) specify the effective date of such adjustment to an Auction Rate, which shall be a Business Day not earlier than the fifteenth (15th) day after the date of such direction (or such shorter period of time to which the Trustee agrees) and shall be (1) in the case of an adjustment from a Term Rate Period, the day immediately following the last day of the then current Term Rate Period or on any day on which the Issuer at the direction of the Borrower would be permitted to redeem such Bonds pursuant to, and at the redemption price described in, Section 3.01(A)(3) hereof, and (2) in the case of an adjustment from a Daily Rate Period, a Weekly Rate Period or a Flexible Rate Period, an Interest Payment Date on which interest is payable for the Daily Rate Period, Weekly Rate Period or Flexible Segment from which the adjustment is to be made; (B) in the case of an adjustment from a Term Rate Period having a duration in excess of one year, be accompanied by a form of opinion of Bond Counsel to the effect that such adjustment (i) is authorized or permitted by the Act and this Indenture and (ii) will not adversely affect the Tax-Exempt status of such Bonds and (C) specify the Auction Agent and the Broker-Dealer appointed by the Borrower for the Bonds in accordance with Appendix D. During each Auction Rate Period commencing on the date so specified or determined (provided that the requirements of clause (B) above have been met on such date) and ending on the day immediately preceding the effective date of the succeeding Rate Period, the interest rate borne by the Bonds shall be an Auction Rate.

In the event of an adjustment to an Auction Rate Period, the Auction Rate Period commencing on the effective date of such adjustment shall expire on and include the initial Auction Date (as defined in Exhibit C hereto). The initial Auction Date (which shall be the day of the week on which Auctions (as defined in Exhibit C hereto) will generally be conducted) shall be determined by the Borrower on or prior to the effective date of such adjustment to an Auction Rate Period. The Auction Rate for the initial Auction Rate Period shall be determined by the Broker-Dealer (as defined in Exhibit C) for the Bonds on or prior to the effective date of such adjustment to an Auction Rate Period as the lowest rate which, in the judgment of such Broker-Dealer, is necessary to enable the Bonds to be remarketed on such effective date at a price (without regard to accrued interest) equal to the principal amount thereof. After the initial Auction Rate Period, each Auction Rate Period shall be determined in accordance with Exhibit C hereto. For any other Auction Rate Period that is not an initial Auction Rate Period, the Auction Rate shall be the rate of interest determined in accordance with Exhibit C hereto.

(iii) Notice of Adjustment to Auction Rate. Except with respect to an adjustment to an Auction Rate Period from a Flexible Rate, the Trustee shall give notice of an adjustment to an Auction Rate Period to Owners of such Bonds, by first class mail, postage prepaid, not less than twelve (12) days prior to the effective date of such Auction Rate Period. Such notice shall state (1) that the interest rate on such Bonds will be adjusted to an Auction Rate (subject to receipt of the opinion of Bond Counsel referred to in the immediately preceding paragraph (ii) if required, and to the Borrower’s ability to rescind its election as described in Section 2.03(g) hereof), (2) the effective date of such Auction Rate Period, (3) that all such Bonds are subject to mandatory purchase on such effective date and (4) the procedures of such purchase and the payment of the purchase price.

(f) Determinations Binding. The establishment and determination by the Remarketing Agent or the Auction Agent, as applicable, of each Daily Rate, Weekly Rate, Term Rate, each Flexible Segment and Flexible Rate and each Auction Rate shall, absent manifest error, be conclusive and binding upon the Remarketing Agent, the Auction Agent, the Liquidity Provider, the Bank, the Trustee, the Issuer, the Borrower and the Bondholders.

(g) Rescission of Election; Automatic Adjustment. Notwithstanding anything herein to the contrary, the Borrower may rescind any election by it to adjust to or, in the case of a Term Rate Period, continue a Rate Period pursuant to Section 2.03(a)(ii), (b)(ii), (c)(ii), (d)(ii) or (e)(ii) hereof prior to the effective date of such adjustment or continuation by giving written notice thereof to the Issuer, the Trustee, the Liquidity Provider, the Bank, the Bond Insurer, the Remarketing Agent and the Auction Agent prior to such effective date. At the time the Borrower gives notice to rescind any election by it to adjust to, or in the case of a Term Rate Period, continue a Rate Period pursuant to Section 2.03(a)(ii), (b)(ii), (c)(ii), (d)(ii) or (e)(ii) hereof, it may also elect to continue the then effective Rate Period; provided, however, if the Rate Period then in effect is a Term Rate Period, the subsequent Term Rate Period shall not be of different duration than the Term Rate Period then in effect unless the Borrower, prior to the expiration of the then-current Term Rate Period, provides to the Trustee and the Issuer an opinion of Bond Counsel to the effect that the continuation in a Term Rate Period of a different duration does not adversely affect the Tax-Exempt status of the affected Bonds. If the notice of such rescission does not become effective for any reason, and the Borrower does not elect to continue the Rate Period then in effect, the Rate Period shall automatically adjust to or continue in a Daily Rate Period. If a Daily Rate for the first day of any Daily Rate Period to which a Rate Period is adjusted under this Section 2.03(g) is not determined as provided in Section 2.03(a)(i) hereof, the Daily Rate for the first day of such Daily Rate Period shall be 105% of the most recent TBMA Swap Index. The Trustee shall immediately give written notice of each such automatic adjustment to a Rate Period pursuant to this Section 2.03(g) to the Owners in the form provided in Section 2.03(a)(iii) hereof.

Notwithstanding the rescission of any notice to adjust or continue a Rate Period, if notice has been given to Bondholders pursuant to Section 2.03(a)(iii), (b)(iii), (c)(iii), (d)(iii) or (e)(iii), the Bonds shall be subject to mandatory purchase as specified in such notice.

(h) Liquidity Provider Bonds. Notwithstanding any other provision of this Indenture, including any provision of this Section 2.03 relating to the determination of interest rates on the Bonds, but subject to Section 5.14 of the Agreement, any Liquidity Provider Bond shall bear interest at the rate, payable at the times and in the manner, specified by the related Liquidity Facility.

(i) Bank Bonds. Notwithstanding any other provision of this Indenture, including any provision of this Section 2.03 relating to the determination of interest rates on the Bonds, but subject to Section 5.14 of the Agreement, any Bank Bond shall bear interest at the rate, payable at the times and in the manner, specified in the related Reimbursement Agreement.

Section 2.04. Ownership, Transfer, Exchange and Registration of Bonds. The Issuer shall cause books for the registration and for the transfer of the Bonds as provided herein to be kept by the Trustee, which is hereby constituted and appointed the Registrar and transfer agent for the Bonds. The Issuer shall prepare and deliver to the Trustee, and the Trustee shall keep custody of, a supply of unauthenticated Bonds duly executed by the Issuer, as provided in Section 2.05 hereof, for use in the transfer and exchange of Bonds. The Trustee is hereby authorized and directed to complete such forms of Bonds as to principal amounts and registered owners, in accordance with the provisions hereof, in effecting transfers and exchanges of Bonds as provided herein.

Upon surrender for transfer of any Bond at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee duly executed by the registered owner or his attorney duly authorized in writing, the Trustee shall date and execute the certificate of authentication on and deliver in the name of the transferee or transferees a new Bond or Bonds duly executed by the Issuer of Authorized Denominations and for a like aggregate principal amount.

Any Bond or Bonds may be exchanged at the Principal Office of the Trustee for a new Bond or Bonds of like aggregate principal amount in Authorized Denominations. Upon surrender of any Bond or Bonds for exchange, the Trustee shall date and execute the certificate of authentication on and deliver a new Bond or Bonds duly executed by the Issuer which the Bondholder making the exchange is entitled to receive.

Except in connection with the remarketing of any Bonds, the Trustee shall not be required to transfer or exchange any Bond after the mailing of notice calling such Bond or portion thereof for redemption, nor during the period of ten days preceding the mailing of such notice of redemption.

Except as provided in Section 4.03, hereof, the person in whose name any Bond shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of the principal of, premium, if any, or interest on any Bond shall be made only to or upon the written order of the registered Owner thereof or his legal representative, but such registration may be changed as hereinabove provided. All such payments shall be valid and effective to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

The Issuer and the Trustee shall require the payment by the Bondholder requesting exchange or transfer (other than an exchange upon a partial redemption of a Bond) of any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer, but otherwise no charge shall be made to the Bondholder for such exchange or transfer.

Section 2.05. Execution of Bonds. The Bonds shall be signed in the name and on behalf of the Issuer with the manual or facsimile signature of the Chairman of its Board of Commissioners and its Treasurer and attested by the manual or facsimile signature of its Clerk or Deputy Clerk. The Bonds shall then be delivered to the Trustee for authentication by it. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Registrar or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer. Also, any Bond may be signed on behalf of the Issuer by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

Section 2.06. Authentication. No Bond shall be valid for any purpose until the certificate of authentication on such Bond shall have been duly executed by the Trustee, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the Owner thereof is entitled to the benefits of the trust hereby created. The Trustee’s certificate of authentication on any Bond shall be deemed to have been executed by it if manually signed by an authorized signatory of the Trustee, but it shall not be necessary that the same signatory sign the certificate of authentication on all of the Bonds issued hereunder.

Upon authentication of any Bond, the Trustee shall set forth on such Bond (1) the date of such authentication and (2) if the Bonds are not Book-Entry Bonds, in the case of a Bond bearing interest at a Flexible Rate, such Flexible Rate, the day succeeding the last day of the applicable Flexible Segment, the number of days comprising such Flexible Segment and the amount of interest to accrue during such Flexible Segment.

Section 2.07. Form of Bonds. The Bonds and the certificates of authentication to be executed thereon shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture, or such other form as may be approved by the Issuer.

Upon adjustment to a Term Rate Period, the form of Bond may include a summary of the mandatory and optional redemption provisions to apply to the Bonds during such Term Rate Period, or a statement to the effect that the Bonds will not be optionally redeemed during such Term Rate Period, and a statement indicating the applicable Term Rate and the duration of the applicable Term Rate Period, provided that the Registrar shall not authenticate such a revised Bond form prior to receiving an opinion of Bond Counsel (a copy of which shall also be delivered to the Issuer) that such Bond form conforms to the terms of the Act and of this Indenture and that authentication thereof will not adversely affect the Tax-Exempt status of such Bonds.

Upon delivery of Bond Insurance for the Bonds, the form of the Bonds may include a summary of the terms of the Bond Insurance, provided that the Registrar shall not authenticate such a revised Bond form prior to receiving an opinion of Bond Counsel (a copy of which shall also be delivered to the Issuer) to the effect that such Bond form conforms to the terms of the Act and of this Indenture and that authentication thereof will not adversely affect the Tax-Exempt status of the Bonds.

Section 2.08. Mutilated, Destroyed, Lost or Stolen Bonds. In the event any Bond or temporary Bond is mutilated, lost, stolen or destroyed, the Trustee may authenticate a new Bond duly executed by the Issuer of like date and denomination as that mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee, and in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Trustee evidence of such loss, theft or destruction satisfactory to the Trustee, together with indemnity to the Issuer and the Trustee satisfactory to them. In the event any such Bond shall have matured, instead of issuing a duplicate Bond, the Trustee on behalf of the Issuer may pay the same without surrender thereof. The Issuer and the Trustee may charge the Owner of such Bond with their reasonable fees and expenses in this connection. The Issuer shall cooperate with the Trustee in connection with the issue of replacement Bonds, but nothing in this Section shall be construed in derogation of any rights which the Issuer, the Borrower or the Trustee may have to receive indemnification against liability, or payment or reimbursement of expenses, in connection with the issue of a replacement Bond.

If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment or registration such original Bond, the Trustee shall be entitled to recover such new Bond from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Issuer in connection therewith.

Each duplicate Bond delivered in accordance with this Section, except as otherwise provided herein, shall constitute an original additional contractual obligation of the Issuer and shall be entitled to the benefit and security of this Indenture to the same extent as the Bond in lieu of which such duplicate Bond was delivered.

All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies.

Section 2.09. Temporary Bonds. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Issuer may issue and, upon its request, the Trustee shall authenticate, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds in Authorized Denominations of substantially the tenor recited above. Upon request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

Section 2.10. Cancellation and Disposition of Surrendered Bonds. Whenever any Outstanding Bond shall be delivered to the Trustee for transfer, exchange or cancellation pursuant to this Indenture, upon payment of the principal amount represented thereby, or for replacement pursuant to Section 2.08 hereof, such Bond shall be promptly canceled and disposed of by the Trustee in accordance with its ordinary customs and practices.

Section 2.11. Use of Certain Moneys in the Bond Fund Upon Refunding. In the event that refunding bonds shall be issued by the Issuer to pay the principal of or premium, if any, on all or any portion of the Bonds, the net proceeds of the refunding bonds remaining after payment of expenses incident to the refunding shall be deposited by the Issuer into the Bond Fund as provided in Section 6.03 hereof. All moneys remaining in the Bond Fund on the date of the refunding to be used to pay interest on the bonds to be refunded shall be held, as collateral for the payment of the bonds to be refunded, by the Trustee, in trust for and on behalf of the Bondholders to be refunded, together with the portion of the proceeds of the sale of the refunding bonds so deposited and any investments or reinvestments of such proceeds, in one or more separate subaccounts in the Bond Fund irrevocably in trust for the respective holders of bonds to be refunded, and upon defeasance of the bonds to be refunded as provided in Article VIII hereof shall be held, invested and used as provided in Article VIII hereof. Investment income or profit on any such investments or reinvestments shall remain in the Bond Fund.

Section 2.12. Delivery of the Bonds. Upon or at any time after the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver them to the applicable Initial Purchaser as directed by the Issuer as hereinafter in this Section provided.

Prior to the delivery by the Trustee of any of the Bonds there shall be filed with the Trustee:

(1) A copy of the Resolution, duly certified by the Clerk or Deputy Clerk of the Issuer, authorizing issuance of such Bonds.

(2) Original executed counterparts of the Agreement, this Indenture, the Tax Certificate and the Initial Financial Guaranty Insurance Policy.

(3) A request and authorization to the Trustee on behalf of the Issuer, signed by the Chairman and the Clerk or Deputy Clerk of the Issuer and acknowledged by the Borrower, to authenticate and deliver the Bonds pursuant to Section 2.14 hereof, registered in the names and in the Authorized Denominations specified to the Trustee by the applicable Initial Purchaser, upon payment by such Initial Purchaser to the Trustee of the sum specified in such request and authorization for deposit in the Refunding Account, plus accrued interest, if any, on the Bonds to the date of delivery.

Section 2.13. Book-Entry System. (a) Anything in this Indenture to the contrary notwithstanding, any Bond may be authorized and issued as a Book-Entry Bond.

(b) For all purposes of this Indenture, the Owner of a Book-Entry Bond shall be the Securities Depository therefor and neither the Issuer, the Trustee, the Paying Agent, the Tender Agent, the Remarketing Agent, the Auction Agent nor the Registrar shall have any responsibility or obligation to the beneficial owner of such Bond or to any direct or indirect participant in such Securities Depository, except as expressly provided in this Indenture. Without limiting the generality of the foregoing, neither the Issuer, the Trustee, the Paying Agent, the Tender Agent, the Remarketing Agent, the Auction Agent nor the Registrar shall have any responsibility or obligation to any such participant or to the beneficial owner of a Book-Entry Bond with respect to (i) the accuracy of the records of the Securities Depository or any participant with respect to any beneficial ownership interest in such Bond, (ii) the delivery to any participant of the Securities Depository, the beneficial owner of such Bond or any other person, other than the Securities Depository, of any notice with respect to such Bond, including any notice of the redemption or purchase thereof, or (iii) the payment to any participant of the Securities Depository, the beneficial owner of such Bond or any other person, other than the Securities Depository, of any amount with respect to the principal, redemption price, if applicable, or purchase price of, or interest on, such Bond. The Issuer, the Trustee, the Paying Agent, the Tender Agent, the Remarketing Agent, the Auction Agent and the Registrar may treat the Securities Depository therefor as, and deem such Securities Depository to be, the absolute owner of a Book-Entry Bond for all purposes whatsoever, including, but not limited to, (1) payment of the principal, redemption price, if applicable, or purchase price of, and interest on, such Bond, (2) giving notices of redemption or purchase and of other matters with respect to such Bond, (3) registering transfers with respect to such Bond as permitted hereby and (4) except as expressly provided in this Indenture, giving to the Issuer, the Trustee, the Paying Agent, the Tender Agent, the Remarketing Agent, the Auction Agent or the Registrar any notice, consent, request or demand pursuant to the Indenture for any purpose whatsoever. The Trustee, acting as Paying Agent, shall pay the principal or redemption price, if applicable, of, and interest on, a

Book-Entry Bond, and the Trustee, acting as Tender Agent, shall pay the purchase price of a Book-Entry Bond, only to or upon the order of the Securities Depository therefor, and all such payments shall be valid and effective to satisfy fully and discharge the Issuer’s obligations with respect to such principal or redemption price or purchase price, and interest, to the extent of the sum or sums so paid. Except as otherwise provided in subsection (d) of this Section 2.13, no person other than the Securities Depository shall receive a Bond or other instrument evidencing the Issuer’s obligation to make payments of the principal, redemption price or purchase price thereof, and interest thereon.

(c) The Issuer, by notice to the Trustee, the Paying Agent, the Tender Agent, the Registrar, the Remarketing Agent, the Auction Agent and a Securities Depository, may, with the prior written consent of the Borrower, and shall, at the written direction of an Authorized Borrower Representative, terminate the services of such Securities Depository with respect to the Book-Entry Bonds for which such Securities Depository serves as securities depository if the Issuer determines that (i) the Securities Depository is unable to discharge its responsibilities with respect to such Bond or (ii) a continuation of the requirement that all of the Bonds issued as Book-Entry Bonds be registered in the registration books of the Issuer kept by the Trustee in the name of the Securities Depository is not in the best interests of the beneficial owners of such Bonds or of the Issuer.

(d) Upon the termination of the services of a Securities Depository with respect to a Book-Entry Bond pursuant to clause (ii) of subsection (c) of this Section 2.13, such Bond no longer shall be restricted to being registered in the registration books kept by the Registrar in the name of a Securities Depository. Upon the termination of the services of a Securities Depository with respect to a Book-Entry Bond pursuant to clause (i) of subsection (c) of this Section 2.13, the Issuer may, with the prior written consent of the Borrower, and shall, at the written direction of an Authorized Borrower Representative, within ninety (90) days thereafter appoint a substitute securities depository which, in the opinion of the Issuer, is willing and able to undertake the functions of Securities Depository under this Indenture upon reasonable and customary terms. If no such successor can be found within such period, such Book-Entry Bond shall no longer be restricted to being registered in the registration books of the Issuer kept by the Trustee in the name of a Securities Depository. In the event that a Book-Entry Bond shall no longer be restricted to being registered in the registration books of the Issuer kept by the Trustee in the name of a Securities Depository, (i) the Issuer shall execute and the Trustee shall authenticate and deliver, upon presentation and surrender of the Book-Entry Bond, Bond certificates as requested by the Securities Depository so terminated of like principal amount, maturity and interest rate, in Authorized Denominations, to the identifiable beneficial owners in replacement of such beneficial owners’ beneficial ownership interests in such Book-Entry Bond and (ii) the Trustee shall notify the Remarketing Agent, the Auction Agent and the Borrower that the Bonds are no longer restricted to being registered in the registration books of the Issuer kept by the Trustee in the name of a Securities Depository; provided, however that such registration shall not be terminated by the Issuer or the Borrower without an opinion of Bond Counsel confirming that such termination of registration will not adversely affect the Tax-Exempt status of any Bonds.

(e) Anything in this Indenture to the contrary notwithstanding, payment of the redemption price of a Book-Entry Bond, or portion thereof, called for redemption prior to maturity may be paid to the Securities Depository by wire transfer of immediately available funds. Anything in the Indenture to the contrary notwithstanding, such redemption price may be paid without presentation and surrender to the Trustee, as Paying Agent, of the Book-Entry Bond, or portion thereof, called for redemption; provided, however, that payment of (a) the principal payable at maturity of a Book-Entry Bond and (b) the redemption price of a Book-Entry Bond as to which the entire principal amount thereof has been called for redemption shall be payable only upon presentation and surrender of such Book-Entry Bond to the Trustee, as Paying Agent; and provided, further, that no such redemption price shall be so payable without presentation and surrender unless such Book-Entry Bond shall contain or have endorsed thereon a legend substantially to the effect set forth in Exhibit A hereto (or such other legend(s) of similar content as may be determined to be necessary or desirable by the Issuer or the Securities Depository). Anything in this Indenture to the contrary notwithstanding, upon any such payment to the Securities Depository without presentation and surrender, for all purposes of (i) the Book-Entry Bond as to which such payment has been made and (ii) this Indenture, the unpaid principal amount of such Book-Entry Bond Outstanding shall be reduced automatically by the principal amount so paid. In such event, the Trustee shall notify forthwith the Remarketing Agent or the Auction Agent as to the particular Book-Entry Bond as to which such payment has been made, and the principal amount of such Bond so paid, and the Trustee shall note such payment on the registration books of the Issuer kept by it, but failure to make any such notation shall not affect the automatic reduction of the principal amount of such Book-Entry Bond Outstanding as provided in this subsection.

(f) For all purposes of this Indenture authorizing or permitting the purchase of Bonds, or portions thereof, by, or for the account of, the Issuer for cancellation, and anything in the Indenture to the contrary notwithstanding, a portion of a Book-Entry Bond may be deemed to have been purchased and cancelled without surrender thereof upon delivery to the Trustee of a certificate executed by the Issuer and a participant of the Securities Depository therefor to the effect that a beneficial ownership interest in such Bond, in the principal amount stated therein, has been purchased by, or for the account of, the Issuer through the participant of the Securities Depository executing such certificate; provided, however, that any purchase for cancellation of the entire principal amount of a Book-Entry Bond shall be effective for purposes of the Indenture only upon surrender of such Book-Entry Bond to the Paying Agent; and provided, further, that no portion of a Book-Entry Bond may be deemed to have been so purchased and cancelled without surrender thereof unless such Book-Entry Bond shall contain or have endorsed thereon the legend referred to in subsection (e) of this Section 2.13. Anything in the Indenture to the contrary notwithstanding, upon delivery of any such certificate to the Trustee, for all purposes of (i) the Book-Entry Bond to which such certificate relates and (ii) this Indenture, the unpaid principal amount of such Book-Entry Bond Outstanding shall be reduced automatically by the principal amount so purchased. In such event, the Trustee shall immediately notify the Remarketing Agent or the Auction Agent as to the particular Book-Entry Bond as to which such payment has been made and the amount thereof and shall note such reduction in principal amount of such Book-Entry Bond Outstanding on the registration books of the Issuer kept by it, but failure to make any such notation shall not affect the automatic reduction of the principal amount of such Book-Entry Bond Outstanding as provided in this subsection.

(g) Anything in this Indenture to the contrary notwithstanding, a Securities Depository may make a notation on a Book-Entry Bond (i) redeemed in part or (ii) purchased by, or for the account of, the Issuer in part for cancellation, to reflect, for informational purposes only, the date of such redemption or purchase and the principal amount thereof redeemed or deemed cancelled, but failure to make any such notation shall not affect the automatic reduction of the principal amount of such Book-Entry Bond Outstanding as provided in subsection (e) or (f) of this Section 2.13, as the case may be.

(h) Anything in this Indenture to the contrary notwithstanding, in the case of a Book-Entry Bond, the Issuer shall be authorized to redeem or purchase (by or for the account of the Issuer) less than all of the entire Outstanding principal amount thereof, and in the event of such partial defeasance, redemption, purchase or refunding, the provisions of the Indenture relating to the defeasance, redemption, purchase or refunding of a Bond or Bonds shall be deemed to refer to the defeasance, redemption, purchase or refunding of a portion of a Bond.

(i) The Issuer, the Trustee, the Paying Agent, the Tender Agent, the Remarketing Agent and the Auction Agent may enter into an agreement with a Securities Depository for the Bonds providing for procedures for the registration, payment, tender and delivery of notices relating to the Bonds, provided that the terms of such agreement shall not be inconsistent with the terms of this Indenture. Any such agreement may provide that (i) such Securities Depository is not required to present a Bond to the Trustee in order to receive a partial payment of principal; (ii) a Bond need not be delivered to the Trustee in order for a tender of such Bond pursuant to Article IV of this Indenture to be effective or in order for the purchase price of such tendered Bond to be paid and that notice of tender of a Bond for purchase pursuant to Article IV hereof may be given to the Trustee by a beneficial owner of a Bond or a direct participant of the Securities Depository; (iii) a legend with respect to the registration of the Bond in the name of the Securities Depository shall appear on each Bond so long as the Bonds are subject to such agreement; and (iv) different provisions for notices to such Securities Depository may be set forth therein; and such provisions shall be binding on the Issuer, the Trustee, the Paying Agent, the Tender Agent, the Remarketing Agent and the Auction Agent for so long as such Securities Depository is the Securities Depository for Book-Entry Bonds hereunder.

Section 2.14. Delivery of the Bonds; Book-Entry System. (a) The Bonds are hereby authorized to be and shall be issued initially, subject to the provisions of this Indenture, as Book-Entry Bonds within the meaning of and subject to Section 2.13 hereof.

(b) DTC is hereby appointed as the initial Securities Depository for the Bonds.

(c) The Bonds shall be initially issued in the form of a separate single, fully registered Bond in the aggregate principal amount thereof. So long as DTC serves as Securities Depository for the Bonds, the Owner of all Bonds shall be, and each of the Bonds shall be registered in the name of, Cede & Co. (“Cede”), as nominee for DTC. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede, and subject to the transfer provisions of the Indenture, the word “Cede” in the Indenture shall refer to such new nominee of DTC. So long as any Bond is registered in the name of Cede, as nominee for DTC in its capacity as Securities Depository for the Bonds, all payments with respect to the principal, redemption price, if applicable, or purchase price of, and interest on, such Bond and all notices with respect to such Bond shall be made or given, as the case may be, to DTC as provided in the Indenture and in the representation letter of the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Auction Agent, delivered in connection with the issuance of the Bonds and addressed to DTC, as such representation letter may be amended and supplemented from time to time.

Section 2.15. CUSIP Numbers. “CUSIP” numbers may be used in issuing the Bonds and, if so, the Trustee shall use such CUSIP numbers in notices of redemption as a convenience to the Bondholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III

REDEMPTION OF BONDS BEFORE MATURITY

Section 3.01. Redemption Dates and Prices. The Bonds shall be subject to redemption prior to maturity in the amounts, at the times and in the manner provided in this Article III.

(A) Optional Redemption.

(1) On any Business Day during a Daily Rate Period or a Weekly Rate Period, and on the day after the last day of any such Rate Period, the Bonds shall be subject to redemption by the Issuer, at the written direction of the Borrower to the Issuer and the Trustee, in whole or in part, at 100% of their principal amount, plus accrued interest, if any, to the redemption date.

(2) On the day succeeding the last day of any Flexible Segment, the Bonds shall be subject to redemption by the Issuer, at the written direction of the Borrower to the Issuer and the Trustee, in whole or in part, at 100% of their principal amount, plus accrued interest, if any, to the redemption date.

(3) During the initial Term Rate Period, the Bonds shall be subject to redemption by the Issuer, at the written direction of the Borrower to the Issuer and the Trustee, in whole or in part from time to time, on any date on or after October 1, 2014, at a price of par plus accrued interest, without premium.

During any other Term Rate Period, the Bonds shall be subject to redemption by the Issuer, at the written direction of the Borrower to the Issuer and the Trustee, in whole at any time or in part from time to time on any date (i) after ten years, at a redemption price of 101% of the principal amount thereof, plus accrued interest, and (ii) after eleven years, at a redemption price of 100% of the principal amount thereof, plus accrued interest.

With respect to any Term Rate Period (other than the initial Term Rate Period), the Borrower may specify in its notice of adjustment to or continuation of such Term Rate Period redemption prices and periods other than those set forth above for Bonds in such Rate Period not then called for redemption; provided, however, that such notice shall be accompanied by an opinion of Bond Counsel to the effect that such changes in redemption prices and periods (i) are authorized or permitted by the Act and this Indenture, and (ii) will not adversely affect the Tax-Exempt status of the Bonds.

(4) During any Auction Rate Period, the Bonds shall be subject to redemption by the Issuer on the day following the last day of the Auction Rate Period then in effect, at the written direction of the Borrower to the Issuer and the Trustee, in whole or in part, at 100% of their principal amount, plus accrued interest, if any, to the redemption date.

(5) The Bonds shall be redeemed in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date upon receipt by the Trustee of a written notice from the Borrower stating that any of the following events has occurred and that it therefore intends to exercise its option to prepay the payments due under the Agreement in whole pursuant to Section 7.1 of the Agreement and thereby effect the redemption of the Bonds in whole:

(a) all or substantially all of the Project shall be damaged or destroyed and it is not practicable or desirable to rebuild, repair and restore the Project;

(b) all or substantially all of the Project shall be condemned or such use or control thereof shall be taken by eminent domain so as to render the Project unsatisfactory for continued operation;

(c) unreasonable burdens or excessive liabilities shall be imposed upon the Issuer or the Borrower with respect to the Project or the operation thereof;

(d) changes that cannot reasonably be controlled or overcome in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Project for the purposes contemplated by the Agreement shall have occurred or technological changes that cannot reasonably be overcome shall have occurred which, in the judgment of the Borrower, render the continued operation of the Project uneconomic; or

(e) legal curtailment of the use and occupancy of all or substantially all of the Project for any reason, which curtailment shall prevent the carrying on of normal operations at the Project for a period of three consecutive months.

(B) Mandatory Redemption.

(1) The Bonds are subject to mandatory redemption, at any time, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date not more than 180 days after the occurrence of the following event (of which a Responsible Officer of the Trustee shall be given notice in writing by an Authorized Issuer Representative), upon fulfillment by the Borrower of its obligation to prepay the payments due under the Agreement in accordance with Section 7.2 of the Agreement, if, as a result of any changes in the Constitution of the State or in the Constitution of the United States of America or of legislative or administrative action

(whether state or Federal), or by final decree, judgment or order of any court or administrative body (whether state or Federal) entered after the contest thereof by the Borrower in good faith, the Agreement shall have become impossible of performance in accordance with the intent and purposes of the parties as expressed in the Agreement.

(2) The Bonds are subject to mandatory redemption, at any time, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date not more than 180 days after the occurrence of the following event (of which a Responsible Officer of the Trustee shall be given notice in writing by an Authorized Issuer Representative), upon fulfillment by the Borrower of its obligation to prepay the payments due under the Agreement in accordance with Section 7.2 of the Agreement, in the event a final determination by an administrative agency or a court of competent jurisdiction occurs to the effect that, solely as a result of failure by the Borrower to observe any covenant, agreement or representation by the Borrower in the Agreement, the interest payable on the Bonds is no longer Tax-Exempt. No determination by any court or administrative agency will be considered final unless the Borrower has participated in the proceeding which resulted in such determination, either directly or, at the option of the Borrower, through an Owner to a degree it reasonably deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. Subject to the foregoing, Bonds will be redeemed in whole unless, in the opinion of Bond Counsel delivered to the Trustee and the Issuer, the redemption of a portion of such Bonds would not, in and of itself, adversely affect the Tax-Exempt status of interest payable on the Bonds remaining outstanding after such redemption.

(C) Liquidity Provider Bonds. In addition to the foregoing provisions for the redemption of Bonds, any Liquidity Provider Bond shall be subject to redemption at the time and in the amount and at the price specified by such Liquidity Facility.

(D) Bank Bonds. In addition to the foregoing provisions for the redemption of Bonds, any Bank Bond shall be subject to redemption at the time and in the amount and at the price specified in the Reimbursement Agreement related thereto. Without limitation of the foregoing, the Trustee will call for redemption any Bonds secured by a Letter of Credit upon the direction of the Bank that issued such Letter of Credit requesting redemption of such Bonds and certifying that an Event of Default has occurred under the Reimbursement Agreement relating to such Letter of Credit.

Section 3.02. Notice of Redemption. Notice of the call for any redemption of Bonds or any portion thereof (which shall be in Authorized Denominations) pursuant to Section 3.01 hereof identifying the Bonds or portions thereof to be redeemed, specifying the redemption date, the redemption price, the place and manner of payment and that from the redemption date interest will cease to accrue, shall be given by the Trustee by mailing a copy of the redemption notice by first-class mail, postage prepaid, to the Owner of each Bond to be redeemed in whole or in part, at the address shown on the registration books, with a copy to the Tender Agent, the Bond Insurer, the Bank, and the Liquidity Provider. Such notice shall be given at least thirty (30) days but not more than sixty (60) days prior to the date fixed for redemption; provided, however, that failure to duly give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds with respect to which no such failure or defect occurred; provided further that no notice of redemption shall be required for any Bonds which are otherwise subject to mandatory purchase pursuant to Section 4.02(a); and provided further that, in the case of redemption of Bank Bonds pursuant to Section 3.01(D), such notice may be given not less than five (5) days prior to the date fixed for redemption. Upon presentation and surrender of Bonds so called for redemption in whole or in part at the place or places of payment, except as otherwise provided in Section 2.13 hereof with respect to Book-Entry Bonds, such Bonds or portions thereof shall be redeemed.

With respect to any notice of redemption of Bonds at the written direction of the Borrower, unless upon the giving of such notice such Bonds shall be deemed to have been paid within the meaning of Article VIII hereof, such notice may state (if so directed by the Borrower in writing) that such redemption shall be conditional upon the receipt by the Trustee, on or before the date fixed for such redemption, of moneys sufficient to pay the principal of, and premium, if any, and interest on such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no further force and effect and the Issuer shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice to such Owners, in the manner in which the notice of redemption was given, that such moneys were not so received.

Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given, whether or not the Owner receives the notice.

If a Bond is presented to the Trustee for transfer after notice of redemption of such Bond has been mailed as herein provided, the Trustee shall deliver a copy of such notice of redemption to the new Owner of such Bond.

In addition to the foregoing notice, further notice may be given by the Trustee as set out below, but no defect in said further notice nor any failure to give all or any portion of such further notice shall in any manner (i) defeat the effectiveness of a call for redemption if notice thereof is given as above prescribed or (ii) give rise to any liability on the part of the Issuer, the Borrower, the Liquidity Provider, the Bank, the Bond Insurer, the Trustee, the Remarketing Agent or the Auction Agent:

A. Each further notice of redemption given hereunder may contain the information required above for an official notice of redemption plus (i) the CUSIP number of the Bonds; (ii) the date of issue of the Bonds; (iii) the rate or rates of interest borne by the Bonds; (iv) the maturity date of the Bonds; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

B. Each further notice of redemption may be sent to all registered securities depositories then in the business of holding substantial amounts of obligations of types comprising the Bonds (such depositories as of the date hereof being only The Depository Trust Company, New York, New York).

C. Each further notice of redemption may be published one time in The Bond Buyer of New York, New York or, if such publication is impractical, in some other financial newspaper or journal which regularly carries notices of redemption of other obligations similar to the Bonds, such publication to be made at the time the redemption notice to the Owners is required to be given as provided in the first paragraph of this Section 3.02.

D. Each further notice of redemption may be given to two of the following services selected by the Borrower and at the address provided to the Trustee by the Borrower:

(1) Financial Information, Inc.’s Financial Daily Called Bond Service;

(2) Interactive Data Corporation’s Bond Service;

(3) Kenny Information Service’s Called Bond Service;

(4) Moody’s Municipal and Government Called Bond Service; or

(5) S&P’s Called Bond Record.

Section 3.03. Deposit of Funds. For the redemption of any of the Bonds, the Issuer shall cause to be deposited in the Bond Fund out of the Revenues, to the extent available therefor, moneys sufficient to pay when due the principal of and premium, if any, and interest on the redemption date.

Section 3.04. Partial Redemption of Bonds. In case a Bond is of a denomination larger than the minimum Authorized Denomination, all or a portion of such Bond may be redeemed provided the principal amount not being redeemed is in an Authorized Denomination. Upon surrender of any Bond for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Owner thereof, without cost to the Owner, a new Bond or Bonds of Authorized Denominations in aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

Section 3.05. Selection of Bonds for Redemption. If less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or portions thereof to be redeemed, from the Bonds Outstanding not previously called for redemption, by lottery or in such other manner as in the Trustee’s sole discretion it shall deem appropriate and fair, in either case in Authorized Denominations provided that Bank Bonds and Liquidity Provider Bonds shall be the first Bonds selected for redemption, and provided further that the aggregate principal amount of each Bond remaining Outstanding following such redemption shall be in an Authorized Denomination. The Trustee shall promptly notify the Issuer and the Borrower in writing of the Bonds or portions thereof selected for redemption, provided, however, that in connection with any redemption of Bonds the Trustee shall select for redemption any Bonds held by the Trustee for the account of the Borrower or held of record by the Borrower prior to any Bonds other than Bank Bonds or Liquidity Provider Bonds. If, as indicated in a certificate of an Authorized Borrower Representative delivered to the Trustee, the Borrower shall have offered to purchase all Bonds then outstanding and less than all such Bonds shall have been tendered to the Borrower for such purchase, the Trustee, at the direction of the Borrower, shall select for redemption all such Bonds regardless of whether such Bonds have been so tendered. If it is determined that one or more, but not all, of the units of principal amount represented by any such Bond is to be called for redemption, then, upon notice of intention to redeem such unit or units, the Owner of such Bond shall, except as provided in Section 2.13 hereof with respect to Book-Entry Bonds, forthwith surrender such Bond to the Trustee for (a) payment to such Owner of the redemption price of the unit or units of principal amount called for redemption, and (b) delivery to such Owner of a new Bond or Bonds in the aggregate principal amount of the unredeemed balance of the principal amount of such Bond. New Bonds representing the unredeemed balance of the principal amount of such Bond shall be issued to the Owner thereof, without charge therefor. If the surrender of such Bonds is required hereunder and the Owner of any such Bond shall fail to present such Bond to the Trustee for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable, and interest thereon shall cease to accrue, on the date fixed for redemption to the extent of the unit or units of principal amount called for redemption (and to that extent only). Payment of the redemption price by the Borrower for any Bonds called for redemption constitutes full and complete payment of such Bonds.

ARTICLE IV

TENDER AND PURCHASE OF BONDS;

REMARKETING; REMARKETING AGENT

Section 4.01. Purchase of Bonds at Option of Owners.

(a) Daily Rate Period. On any Business Day during any Daily Rate Period, any Bond other than a Bank Bond, a Liquidity Provider Bond or a Borrower Bond (or portion thereof in an Authorized Denomination provided that the principal amount to be retained by the Owner shall be in an Authorized Denomination) shall be purchased from its Owner by the Trustee, acting as Tender Agent, at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase, upon, subject to Section 4.10 hereof, (i) delivery by the Owner of such Bond to the Trustee, acting as Tender Agent, at its Principal Office by no later than 10:30 a.m., New York time, on such Business Day, of an irrevocable written notice or an irrevocable telephonic notice, promptly confirmed by telecopy or other writing, which states the principal amount or portion thereof to be purchased and number of such Bond (if such Bond is in certificated form) and the date on which such Bond shall be purchased pursuant to this subsection (a), and (ii) delivery of such Bond (if such Bond is in certificated form) to the Trustee, acting as Tender Agent, at its Principal Office accompanied by an instrument of transfer thereof, in form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 1:00 p.m., New York time, on such Business Day.

(b) Weekly Rate Period. On any Business Day during any Weekly Rate Period, any Bond other than a Bank Bond, a Liquidity Provider Bond or a Borrower Bond (or portion thereof in an Authorized Denomination provided that the principal amount to be retained by the Owner shall be in an Authorized Denomination) shall be purchased from its Owner by the

Trustee, acting as Tender Agent, at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase, upon, subject to Section 4.10 hereof, (i) delivery by the Owner of such Bond to the Trustee, acting as Tender Agent, at its Principal Office of an irrevocable written notice or an irrevocable telephonic notice promptly confirmed by telecopy or other writing, which states the principal amount or portion thereof to be purchased and number of such Bond (if such Bond is in certificated form) and the date on which the same shall be purchased, which date shall be a Business Day not prior to the seventh day succeeding the date of the delivery of such notice to the Trustee, and (ii) delivery of such Bond (if such Bond is in certificated form) to the Trustee, acting as Tender Agent, at its Principal Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Trustee, executed in blank by the Owner thereof with the signature of such Owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 10:00 a.m., New York time, on the date specified in such notice.

Section 4.02. Mandatory Purchase of Bonds.

(a) Any Bonds shall be subject to mandatory purchase at a purchase price equal to 100% of the principal amount thereof plus accrued interest thereon, on the dates stated below; provided that if any such date is an Interest Payment Date, the purchase price shall be equal only to the principal amount of such Bond, together with any premium payable under subsection (ii) below:

(i) As to each such Bond in a Flexible Rate Period, on the day succeeding the last day of each Flexible Segment thereof applicable to such Bond;

(ii) As to each Bond in a Daily Rate Period or Weekly Rate Period, on the effective date of change to a Rate Period other than a Daily Rate Period or a Weekly Rate Period;

(iii) As to each Auction Bond, on the effective date of change to a Rate Period other than an Auction Rate Period; and

(iv) On the Business Day prior to the Expiration Date of the Letter of Credit or Liquidity Facility; provided that in the event of a replacement of a Letter of Credit as provided in Section 5.12, such mandatory purchase shall occur on the date on which such Letter of Credit is replaced; provided that the Bonds will not be subject to mandatory purchase pursuant to Section 4.02(a)(v) if at least 25 days before the Expiration Date the Trustee has received written notice from the Liquidity Provider or the Bank, as applicable, that the Liquidity Facility or the Letter of Credit then in effect has been extended.

In addition, any Bonds shall be subject to mandatory purchase on the effective date of any change from a Term Rate to a new Rate Period, including a change from one Term Rate Period to another Term Rate Period of the same duration, in each case at a purchase price equal to the redemption price that would have been payable if such Bonds were to be redeemed on the date such Bonds are to be purchased pursuant to the terms hereof, together with accrued interest, if any, thereon to the date of purchase, subject to the provisions of Section 4.04(f) hereof.

(b) Subject to Section 4.10 hereof, an Owner must deliver each such Bond subject to mandatory purchase as provided in Section 4.02(a) hereof to the Trustee, acting as Tender Agent, at its Principal Office accompanied by an instrument of transfer thereof, in form satisfactory to the Trustee, executed in blank by the Owner thereof, with the signature of such Owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange at or prior to 10:00 a.m., New York time, on the purchase date in order to receive payment of the purchase price on such date.

(c) Notice of each mandatory purchase pursuant to the provisions of Section 4.02(a) hereof is hereby required by the provisions of Sections 2.03(a)(iii), 2.03(b)(iii), 2.03(c)(iii), 2.03(d)(iii), 2.03(e)(iii) or 5.12(c), as the case may be, to be included in the notice given pursuant to such Section. No notice of any mandatory purchase pursuant to the provisions of Section 4.02(a)(i) hereof shall be given to the Bondholders.

Section 4.03. Obligation to Surrender Bonds.

The giving of notice as provided in Section 4.01 hereof shall constitute the irrevocable tender for purchase of each such Bond or portion thereof with respect to which such notice shall have been given, irrespective of whether such Bond shall be delivered as provided in Section 4.01. The occurrence of any event specified in Section 4.02(a) hereof shall constitute the mandatory tender for purchase of each such Bond or portion thereof, irrespective of whether such Bond shall be delivered as provided in Section 4.02(b). Upon the purchase of each such Bond or portion thereof so deemed to be tendered, such Bond or portion thereof shall cease to bear interest payable to the former Owner thereof, who thereafter shall have no rights with respect thereto, other than the right to receive the purchase price thereof upon surrender of such Bond to the Trustee, acting as Tender Agent, and such Bond or portion thereof shall be no longer outstanding. If such Bonds are no longer Book-Entry Bonds, the Trustee shall authenticate, register and deliver new Bonds in replacement of such Bonds or portions thereof deemed so tendered and not surrendered on the date of purchase.

Section 4.04. Remarketing of Bonds.

(a) By 11:00 a.m., New York time, on the date the Trustee receives notice from any Bondholder in accordance with Section 4.01(a) hereof, and promptly, but in no event later than 11:30 a.m., New York time, on the Business Day following the day on which the Trustee receives notice from any Bondholder of its demand to have the Trustee purchase Bonds pursuant to Section 4.01(b) hereof, the Trustee shall give facsimile or telephonic notice, confirmed in writing thereafter, to the Remarketing Agent specifying the principal amount of Bonds which such Bondholder has demanded to have purchased and the date on which such Bonds are demanded to be purchased, with a copy of such notice to the Liquidity Provider or Bank, as applicable, if a Liquidity Facility or Letter of Credit is in effect with respect to such Bonds.

(b) Upon the giving of notice to the Trustee by any Bondholder in accordance with Section 4.01(a) or (b) hereof and the giving of notice by the Trustee to the Remarketing

Agent as provided in Section 4.04(a) hereof with respect to such notices, and on each date on which Bonds are to be purchased in accordance with Section 4.02 hereof, the Remarketing Agent shall offer for sale and use its reasonable best efforts to sell such Bonds on the date such Bonds are to be purchased at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, to the purchase date; provided that Bonds in a Term Rate Period which are then redeemable pursuant to Section 3.01(A) hereof shall be purchased at a purchase price equal to 100% of the principal amount thereof plus a premium equal to the redemption premium, if any, that would be payable if such Bonds were to be redeemed on the date they are to be purchased, together with accrued interest, if any, thereon to the date of purchase. The Remarketing Agent shall not sell any Bonds to the Issuer or the Borrower.

(c) Not later than 1:00 p.m., New York time, on the Business Day preceding the date on which Bonds are to be purchased pursuant to Section 4.01 or Section 4.02 hereof, or not later than 10:45 a.m., New York time, on the Business Day on which Bonds are to be purchased pursuant to Section 4.01(a), as applicable, the Remarketing Agent shall give (i) facsimile or telephonic notice to the Trustee, acting as Tender Agent, specifying the names, addresses and taxpayer identification numbers of the purchasers of, and the principal amount and denominations of, and, with respect to such Bonds which are being purchased pursuant to Section 4.02(a)(i) hereof, the Flexible Segments and the Flexible Rates for such Bonds remarketed by it pursuant to subsection (b) hereof and shall transfer all remarketing proceeds it has received to that time to the Trustee, acting as Tender Agent, and shall specify the amount of remaining remarketing proceeds it will provide to the Trustee on the date on which Bonds are to be purchased, as set forth in Section 4.04(d) hereof and (ii) telephonic notice to the Borrower and the Trustee, acting as Tender Agent, of the principal amount of and accrued interest on any such Bonds not remarketed by such time.

(d) Upon the giving of the notice specified in Section 4.04(c)(i) hereof, the Remarketing Agent shall be obligated to deliver to the Trustee, acting as Tender Agent, the remaining amount of remarketing proceeds specified in such notice to be received, as follows:

(i) in the case of Bonds which are being purchased pursuant to Section 4.01 or 4.02(a)(ii), (iii), (iv) or (v) hereof, by 1:00 p.m., New York time, on the purchase date; and

(ii) in the case of Bonds which are being purchased pursuant to Section 4.02(a)(i) hereof, by 3:00 p.m., New York time, on the purchase date, subject only to timely delivery of Bonds by the Trustee, acting as Tender Agent, as set forth in Section 4.04(e) hereof and verification by the Remarketing Agent that such Bonds conform to the instructions contained in the notice given by the Remarketing Agent to the Trustee pursuant to Section 4.04(c) hereof.

Any remarketing proceeds received by the Remarketing Agent in excess of such amounts so transferred shall be delivered as provided in Section 4.06 as soon as practicable after the receipt thereof.

(e) Subject to Section 4.10 hereof, upon receipt by the Trustee, acting as Tender Agent, of notice from the Remarketing Agent pursuant to Section 4.04(c) hereof, the Trustee shall authenticate and deliver new Bonds to the Remarketing Agent, as follows:

(i) in the case of Bonds which are being purchased pursuant to Section 4.01 or Section 4.02(a)(ii), (iii), (iv) or (v) hereof, and provided that moneys derived from the sources specified in Section 4.05(a) hereof in an amount equal to the purchase price therefor shall have been received by the Trustee, acting as Tender Agent, by 1:00 p.m., New York time, such new Bonds shall be delivered by 2:00 p.m., New York time; and

(ii) in the case of Bonds which are being purchased pursuant to Section 4.02(a)(i) hereof, such new Bonds shall be delivered by 4:00 p.m., New York time.

Notwithstanding any other provision of this Indenture, except in connection with a mandatory tender under Section 4.02, Bank Bonds shall be remarketed only if and to the extent that the payment of such Bonds (immediately after the remarketing thereof), whether upon tender, maturity, interest payment date, redemption, acceleration or otherwise, will be secured by the Letter of Credit issued by the Bank, unless a Letter of Credit is no longer required to support such Bonds.

(f) Notwithstanding the foregoing or any other provision of this Indenture, upon adjustment of any Bonds to a Term Rate the Borrower may elect not to provide a Liquidity Facility and to have the provisions of this Section 4.04(f) apply, provided that such provisions are disclosed to the purchasers of such Bonds. In such event, the Borrower shall not be obligated to pay the purchase price of Bonds subject to mandatory tender at the end of the applicable Term Rate Period, and the following shall apply:

(i) If moneys sufficient to pay the purchase price of tendered Bonds shall not be held by the Tender Agent on the date such Bonds are to be purchased and it shall not constitute an Event of Default hereunder or under the Financing Agreement if the Bonds are not purchased upon tender on any date on which any Bond is required to be purchased (the “Purchase Date”) due to such insufficiency; and no purchase shall be consummated as of such Purchase Date and the Tender Agent shall, after any applicable grace period, (A) return all tendered Bonds to the Holders thereof and (B) return all remarketing proceeds to the Remarketing Agent for return to the Persons providing such moneys; and such Bonds shall bear interest at a Daily Rate equal to 10% per annum during the period of time from and including the applicable Purchase Date to (but not including) the date that all such Bonds are successfully remarketed (the “Delayed Remarketing Period”).

(ii) On each Business Day following the failed remarketing, the Remarketing Agent shall continue to use its best efforts to remarket the Bonds in the Daily Rate Period or such other Rate Period designated by the Trustee, at the direction of the Borrower. Once the Remarketing Agent has advised the Trustee that it has a good faith belief that it is able to remarket all of the Bonds into the designated Rate Period, the Trustee, at the direction of the Borrower, will give notice by mail to the Holders of the Bonds not later than five Business Days prior to the last day of the Delayed Remarketing Period, which notice will state (1) that the interest rate on the Bonds will continue to be a Daily Rate equal to 10% per annum or will be adjusted to a Term Rate, Weekly Rate, Flexible Rate or Auction Rate on and after the last day of the Delayed Remarketing Period; (2) that such Bonds will be subject to mandatory tender for purchase on the last day of the Delayed Remarketing Period; (3) the procedures for such mandatory tender; (4) the Purchase Price of the Bonds on the last day of the Delayed Remarketing Period (expressed as a percentage of the principal amount thereof); and (5) the consequences of a failed remarketing as set forth in (i) above.

(iii) During the Delayed Remarketing Period, the Trustee may, upon direction of the Borrower, apply amounts available for redemption of the Bonds pursuant to the Indentures to the redemption of the Bonds as a whole or in part on any Business Day during the Delayed Remarketing Period, at a redemption price equal to the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, without premium.

(iv) During the Delayed Remarketing Period, interest on such Bonds shall be paid to the Holders thereof on the first Business Day of each calendar month occurring during the Delayed Remarketing Period and on the last day of the Delayed Remarketing Period. Payment of such interest shall be made by the Trustee from the Bond Fund pursuant to the Indentures.

Section 4.05. Purchase of Bonds Tendered to Trustee.

(a) By the close of business on the date Bonds or portions thereof are to be purchased pursuant to Section 4.01 or 4.02 hereof by the Trustee, acting as Tender Agent, such Trustee, acting as Tender Agent, shall purchase, but only from the funds listed below, such Bonds or portions thereof (in Authorized Denominations) from the Owners thereof at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase; provided that Bonds in a Term Rate Period which are then redeemable pursuant to Section 3.01(A) hereof shall be purchased at a purchase price equal to 100% of the principal amount thereof plus a premium equal to the redemption premium, if any, that would be payable if such Bonds were to be redeemed on the date they are to be purchased, together with accrued interest, if any, thereon to the date of purchase. Funds for the payment of such purchase price of Bonds shall be derived from the following sources in the order of priority indicated:

(i) proceeds of the remarketing of such Bonds pursuant to Section 4.04 hereof to any purchaser except the Issuer or the Borrower;

(ii) proceeds of a draw on any Letter of Credit or Liquidity Facility for such Bonds ;

(iii) moneys furnished for such Bonds by the Borrower to the Trustee, acting as Tender Agent, pursuant to Section 4.2(b) of the Agreement or Section 4.5 of the Agreement.

Notwithstanding anything in this Section 4.05(a) to the contrary, during an Auction Rate Period, Bonds shall be purchased in accordance with the Auction Procedures.

(b) The Trustee, acting as Tender Agent, shall:

(i) hold all Bonds delivered to it pursuant to Section 4.01 or 4.02 hereof in trust for the benefit of the respective Bondholders which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Bondholders; and

(ii) hold all moneys delivered to it hereunder for the purchase of such Bonds in trust for the benefit of the person or entity which shall have so delivered such moneys in a separate and segregated fund (a “segregated fund”), and not commingle such funds with any other funds or invest such funds, until such Bonds purchased with such moneys shall have been delivered or deemed delivered to or for the account of such person or entity; provided, that funds delivered pursuant to Sections 4.05(a)(i) and (ii) shall be kept in a separate subaccount within the segregated fund from any funds received from the Borrower under Section 4.05(a)(iii); provided, further, that any moneys so deposited with and held by the Trustee not so applied to the purchase of Bonds within one (1) year after the date of purchase shall be paid by the Trustee to the Borrower upon the written direction of the Authorized Borrower Representative and thereafter the former Bondholders shall be entitled to look only to the Borrower for payment of such purchase price, and then only to the extent of the amount so repaid, and the Borrower shall not be liable for any interest thereon and shall not be regarded as a trustee of such moneys, and the Trustee shall have no further responsibility with respect to such moneys. To the extent any moneys are held by the Trustee for the payment of the purchase price of such Bonds which have not been presented for payment, such moneys shall not be invested.

Bonds subject to purchase under this Section 4.05 shall be deemed purchased for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been presented to the Tender Agent, and the former Owner or Owners of such Bonds shall have no claim thereon, under this Indenture or otherwise for any amount other than the purchase price thereof and such Bonds shall no longer be deemed to be Outstanding for purposes of this Indenture.

Section 4.06. Delivery of Purchased Bonds.

(a) Bonds sold by the Remarketing Agent pursuant to Section 4.04 hereof shall be delivered to the Remarketing Agent, as specified in Section 4.04(e) hereof.

(b) Bonds purchased by the Trustee, acting as Tender Agent, hereunder:

(i) with moneys described in clause (ii) of Section 4.05(a) hereof (“Liquidity Provider Bonds” or “Bank Bonds,” as applicable), shall be held by the Trustee, as Tender Agent, and registered to the Bank or the Liquidity Provider or its designee, as applicable (except as otherwise instructed by the Bank or the Liquidity Provider, as applicable). The Remarketing Agent shall seek to remarket any Liquidity Provider Bonds or Bank Bonds, as applicable, prior to remarketing any other Bonds tendered for purchase. Upon notice by the Liquidity Provider or Bank that such Liquidity Provider or Bank has been reimbursed by the Borrower for the payment of all amounts drawn under the Liquidity

Facility or Letter of Credit, as applicable, the Trustee shall hold the Liquidity Provider Bonds or Bank Bonds, as the case may be, in trust for the Borrower and such Bonds shall thereafter cease to be Liquidity Provider Bonds or Banks Bonds and shall be thereafter treated as Borrower Bonds, until remarketed as provided herein. The Remarketing Agent shall seek to remarket Borrower Bonds only after remarketing all other Bonds tendered for purchase. The proceeds of any remarketing of Liquidity Provider Bonds or Bank Bonds shall be transferred by the Trustee to the Liquidity Provider or the Bank, as applicable. Upon receipt by the Trustee of funds representing the proceeds of the remarketing of Liquidity Provider Bonds or Bank Bonds, Bonds in place of such Liquidity Provider Bonds or Bank Bonds, as applicable, so purchased shall be made available for pick-up by the Remarketing Agent for subsequent delivery to the purchasers thereof, or the ownership interest shall be transferred to the new direct participants on the books of DTC. Prior to or simultaneously with such delivery, the proceeds of such remarketing shall have been or shall be transferred to the Liquidity Provider or the Bank and the Liquidity Facility or the Letter of Credit, as applicable, shall either have been reinstated or the amount available for the drawing thereunder shall have been automatically increased to cover the remarketed Bonds as provided in the Liquidity Facility or Letter of Credit and confirmed in writing by the Liquidity Provider or the Bank; and

(ii) with moneys described in clause (iii) of Section 4.05(a) hereof shall, at the direction of the Borrower, be (A) held by the Trustee, acting as Tender Agent, for the account of the Borrower, (B) canceled or (C) delivered to the Borrower.

Section 4.07. No Sales After Default. Anything in this Indenture to the contrary notwithstanding, there shall be no remarketing of Bonds pursuant to this Article IV if there shall have occurred and be continuing an event of default under Section 9.01 hereof; provided, that nothing in this Section 4.07 shall be construed as prohibiting purchases of Bonds pursuant to Section 4.01 or 4.02 hereof.

Section 4.08. Remarketing Agent. At any time at which the Bonds bear interest at a Daily Rate, a Weekly Rate or a Flexible Rate, there shall be a Remarketing Agent in place with respect to such Bonds, appointed in accordance with the terms of this Section 4.08. The Borrower shall appoint a Remarketing Agent, with the consent of the Liquidity Provider or the Bank, as applicable, prior to the delivery of any notice of conversion to a Daily Rate Period, Weekly Rate Period or Flexible Rate Period pursuant to Section 2.03(a)(iii), (b)(iii), (c)(iii) or (d)(iii), respectively. The Borrower, with the consent of the Liquidity Provider or the Bank, as applicable, may remove the Remarketing Agent at any time upon at least five (5) Business Days’ notice in writing. The Remarketing Agent may at any time resign and be discharged of its duties and obligations created by this Indenture by giving at least thirty (30) Business Days’ notice to the Issuer, the Borrower, any Bond Insurer and the Trustee or such shorter period as the Issuer, the Borrower, the Trustee and the Remarketing Agent agree. Upon removal or resignation of the Remarketing Agent with respect to Bonds then bearing interest at a Daily Rate, a Weekly Rate or a Flexible Rate, the Borrower shall, with the consent of the Liquidity Provider or the Bank, as applicable, appoint a successor Remarketing Agent for such Bonds.

Any Remarketing Agent appointed under this Section 4.08 shall signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee and the Borrower which shall set forth such procedural and other matters relating to the remarketing of the Bonds as shall be satisfactory to the Issuer, the Trustee and the Borrower. No removal of or resignation by the Remarketing Agent shall become effective until a successor Remarketing Agent has delivered a written acceptance of appointment to the Trustee and the Borrower has provided the notice required by Section 5.7 of the Agreement, unless at the time of such removal or resignation there is no requirement that there be a Remarketing Agent.

Section 4.09. Qualifications of Remarketing Agent. The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. and authorized by law to perform all the duties imposed upon it by this Indenture.

Section 4.10. Tender and Purchase of Book-Entry Bonds. Notwithstanding any provisions of this Indenture to the contrary, at any time that Bonds subject to tender are Book-Entry Bonds, the provisions of this Article IV are modified as follows:

(a) Any notice pursuant to Section 4.01(a)(i) or 4.01(b)(i) hereof may be given by any direct participant in the Securities Depository acting on behalf of either any owner of a beneficial interest in such Bonds or any indirect participant in the Securities Depository acting on behalf of such an owner, provided that any such notice shall not be required to contain the bond number of Bonds to be tendered for purchase and the Trustee may conclusively rely on any written certification or representation by a person, firm, corporation or other entity that it is acting as a direct participant in the Securities Depository for such Bonds for the purposes of giving any such notice.

(b) Delivery of such Bonds to the Trustee, as provided in Sections 4.01(a)(ii) or 4.01(b)(ii) and 4.02(b) hereof, shall be effected by book-entry credit to the account of the Trustee on the records of the Securities Depository, at or prior to 1:00 p.m., New York time, on the date such Bonds or portions thereof are required to be tendered to the Trustee for purchase, of a beneficial interest in such Bonds to be purchased on such date.

(c) The Remarketing Agent shall give the information required by Section 4.04(c) hereof to the Securities Depository instead of to the Trustee, but shall at the same time give facsimile or telephonic notice to the Trustee specifying the principal amount of such Bonds which it has been unable to remarket (if such be the case).

(d) The Remarketing Agent shall deliver remarketing proceeds in accordance with the provisions of Section 4.04(d) hereof to the Securities Depository instead of to the Trustee, acting as Tender Agent.

(e) Section 4.04(e) hereof shall be inapplicable.

(f) The provisions of Sections 4.05 and 4.06 hereof shall apply only if Bonds are purchased with moneys described in clauses (i) and (iii) of Section 4.05(a) hereof; the beneficial interests in Bonds purchased with moneys described in clause (ii) of Section 4.05(a) shall be transferred in accordance with the procedures of the Securities Depository.

Section 4.11. Draws on the Liquidity Facility or Letter of Credit for Purchase of Bonds. The Trustee or Tender Agent, as applicable, shall draw funds under any Liquidity Facility or Letter of Credit supporting the Bonds in an amount necessary and in sufficient time (as set forth by the terms of such Liquidity Facility or Letter of Credit) so as to provide to the Trustee the balance of the funds needed to purchase tendered Bonds, taking into account any remarketing proceeds received by the Trustee or Tender Agent, as applicable, not later than 1:00 p.m., New York City time, on the Business Day prior to the date on which Bonds are to be purchased, or not later than 10:45 a.m., New York City time, on the date on which Bonds in a Daily Rate Period are to be purchased. If the Remarketing Agent remarkets Bonds after 1:00 p.m., New York City time, on the Business Day prior to the date on which Bonds are to be purchased (or 10:45 a.m., New York City time, on the date on which Bonds in a Daily Rate Period are to be purchased), the Trustee shall still draw on the Liquidity Facility or Letter of Credit for such Bonds in an amount necessary and in sufficient time (as set forth by the terms of such Liquidity Facility or Letter of Credit) so as to provide the balance of the funds needed to purchase tendered Bonds, without taking into account any remarketing proceeds other than those specified in the Remarketing Agent’s notice pursuant to Section 4.04(c) hereof. The Trustee shall transfer to the Liquidity Provider or the Bank any excess moneys received from a draw on the Liquidity Facility or Letter of Credit for such Bonds that are not needed to pay the purchase price of such Bonds on the date on which Bonds are to be purchased.

ARTICLE V

PAYMENT; FURTHER ASSURANCES

Section 5.01. Payment of Principal or Redemption Price of and Interest on Bonds. The Issuer shall promptly pay or cause to be paid the principal of and premium, if any, and interest on, every Bond issued hereunder according to the terms thereof, but shall be required to make such payment or cause such payment to be made only out of Revenues. The Issuer hereby appoints the Trustee to act as the Paying Agent for the Bonds, and designates the Principal Office of the Trustee as the place of payment for the Bonds, such appointment and designation to remain in effect until notice of change is filed with the Trustee.

Section 5.02. Extension or Funding of Claims for Interest. In order to prevent any accumulation of claims for interest after maturity, the Issuer shall not, directly or indirectly, extend or assent to the extension of the time for the payment of any claim for interest on any of the Bonds, and shall not, directly or indirectly, be a party to or approve any such arrangement by purchasing or funding such claims or in any other manner. In case any such claim for interest shall be extended or funded, whether or not with the consent of the Issuer, such claim for interest so extended or funded shall not be entitled, in case of default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then outstanding and of all claims for interest which shall not have been so extended or funded.

Section 5.03. Preservation of Revenues. The Issuer shall not take any action to interfere with or impair the pledge and assignment hereunder of Revenues and the assignment to the Trustee of rights under the Agreement, or the Trustee’s enforcement of any rights thereunder, without the prior written consent of the Trustee. The Trustee may give such written consent only in accordance with the provisions of Article IX hereof.

Section 5.04. Other Liens. So long as any Bonds are outstanding, the Issuer shall not create or suffer to be created any pledge, lien or charge of any type whatsoever upon all or any part of the Revenues, other than the lien of this Indenture.

Section 5.05. Compliance with the Indenture. The Issuer shall not issue, or permit to be issued, any Bonds secured or payable in any manner out of Revenues in any manner other than in accordance with the provisions of this Indenture, and shall not suffer or permit any default to occur under this Indenture, but shall faithfully observe and perform all the covenants, conditions and requirements hereof.

Section 5.06. Performance of Covenants. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto; provided, however, that except for the matters set forth in Section 5.01 hereof the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by the Borrower, or shall have received the instrument to be executed and at the Issuer’s option shall have received from the Borrower assurance satisfactory to the Issuer that the Issuer shall be reimbursed for its reasonable expenses incurred or to be incurred in connection with taking such action or executing such instrument. The Bonds and interest and premium, if any, thereon, and any obligation of the Issuer under the Agreement or this Indenture, shall never constitute a debt or indebtedness of the Issuer within the meaning of any constitutional or statutory provision or limitation and shall not constitute nor give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers.

Section 5.07. Right to Payments Under Agreement; Instruments of Further Assurance. The Issuer covenants that it will defend its right to the payment of amounts due from the Borrower under the Agreement to the Trustee, for the benefit of the Bondholders against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as are necessary or as the Trustee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the rights assigned hereby and the amounts pledged hereto, to the payment of the principal of and premium, if any, and interest on the Bonds. The Issuer covenants and agrees that, except as provided herein and in the Agreement, it will not sell, convey, mortgage, encumber or otherwise dispose of any part of the Revenues or its rights under the Agreement.

Section 5.08. Tax Covenants.

(a) Pursuant to the Agreement and the Tax Certificate, the Borrower covenants to maintain the Tax-Exempt status of the Bonds pursuant to Section 103 of the Code and will take, or require to be taken, such acts as may be reasonably within its ability and as may from time to time be required under applicable law and regulation to continue the Tax-Exempt status of the Bonds; and in furtherance of such covenants, the Issuer agrees to comply with the Tax Certificate.

(b) Pursuant to the Agreement and the Tax Certificate, the Borrower covenants that it will not take any action or fail to take any action with respect to the Bonds which would cause such Bonds to be “arbitrage bonds” within the meaning of such term as used in Section 148 of the Code.

(c) Pursuant to the Agreement and the Tax Certificate, the Borrower shall make any and all payments required to be made to the United States Department of the Treasury in connection with the Bonds pursuant to Section 148(f) of the Code from amounts on deposit in the funds and accounts established under this Indenture and available therefor.

(d) Pursuant to the Agreement and the Tax Certificate, the Borrower covenants that it will not use or permit the use of any property financed with the proceeds of the Bonds by any person (other than a state or local governmental unit) in such manner or to such extent as would result in a loss of the Tax-Exempt status of the Bonds.

(e) Notwithstanding any other provisions of this Indenture to the contrary, so long as necessary in order to maintain the Tax-Exempt status of the Bonds under the Code, as applicable, the covenants in this Section 5.08 shall survive the payment of the Bonds and the interest thereon, including any payment or defeasance thereof pursuant to Section 8.01 hereof.

Section 5.09. Inspection of Project Books. The Issuer and the Trustee covenant and agree that all books and documents in their possession relating to the Project and the Revenues shall at all times, upon reasonably prior written notice, be open to reasonable inspection by such accountants or other agencies as the other party may from time to time designate.

Section 5.10. Rights Under Agreement. The Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Borrower, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Borrower thereunder, and the Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Borrower under and pursuant to the Agreement for itself and on behalf of the Bondholders, whether or not the Issuer is in default hereunder. Nothing herein contained shall be construed to prevent the Issuer from enforcing directly any and all of its rights under Sections 4.2(d), 4.2(e), 4.2(h) and 6.4 of the Agreement.

Section 5.11. Continuing Disclosure. Pursuant to Section 5.11 of the Agreement, the Borrower shall undertake to satisfy the continuing disclosure requirements promulgated under S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, if applicable. The Issuer shall have no liability to the holders of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Indenture, failure of the Borrower to comply with the requirements of S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, shall not be considered an Event of Default; however, the Trustee, subject to Article X, may (and, at the request of the Remarketing Agent or the holders of at least 25% aggregate principal amount of Outstanding Bonds, shall), or any Bondholder or beneficial owner of any Bonds may, take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower to comply with its obligations under Section 5.11 of the Agreement.

Section 5.12. Delivery of Bond Insurance, Liquidity Facility or Letter of Credit; Termination of Letter of Credit.

(a) Following the initial delivery of the Bonds, whenever the Borrower has delivered to the Trustee a commitment for the delivery of a Liquidity Facility, a Letter of Credit or Bond Insurance pursuant to Section 5.12, 5.13 or 5.15 of the Agreement, as applicable, the Trustee shall mail by first class mail a notice to all Bondholders (and any Bond Insurer, any Liquidity Provider and any Bank which shall continue to provide Bond Insurance, a Liquidity Facility or a Letter of Credit with the Bonds following delivery of such new Bond Insurance, Liquidity Facility or Letter of Credit) stating: (i) the name of the Bond Insurer, Liquidity Provider or Bank, as applicable; (ii) the date on which such new Bond Insurance, Liquidity Facility or Letter of Credit will become effective; and (iii) the rating expected to apply to the Bonds after such new Bond Insurance, Liquidity Facility or Letter of Credit is delivered. Such notice shall be mailed at least ten (10) days prior to the effective date of such new Bond Insurance, Liquidity Facility or Letter of Credit. In no event shall there be more than one Letter of Credit or Liquidity Facility in effect at the same time.

(b) Upon receipt of any Bond Insurance, Liquidity Facility or Letter of Credit (other than the Initial Financial Guaranty Insurance Policy), the Trustee shall provide notice thereof to the Issuer, each Rating Agency then rating the Bonds and the Borrower.

(c) Not later than ten (10) days before the Expiration Date of any Letter of Credit (including expiration upon replacement), the Trustee shall mail notice of such expiration and notice that all such Bonds are subject to mandatory purchase on the Business Day before such Expiration Date (or, in the case of replacement with Bond Insurance, a Liquidity Facility or a Letter of Credit, on the effective date of such Bond Insurance, Liquidity Facility or Letter of Credit, in which case any draw to pay the purchase price of such Bonds shall be made on the expiring Letter of Credit). Such notice may be included in the notice given pursuant to paragraph (a) of this Section, if applicable.

ARTICLE VI

REVENUES AND FUNDS

Section 6.01. Source of Payment of Bonds; Liability of Issuer Limited to Revenues. The Bonds and all payments required of the Issuer hereunder are not general obligations of the Issuer but are limited obligations of the Issuer. The Trust Estate is pledged and assigned to the payment of the principal of and interest and premium, if any, on, and the purchase price of, the Bonds. The payments provided in subsection (a) of Section 4.2 of the Agreement are to be remitted directly to the Trustee for the account of the Issuer and deposited in the Bond Fund. Such payments, sufficient in amount to insure the prompt payment of the principal of and premium, if any, and interest on the Bonds, are pledged to such payment.

All Revenues shall be held in trust for the benefit of the holders from time to time of the Bonds, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes hereinafter set forth in this Article VI. Notwithstanding the foregoing provisions of this Section 6.01, that portion of the Revenues permitted to be returned to the Borrower under Section 6.10 hereof shall not be subject to the pledge and lien of this Indenture.

The Bonds shall not constitute a debt or liability or a pledge of the faith and credit of the Issuer or the State, but shall be payable solely from the funds herein provided therefor. The issuance of the Bonds shall not directly or indirectly or contingently obligate the Issuer, the State or any political subdivision thereof to levy or to pledge any form of taxation whatever therefor or to make any appropriation for their payment.

Notwithstanding any provisions of the Agreement or this Indenture to the contrary, the Issuer shall not be required to advance any moneys derived from any source other than Revenues and other assets pledged under this Indenture for any purposes mentioned in this Indenture, whether for the payment of the principal or purchase price of, or redemption premium, if any, or interest on the Bonds or otherwise; provided, however, the Issuer may, but shall not be required to, advance funds of the Issuer which may be available to it for such purposes.

Section 6.02. Creation of the Bond Fund. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated “Clark County, Nevada Industrial Development Refunding Revenue Bonds (Southwest Gas Corporation Project) Series 2004B - Bond Fund” (the “Bond Fund”), which shall be used to pay the principal of and premium, if any, and the interest on the Bonds.

If a Letter of Credit is applicable to the Bonds, the Trustee shall create within the Bond Fund an account called the “Letter of Credit Account,” into which all moneys drawn under any Letter of Credit to pay principal, interest, or redemption price (including premium, if any) of the Bonds shall be deposited and disbursed. Neither the Borrower nor the Issuer shall have any rights to or interest in the Letter of Credit Account. The Letter of Credit Account shall be established and maintained by the Trustee and held in trust apart from all other moneys and securities held under this Indenture or otherwise, and the Trustee shall have the exclusive and sole right of withdrawal of funds from the Letter of Credit Account for the exclusive benefit of the Holders of the Bonds. No moneys from the Letter of Credit Account may in any circumstance be used to pay principal or redemption price (including premium, if any) of or interest on any Bank Bonds or Borrower Bonds.

Section 6.03. Payments Into the Bond Fund. There shall be deposited into the Bond Fund from time to time the following:

(a) all accrued interest, if any, paid by the Initial Purchasers;

(b) all payments specified in Section 4.2(a) of the Agreement; and

(c) all other moneys received by the Trustee under and pursuant to the provisions of Section 2.11 of this Indenture or the Bond Insurance or by any of the provisions of the Agreement, when accompanied by directions from the person depositing such moneys that such moneys are to be paid into the Bond Fund.

The Issuer hereby covenants and agrees that so long as any of the Bonds issued hereunder are outstanding it will cause to be deposited in the Bond Fund sufficient amounts from Revenues promptly to meet and pay the principal of and premium, if any, and interest on the Bonds as the same become due and payable. Nothing herein shall be construed as requiring the Issuer to use any funds or revenues from any source other than the Trust Estate.

Section 6.04. Draws on the Letter of Credit.

(a) The Trustee shall draw moneys under any Letter of Credit in accordance with the terms thereof in an amount necessary to make timely payments of principal of, premium, if any, and interest on the Bonds secured by such Letter of Credit, other than Bonds owned by or for the account of the Borrower or the Bank, when due whether at maturity, interest payment date, redemption, acceleration or otherwise. In addition, the Trustee shall draw moneys under any such Letter of Credit in accordance with the terms thereof to the extent necessary to make timely payments required to be made pursuant to, and in accordance with Sections 4.01, 4.02 and 4.11 hereof.

(b) Immediately after making a drawing under any Letter of Credit which has been honored, the Trustee shall reimburse the Bank, in accordance with the terms of the Reimbursement Agreement and Section 6.04(c) hereof, for the amount of the drawing using moneys, if any, contained in:

(ii) the Bond Fund, if the drawing was to pay principal or interest on the Bonds enhanced by such Letter of Credit; and

(iii) the redemption account, if the drawing was to redeem Bonds enhanced by such Letter of Credit

(c) Each payment to the Bank described in the immediately preceding subsection shall be made by the Trustee by wire transfer to the Bank (to such account as the Bank may from time to time indicate) of the applicable amount immediately following, and on the same Business Day as, the Bank’s initiation of payment of the corresponding drawing under the Letter of Credit.

(d) If the Trustee has made a proper drawing on the Letter of Credit and the Bank wrongfully fails to make a payment for debt service due on the Bonds by 1:00 p.m. (New York City time) or the Letter of Credit has been repudiated, the Trustee, upon a Responsible Officer becoming aware of such event, shall immediately notify the Borrower and request payment of the debt service due in immediately available funds by 4:00 p.m. (New York City time).

(e) The Trustee shall comply with the procedures set forth in any Letter of Credit relating to the termination, surrender and cancellation thereof.

(f) If a Letter of Credit is enhancing the Bonds, the Trustee shall hold and maintain each Letter of Credit for the benefit of the Bondholders, until such Letter of Credit expires in accordance with its terms. Subject to the provisions of this Indenture, the Trustee shall enforce all terms, covenants and conditions of each Letter of Credit, including payment when due of any draws on such Letter of Credit, and the provisions relating to the payment of draws on, and reinstatement of amounts that may be drawn under, such Letter of Credit, and will not consent to, agree to or permit any amendment or modification of such Letter of Credit which would materially adversely affect the rights or security of the Holders of the Bonds enhanced by such Letter of Credit. If at any time during the term of any Letter of Credit any successor Trustee shall be appointed and qualified under this Indenture, the resigning or removed Trustee shall request that the Bank transfer such Letter of Credit to the successor Trustee. If the resigning or removed Trustee fails to make this request, the successor Trustee shall do so before accepting appointment.

Section 6.05. Use of Moneys in the Bond Fund and Certain Other Moneys. Except as provided in Sections 4.11, 6.07, 6.10 and 10.03 hereof and subject to the provisions of the Tax Certificate, moneys in the Bond Fund shall be used solely for (i) the payment of the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable at maturity, upon redemption or otherwise, or (ii) to reimburse the Bank for draws on the Letter of Credit used to make the payments described in (i). Funds for such payments of the principal of and premium, if any, and interest on the Bonds held by Owners other than the Bank, the Liquidity Provider, the Bond Insurer or the Borrower, shall be derived from the following sources in the order of priority indicated:

(a) moneys paid into the Letter of Credit Account of the Bond Fund for the Bonds from a draw by the Trustee under any Letter of Credit enhancing the Bonds;

(b) from moneys paid into the Bond Fund pursuant to Section 6.03(a) hereof which shall be applied to the payment of interest on the Bonds;

(c) from moneys held by the Trustee pursuant to Article VIII hereof, such moneys to be applied only to the payment of the principal of and premium, if any, and interest on Bonds which are deemed to be paid in accordance with Article VIII hereof;

(d) from proceeds of refunding bonds pursuant to the provisions of Section 2.11 of this Indenture and from income from the investment of such proceeds; and

(e) from all other amounts on deposit in the Bond Fund, including amounts paid by the Borrower pursuant to the provisions of Section 4.2(a) or Article VII of the Agreement, and proceeds from the investment thereof.

Section 6.06. Custody of the Bond Fund. The Bond Fund shall be in the custody of the Trustee but in the name of the Issuer and the Issuer hereby authorizes and directs the Trustee to withdraw in accordance with the provisions of Section 6.05 of this Indenture sufficient funds from the Bond Fund to pay the principal of, premium, if any, and interest on the Bonds as the same become due and payable, which authorization and direction the Trustee hereby accepts.

Section 6.07. Non-Presentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof or in the event any interest payment thereon is unclaimed, if moneys sufficient to pay such Bond or interest shall have been deposited in the Bond Fund, all liability of the Issuer to the Owner thereof for the payment of such Bond or interest shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such moneys, without liability for interest thereon, for the benefit of the Owner of such Bond who shall thereafter be restricted exclusively to such moneys, for any claim of whatever nature on his part under this Indenture or on, or with respect to, said Bond. Any moneys so deposited with and held by the Trustee not so applied to the payment of Bonds or such interest, if any, within one (1) year after the date on which the same shall have become due shall be paid by the Trustee to the Borrower upon the written direction of an Authorized Borrower Representative and thereafter Bondholders shall be entitled to look only to the Borrower for payment, and then only to the extent of the amount so repaid, and the Borrower shall not be liable for any interest thereon and shall not be regarded as a trustee of such moneys and the Trustee shall have no further responsibility with respect to such moneys.

Section 6.08. Trustee Fees, Charges and Expenses. The Trustee agrees that the Issuer shall have no liability for any fees, charges and expenses of the Trustee, and the Trustee agrees to look only to the Borrower for the payment of all fees, charges and expenses of the Trustee as provided in the Agreement and in this Indenture.

Section 6.09. Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee for deposit into the Bond Fund or into the Refunding Account under any provision hereof, all moneys withdrawn from the Bond Fund and held by the Trustee and any moneys withdrawn from the Refunding Account and held by the Trustee shall be held by the Trustee in trust, and such moneys (other than moneys held pursuant to Section 6.07 hereof) shall, while so held, constitute part of the Trust Estate and be subject to the lien hereof. Moneys held for the payment of the purchase price of Bonds pursuant to Article IV hereof shall not constitute part of the Trust Estate and shall be held in a special purpose trust account which will be established and maintained by the Trustee and held for the exclusive benefit of the holders of Bonds with respect to which such purchase was made.

Section 6.10. Repayment to the Borrower from the Bond Fund. Any amounts remaining in the Bond Fund after payment in full of the principal of and premium, if any, and interest on the Outstanding Bonds (or provision for payment thereof as provided in this Indenture), the fees, charges and expenses of the Issuer, the Trustee, the Liquidity Provider, the Bank, the Remarketing Agent and the Auction Agent, and all other amounts required to be paid under the Agreement, the Bond Insurance, the Liquidity Facility, the Letter of Credit, and this Indenture shall be paid to the Borrower as provided in Section 9.5 of the Agreement.

Section 6.11. Revenues to be Paid Over to Trustee. The Issuer will cause the Revenues to be paid to the Trustee for deposit in the Bond Fund in accordance with the terms of this Indenture to effect payment of the principal of and premium, if any, and interest on the Bonds as the same become due.

Section 6.12. Payments of Principal and Interest. The Trustee shall pay from Revenues received by the Trustee, in the order of priority indicated in Section 6.05 hereof, the principal of and premium, if any, and interest on, the Bonds as the same become due and payable. If, prior to the maturity of any Bond, the Borrower surrenders such Bond to the Trustee for cancellation, the Trustee shall cancel such Bond.

Section 6.13. Revenues to be Held for all Bondholders; Certain Exceptions. Revenues and investments thereof shall, until applied as provided in this Indenture, be held by the Trustee for the benefit of the Owners of all Outstanding Bonds, except as provided by Sections 2.11, 6.07 and 6.10 hereof and except that any portion of the Revenues representing principal of and premium, if any, and interest on, any Bonds previously called for redemption in accordance with Article III of this Indenture or previously matured or representing unclaimed interest on the Bonds shall be held for the benefit of the Owners of such Bonds only and shall not be deposited or invested pursuant to Article VII hereof, notwithstanding any provision of Article VII.

Section 6.14. Rebate Fund. There is hereby created by the Issuer and ordered established with the Trustee a custodial fund to be designated the “Clark County, Nevada Industrial Development Refunding Revenue Bonds (Southwest Gas Corporation Project) Series 2004B - Rebate Fund” (the “Rebate Fund”). The Trustee shall establish within the Rebate Fund a separate account designated “Tax-Exempt”. The Trustee covenants and agrees to deposit to the Rebate Fund amounts paid to the Trustee by the Borrower pursuant to Section 4.2(g) of the Agreement and, at the written direction of an Authorized Borrower Representative, to withdraw from such Rebate Fund such amounts at such times in order to pay the Rebate Requirement (as defined in the Tax Certificate) in accordance with the Tax Certificate. Funds on deposit in the Rebate Fund are not part of the Trust Estate.

Section 6.15. Bond Insurance Payments. As long as any Bond Insurance shall be in full force and effect hereunder, the Issuer, the Trustee and any Paying Agent agree to comply with the following provisions:

(a) at least one (1) day prior to all Interest Payment Dates the Trustee or Paying Agent will determine whether there will be sufficient funds in the Bond Fund to pay the principal of or interest on the Bonds on such Interest Payment Date. If the Trustee or Paying Agent determines that there will be insufficient funds in such Bond Fund, the Trustee or Paying Agent shall so notify the Bond Insurer. Such notice shall specify the amount of the anticipated deficiency and whether the Bonds will be deficient as to principal or interest, or both. If the Trustee or Paying Agent has not so notified the Bond Insurer at least one (1) day prior to an Interest Payment Date, the Bond Insurer will make payments of principal or interest due on the Bonds on or before the first (1st) day following the date on which the Bond Insurer shall have received notice of nonpayment from the Trustee or Paying Agent.

(b) the Trustee or Paying Agent shall, after giving notice to the Bond Insurer as provided in (a) above, make available to the Bond Insurer and, at the Bond Insurer’s direction, to an insurance trustee for the Bond Insurer or any successor insurance trustee (the “Insurance Trustee”), the registration books of the Issuer maintained by the Trustee or Paying Agent, and all records relating to the funds maintained under the Indenture.

(c) the Trustee or Paying Agent shall provide the Bond Insurer and the Insurance Trustee with a list of registered owners of Bonds entitled to receive principal or interest payments from the Bond Insurer under the terms of the Bond Insurance, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered owners of such Bonds entitled to receive full or partial interest payments from the Bond Insurer and (ii) to pay principal upon such Bonds surrendered to the Insurance Trustee by the registered owners of Bonds entitled to receive full or partial principal payments from the Bond Insurer.

(d) the Trustee or Paying Agent shall, at the time it provides notice to the Bond Insurer pursuant to (a) above, notify registered owners of Bonds entitled to receive the payment of principal or interest thereon from the Bond Insurer (i) as to the fact of such entitlement, (ii) that the Bond Insurer will remit to them all or a part of the interest payments next coming due upon proof of Bondholder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner’s right to payment, (iii) that should they be entitled to receive full payment of principal from the Bond Insurer, they must surrender their Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Bonds to be registered in the name of the Bond Insurer) for payment to the Insurance Trustee, and not the Trustee or Paying Agent, and (iv) that should they be entitled to receive partial payment of principal from the Bond Insurer, they must surrender their Bonds for payment thereon first to the Trustee or Paying Agent, who shall note on such Bonds the portion of the principal paid by the Trustee or Paying Agent, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

(e) in the event that the Trustee or Paying Agent has notice that any payment of principal of or interest on a Bond which has become due for payment and which is made to a Bondholder by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent shall, at the time the Bond Insurer is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner’s payment is so recovered, such registered owner will be entitled to payment from the Bond Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent shall furnish to the Bond Insurer its records evidencing the payments of principal of and interest on the Bonds which have been made by the Trustee or Paying Agent and subsequently recovered from registered owners and the dates on which such payments were made.

(f) in addition to those rights granted the Bond Insurer hereunder, the Bond Insurer shall, to the extent it makes payment of principal of or interest on Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Bond Insurance, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent shall note the Bond Insurer’s rights as subrogee on the registration books of the Issuer maintained by the Trustee or Paying Agent upon receipt from the Bond Insurer of proof of the payment of interest thereon to the registered Bondholders, and (ii) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent shall note the Bond Insurer’s rights as subrogee on the registration books of the Issuer maintained by the Trustee or Paying Agent upon surrender of the Bonds by the registered owners thereof together with proof of the payment of principal thereof.

ARTICLE VII

INVESTMENT OF MONEYS

Section 7.01. Investment of Moneys. The Trustee shall invest and reinvest any moneys held as part of the Bond Fund upon the written direction of an Authorized Borrower Representative in Permitted Investments. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the fund for which they were made. The interest accruing thereon, any profit realized from such investments and any loss resulting from such investments shall be credited or charged to such fund in accordance with Section 3.4 of the Agreement. The Trustee shall sell and reduce to cash a sufficient amount of such investments of the Bond Fund, each in accordance with written directions or oral directions promptly confirmed by telecopy or other writing of an Authorized Borrower Representative, whenever the cash balance in the Bond Fund is insufficient to pay the principal of and premium, if any, and interest on the Bonds when due. Moneys comprising proceeds of a draw on a Letter of Credit or Liquidity Facility, and other moneys held for the payment of the purchase price of Bonds pursuant to Article IV hereof or the payment of Bonds pursuant to Section 6.07 and 6.13 hereof, shall be held uninvested.

Section 7.02. Investments; Arbitrage. The Trustee may make any and all investments permitted by the provisions of Section 7.01 hereof through its own bond department. The Trustee may act as principal or agent in the making or disposing of any investments, and may act as sponsor, advisor or manager in connection with any such investments. The provisions of this subsection shall apply to affiliates of the Trustee. As and when any amount invested pursuant to this Article may be needed for disbursement, the Trustee may cause a sufficient amount of such investments to be sold and reduced to cash to the credit of such funds.

The Borrower has covenanted in Section 5.11 of the Agreement that it will not take any action or fail to take any action with respect to the Bonds to cause the Bonds to be treated as “arbitrage bonds” within the meaning of Section 148(a) of the Code.

ARTICLE VIII

DEFEASANCE

Section 8.01. Defeasance. (A) If the Issuer shall pay or cause to be paid, or there shall be otherwise paid or provision for payment made to or for the Bondholders the principal, premium, if any, and interest due or to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it or on its part, and shall pay or cause to be paid to the Trustee all sums of money due or to become due according to the provisions hereof, then this Indenture and the lien, rights and interests created hereby shall cease, determine and become null and void (except as to any surviving rights of payment, registration, transfer or exchange of Bonds herein provided for), whereupon the Trustee upon written request of an Authorized Issuer Representative shall cancel and discharge this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requested by an Authorized Issuer Representative and requisite to discharge this

Indenture, and release, assign and deliver unto the Issuer any and all the estate, right, title and interest in and to any and all rights assigned or pledged to the Trustee or otherwise subject to this Indenture, except amounts in the Bond Fund required to be paid to the Borrower under Section 6.10 hereof and except moneys or securities held by the Trustee for the payment of the principal of and premium, if any, and interest on, and purchase prices of, the Bonds. Notwithstanding the foregoing, under no circumstances may the Issuer or the Borrower receive any funds derived from a draw on any Letter of Credit, Liquidity Facility, Bond Insurance or moneys held for the payment of particular Bonds.

(B) Any Bond or Authorized Denomination thereof shall be deemed to be paid within the meaning of this Indenture when (a) payment of the principal of and premium, if any, on such Bond or Authorized Denomination thereof, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided herein) either (i) shall have been made or caused to be made in accordance with the terms thereof, (ii) shall have been provided for by depositing, to the extent permitted by the Act, sufficient amounts as described in clause (1), (2), (3) and/or (4) below for such payment with the Trustee, or (iii) in the case of a Bond which bears interest at a Flexible Rate or a Term Rate, shall have been provided for by irrevocably depositing, to the extent permitted by the Act, with the Trustee in trust and irrevocably setting aside exclusively for such payment on such due date (which due date shall be in the case of a Bond bearing interest at a Flexible Rate no later than the Interest Payment Date for the then current Flexible Segment for such Bond and in the case of a Bond bearing interest at a Term Rate no later than the last Interest Payment Date for the then current Term Rate Period for such Bond):

(1) cash (insured at all times by the Federal Deposit Insurance Corporation or otherwise collateralized with obligations described in clause (2) following),

(2) direct non-callable obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America maturing as to principal and interest in such amount and at such time as will insure the availability of sufficient moneys to make such payment,

(3) securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America, to which direct obligation or guarantee the full faith and credit of the United States of America has been pledged; or

(4) Refcorp interest strips, CATS, TIGRS, STRPS, or defeased municipal bonds rated AAA by S&P or Aaa by Moody’s;

and (b) all necessary and proper fees, compensation and expenses of the Trustee pertaining to any such deposit shall have been paid or the payment thereof provided for to the satisfaction of the Trustee; provided, however, that no Bond shall be deemed paid pursuant to this Article VIII prior to the due date for the payment of principal, premium if any, and interest thereon unless there shall have been delivered an opinion of Bond Counsel to the effect that such treatment will not adversely affect the Tax-Exempt status of any Bonds hereunder and will not cause such Bonds to be treated as sold or otherwise disposed of for the purposes of Section 1001 of the Code (or any successor provision), and (c) the Borrower shall cause to be delivered, upon request of the Bond Insurer, (i) expect in the case of a gross defeasance with cash, in which case the Borrower shall have no such obligation, a report of an independent firm of nationally recognized certified public accountants or such other accountant or financial advisor or financial advisory firm as shall be acceptable to the Bond Insurer verifying the sufficiency of the escrow established to pay the Bonds in full on the maturity or redemption date, (ii) an escrow deposit agreement (which shall be acceptable in form and substance to the Bond Insurer), and (iii) an opinion of nationally recognized bond counsel to the effect that the Bonds are no longer Outstanding hereunder, and (iv) a certificate of discharge of the Trustee with respect to the Bonds, each verification and defeasance opinion shall be acceptable in form and substance, and addressed, to the Issuer, the Trustee and the Bond Insurer. The Bond Insurer shall be provided with final drafts of the above-referenced documentation prior to the funding of the escrow. The Bonds shall be deemed Outstanding unless and until they are in fact paid and retired or above criteria are met. At such times as a Bond or Authorized Denomination thereof shall be deemed to be paid hereunder, as aforesaid, such Bond or Authorized Denomination thereof shall no longer be secured by or entitled to the benefits of this Indenture (other than Sections 2.04 and 2.08 hereof in the case of a deposit under clause (a)(iii) above), except for the purposes of any such payment from such moneys or government obligations referred to in clause (2) above.

(C) Notwithstanding the foregoing paragraph, in the case of a Bond or Authorized Denomination thereof which by its terms may be redeemed prior to the stated maturity thereof, no deposit under clause (a)(iii) of the immediately preceding paragraph shall be deemed a payment of such Bond or Authorized Denomination thereof as aforesaid until: (a) proper notice of redemption of such Bond or Authorized Denomination thereof shall have been previously given in accordance with Article III of this Indenture, or in the event said Bond or Authorized Denomination thereof is not to be redeemed within the succeeding seventy-five (75) days, until the Borrower shall have given the Trustee on behalf of the Issuer, in form satisfactory to the Trustee, irrevocable instructions to notify, as soon as practicable, the Owner of such Bond or Authorized Denomination thereof in accordance with Article III hereof, that the deposit required by (a)(iii) above has been made with the Trustee and that said Bond or Authorized Denomination thereof is deemed to have been paid in accordance with this Article and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of and the applicable premium, if any, on said Bond or Authorized Denomination thereof, plus interest thereon to the due date thereof, or (b) the maturity of such Bond or Authorized Denomination thereof.

(D) Notwithstanding any provision of any other Article of this Indenture which may be contrary to the provisions of this Article, all moneys or government obligations set aside and held in trust pursuant to the provisions of this Article for the payment of Bonds or Authorized Denominations thereof (including interest and premium thereon, if any) shall be applied to and used solely for the payment of the particular Bonds or Authorized Denominations thereof (including interest and premium thereon, if any) with respect to which such moneys and government obligations have been so set aside in trust.

(E) Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Bonds shall be paid by the Bond Insurer pursuant to the Bond Insurance, the Bonds shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Issuer, and the assignment and pledge of the Trust

Estate and all covenants, agreements and other obligations of the Issuer to the registered owners shall continue to exist and shall run to the benefit of the Bond Insurer, and the Bond Insurer shall be subrogated to the rights of such registered owners.

(F) Anything in Article XI hereof to the contrary notwithstanding, if moneys or government obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of Bonds or Authorized Denominations thereof and the interest and premium, if any, thereon and such Bonds or Authorized Denominations thereof and the interest and premium, if any, thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the Owner of each of the Bonds affected thereby.

ARTICLE IX

DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND BONDHOLDERS

Section 9.01. Defaults; Events of Default. If any of the following events occurs with respect to the Bonds, it is hereby defined as and declared to be and to constitute a default or an Event of Default; provided no effect shall be given to payments made under the Bond Insurance Policy:

(a) Failure to make payment of any installment of interest upon any Bond after such payment has become due and payable;

(b) Failure to make payment of the principal of and premium, if any, on any Bond at the stated maturity thereof or upon the unconditional redemption thereof;

(c) A failure to pay an amount due pursuant to Article IV hereof when the same shall have become due and payable with respect to any Bond;

(d) The occurrence of an “Event of Default” under the Agreement;

(e) Failure on the part of the Issuer to perform or observe any of its covenants, agreements or conditions in this Indenture or in the Bonds and failure to remedy the same after notice thereof pursuant to Section 9.10 hereof;

(f) While the Bonds are supported by a Letter of Credit, the Trustee shall have received written notice from the Bank of the occurrence of an Event of Default with respect to the Bonds, as such term is defined under the Reimbursement Agreement, and requesting that the Trustee declare an acceleration of the Bonds pursuant to Section 9.02 hereof; and

(g) While the Bonds are supported by a Letter of Credit, the Trustee shall receive written notice from the Bank within ten (10) calendar days after an interest drawing under the Letter of Credit, or as otherwise provided in the Reimbursement Agreement, that the Bank has not reinstated the amount so drawn.

Section 9.02. Acceleration. Upon the occurrence and continuance of an Event of Default under Section 9.01 hereof, the Trustee may, and upon the written request of the

Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding, shall (in all cases only with the consent of the Bank or the Bond Insurer, to the extent required by Section 9.03), by notice in writing delivered to the Borrower, with copies to the Issuer, the Bond Insurer, the Liquidity Provider, the Bank, the Remarketing Agent and the Auction Agent, declare the principal of all Bonds and the interest accrued thereon to the date of such declaration immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable; provided that interest shall continue to accrue until all such amounts are paid. On the date of any such declaration, the Trustee shall promptly draw upon any then existing Letter of Credit in accordance with the terms thereof and apply the amount so drawn to pay the principal of and interest on the Bonds so declared to be due and payable. Upon any such declaration, the Trustee shall declare all indebtedness related to the Bonds and payable under Section 4.2(a) of the Agreement to be immediately due and payable in accordance with Section 6.2 of the Agreement and may exercise and enforce such rights as exist under the Agreement and this Indenture. The above provisions are subject to waiver, rescission and annulment as provided in Section 9.09 hereof. Upon receipt of notice pursuant to Section 9.01(f) or Section 9.01(g) from the Bank, the Trustee shall promptly draw upon the related Letter of Credit in accordance with the terms thereof and apply the amount so drawn to pay the principal of and interest on the Bonds.

Each Rating Agency shall receive immediate notice from the Trustee of any acceleration of the Bonds pursuant to Section 9.01(g).

Section 9.03. Remedies; Rights of Bondholders and Bond Insurer. Upon the occurrence and continuation of an Event of Default under Section 9.01 hereof, the Trustee may pursue any available remedy at law or in equity by suit, action, mandamus or other proceeding to enforce the payment of the principal of and premium, if any, and interest on the Bonds then outstanding and to enforce and compel the performance of the duties and obligations of the Issuer as herein set forth. In addition, the Trustee may, without notice to the Issuer or the Borrower, exercise any and all remedies afforded the Issuer under Article VI of the Agreement in its name or the name of the Issuer without the necessity of joining the Issuer.

Subject to the limitations set forth in the last two paragraphs of this Section 9.03, if an Event of Default under Section 9.01 hereof shall have occurred and be continuing, and if requested so to do by the Owners of not less than a majority in aggregate principal amount of the Bonds then outstanding and indemnified as provided in Section 10.01(i) hereof, the Trustee shall be obliged to exercise such one or more of the rights and powers conferred by this Section 9.03 and Section 9.02 hereof with respect to the Bonds, in all cases as the Trustee (being advised by Counsel) shall deem most expedient in the interests of the Bondholders.

No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondholders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right, power or remedy accruing upon any Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or acquiescence therein; and every such right, power or remedy may be exercised from time to time and as often as may be deemed expedient.

Neither the Trustee nor Bondholders may waive any Event of Default hereunder without the consent of any Bond Insurer, and no waiver, whether by the Trustee, the Bondholders or the Bond Insurer, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

Anything in this Indenture or the Agreement to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default hereunder, except during the continuance of an Insurer Default, the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Bondholders or the Trustee for the benefit of the Bondholders hereunder or under the Agreement covered by such Bond Insurance, including, without limitation: (i) the right to accelerate the principal of the Bonds as described herein, (ii) the right to annul any declaration of acceleration, and (iii) and the right to request the Trustee or receiver to intervene in judicial proceedings that affect the Bonds or the security therefor, and the Bond Insurer, except during the continuance of an Insurer Default applicable to such Bond Insurer, shall also be entitled to approve all waivers of Events of Default hereunder and under the Agreement.

Except as superceded by the powers of the Bond Insurer set forth in the previous paragraph with respect to remedies on default and except in the event of a Bank Default, upon the occurrence and continuance of an Event of Default, the Bank shall be entitled to control and direct the enforcement of all rights and remedies granted to the Bondholders or the Trustee for the benefit of the Bondholders hereunder covered by such Letter of Credit, including, without limitation: (i) the right to accelerate the principal of the Bonds as described herein and (ii) the right to annul any declaration of acceleration, and the Bank, except in the event of a Bank Default applicable to such Bank, shall also be entitled to approve all waivers of Events of Default hereunder; provided that in no event shall any direction of the Bank alter the obligations of the Trustee to draw upon a Letter of Credit securing the Bonds following an Event of Default under Section 9.01(g).

Section 9.04. Right of Bondholders to Direct Proceedings. Other than as provided in Section 9.03, the Owners of not less than a majority in aggregate principal amount of Bonds then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture and could not involve the Trustee in personal liability.

Section 9.05. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee and its Counsel, be deposited in the account (created under Section 6.02 hereof) within the Bond Fund and all such moneys in such account within the Bond Fund shall be applied as follows:

(a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

FIRST - To the payment to the persons entitled thereto of all interest then due on the Bonds (other than interest due on the Bonds for the payment of which moneys are held pursuant to the provisions of this Indenture), and, if the amount available shall not be sufficient to pay said amount in full, then to the payment ratably, according to the amounts due, to the persons entitled thereto, without any discrimination or privilege;

SECOND - To the payment to the persons entitled thereto of the unpaid principal of and premium, if any, on any Bonds which shall have become due (other than with respect to Bonds matured or called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), and, if the amount available shall not be sufficient to pay in full such unpaid principal and premium, then to the payment ratably to the persons entitled thereto without any discrimination or privilege; and

THIRD - To the payment to the persons entitled thereto of interest on overdue principal of and premium, if any, on any Bonds without preference or priority as between principal or premium or interest one over the others, or any installment of interest over any other installment of interest, or of any Bond over any other Bond, and if the amount available shall not be sufficient to pay such amounts in full, then ratably, without any discrimination or privilege.

(b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and premium, if any, and interest then due and unpaid upon the Bonds (other than Bonds matured or called for redemption or interest due on Bonds for the payment of which moneys are held pursuant to the provisions of this Indenture), without preference or priority of principal, premium or interest one over the others, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

(c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of Section 9.05(b) hereof in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of Section 9.05(a) hereof.

Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine. Whenever the Trustee shall apply such moneys, it shall fix the date upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date.

Whenever all principal of and premium, if any, and interest on all Bonds have been paid under the provisions of this Section 9.05 and all expenses and charges of the Trustee have been paid, any balance remaining in the Bond Fund shall be paid to the Borrower as provided in Section 6.10 hereof.

Section 9.06. Remedies Vested in Trustee. All rights of action (including the right to file proofs of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Bondholders, and any recovery of judgment shall be for the equal and ratable benefit of the Owners of the Outstanding Bonds.

Section 9.07. Rights and Remedies of Bondholders. No Owner of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust thereof or for the appointment of a receiver or any other remedy hereunder, unless (i) a default has occurred of which a Responsible Officer of the Trustee has actual knowledge or has been notified as provided in subsection (g) of Section 10.01 hereof, (ii) such default shall have become an Event of Default hereunder and be continuing and shall not be subject to control by the Bank or the Bond Insurer under Section 9.03, (iii) the Owners of more than a majority in aggregate principal amount of Bonds then Outstanding shall have made written request to the Trustee, either to proceed to exercise the powers herein granted or to institute such action, suit or proceeding in its own name, and shall have offered to the Trustee indemnity as provided in Section 10.01(i), and (iv) the Trustee shall for sixty (60) days after such notice, request and offer of indemnity fail or refuse to exercise the powers herein granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder. No one or more Bondholders shall have any right in any manner whatsoever to enforce any right hereunder except in the manner herein provided, and all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the Owners of all Bonds then outstanding. Nothing in this Indenture shall, however, affect or impair the right of any Bondholder to enforce the payment of the principal of and premium, if any, and interest on any Bond at and after the maturity thereof.

Section 9.08. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

Section 9.09. Waivers of Events of Default. Subject to the next paragraph and to the last two paragraphs of Section 9.03, which shall apply at all times with respect to any

Bonds then secured by a Letter of Credit or Bond Insurance, the Trustee may in its discretion waive any Event of Default hereunder and rescind its consequences and shall do so upon the written request of the Owners of not less than a majority in aggregate principal amount of all Bonds then Outstanding (in all cases only with the consent of any Bank and any Bond Insurer); provided, however, that there shall not be waived any Event of Default in the payment of the principal of, or premium on, any Outstanding Bonds when due (whether at maturity or by redemption), or any Event of Default in the payment when due of the interest on any such Bonds, unless prior to such waiver and rescission, all arrears of principal of and interest upon such Bonds, and interest on overdue principal at the rate borne by the Bonds on the date on which such principal became due and payable, and all arrears of premium, if any, when due, together with the reasonable expenses of the Trustee and of the Owners of such Bonds, including reasonable attorneys’ fees paid or incurred, shall have been paid or provided for; provided further, there shall not be waived any Event of Default in the payment when due of any purchase prices of any Bonds pursuant to Article IV hereof, unless prior to such waiver and rescission all arrears of such purchase prices, together with reasonable expenses of the Trustee and of the Owners of such Bonds, including reasonable attorneys’ fees paid or incurred, shall have been paid or provision therefor made. In the case of any such waiver and rescission, or in case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver and rescission shall extend to any subsequent or other default, or impair any right consequent thereon. All waivers under this Indenture shall be in writing and a copy thereof shall be delivered to the Issuer, the Borrower, the Remarketing Agent and the Auction Agent.

The provisions of Sections 9.01 and 9.02 hereof are subject to the conditions that if, after the principal of all Bonds then Outstanding shall have been declared to be due and payable, all arrears of principal of and interest upon such Bonds, and the premium, if any, on all Bonds then Outstanding which shall have become due and payable otherwise than by acceleration, and all other sums payable under this Indenture, except the principal of, and interest on, the Bonds which by such declaration shall have become due and payable, shall have been paid by or on behalf of the Issuer, together with the reasonable expenses of the Trustee and of the Owners of such Bonds, including reasonable attorneys’ fees paid or incurred, and if no other defaults shall have occurred and be continuing, and, to the extent that a Letter of Credit is then in effect with respect to any Bonds, the amount available for interest draws under such Letter of Credit shall have been reinstated by the Bank in writing, then and in every such case, the Trustee shall, with the consent of any Bank and any Bond Insurer, as applicable pursuant to Section 9.03, annul such declaration of maturity and its consequences, which waiver and annulment shall be binding upon all Bondholders; but no such waiver, rescission and annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. In the case of any such annulment, the Borrower, the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights under this Indenture. All waivers and annulments under this Indenture shall be in writing and a copy thereof shall be delivered to the Issuer, the Bond Insurer, the Bank, the Borrower, the Remarketing Agent and the Auction Agent, as applicable.

Section 9.10. Notice of Event of Default Under Section 9.01(E) Hereof; Opportunity of Borrower to Cure Defaults. Anything herein to the contrary notwithstanding, no default described in Section 9.01(e) hereof shall constitute an Event of Default until actual notice of such default, requiring that it be remedied and stating that such notice is a “Notice of Default” hereunder, by registered or certified mail shall be given to the Issuer, the Borrower and, unless such notice is given by the Trustee, the Trustee, and the Issuer or the Borrower on behalf of the Issuer shall have had ninety days after receipt of such notice to correct said default or cause said default to be corrected, and shall not have corrected said default or caused said default to be corrected within the applicable period; provided, however, if said default be such that it cannot be corrected within the applicable period, it shall not constitute an event of default if corrective action is instituted within the applicable period and diligently pursued until the default is corrected and the fact of such non-correction, corrective action and diligent pursuit is evidenced to the Trustee by a certificate of an Authorized Borrower Representative or an Authorized Issuer Representative. A “Notice of Default” may be given by (i) any Bond Insurer, (ii) the Trustee or (iii) the Owners of a majority in aggregate principal amount of all Bonds then Outstanding.

Whenever, so long as the Borrower is not in default under the Agreement, after a reasonable request by the Borrower, the Issuer shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any other action which the Issuer is required to have the Trustee take pursuant to the provisions of the Agreement or this Indenture, the Borrower instead of the Issuer may give any such direction to the Trustee or require the Trustee to take any such action. Upon receipt by the Trustee of a written notice signed by the Authorized Borrower Representative stating that the Borrower has made reasonable request of the Issuer, and that the Issuer has failed, refused or neglected to give any direction to the Trustee or to require the Trustee to take any such action, the Trustee is hereby irrevocably empowered and directed to accept such direction from the Borrower as sufficient for all purposes of this Indenture. The Borrower shall have the direct right to cause the Trustee to comply with any of the Trustee’s obligations under this Indenture to the same extent that the Issuer is empowered so to do.

Certain actions or failures to act by the Issuer under this Indenture may create or result in an event of default under this Indenture and the Issuer hereby grants the Borrower full authority, to the extent permitted by law, for account of the Issuer to perform or observe any covenant or obligation of the Issuer alleged in a written notice to the Issuer and the Borrower from the Trustee not to have been performed or observed, in the name and stead of the Issuer with full power to do any and all things and acts to remedy any default.

Section 9.11. Rights of the Bank. All consents, approvals and requests required of the Bank shall be deemed not required if the Bank has failed to fulfill its obligations to make payments under the Letter of Credit in accordance with the terms thereof or a Bank Default has occurred and is continuing. The Trustee, in its exercise of its rights for the benefit of the Bondholders under this Article IX and the rights of the Issuer assigned under this Indenture (but not including the rights of the Trustee or the Issuer under this Indenture for its own benefit including, but not limited to, indemnification and any fees and expenses owed to it), in the event that all Outstanding Bonds are Bank Bonds, shall be subject to the direction of the Bank, subject to the rights of the Bond Insurer set forth herein. In the event that less than all Outstanding Bonds are secured by the Bank pursuant to the Letter of Credit, the Bank shall be treated as the owner of all Bank Bonds for purposes of giving directions, consents, waivers or other actions. Except as otherwise provided in the penultimate paragraph of Section 9.03 hereof, in no event shall Bonds secured by a Letter of Credit be accelerated without the prior written consent of the

Bank so long as the Letter of Credit is in full force and effect and the Bank has not defaulted thereunder (i) by failing to honor a draft submitted under the Letter of Credit in strict conformity therewith or (ii) in any other material respect, and all interest draws under the Letter of Credit have been reinstated.

Section 9.12. Bond Insurer Treated as Sole Holder of the Bonds. So long as no Insurer Default has occurred and is continuing, any Bond Insurer shall be deemed to be the sole Bondholder for purposes of exercising all rights and remedies of the Bondholders, including approval of amendments to this Indenture and the Agreement, but excluding (a) any right to payment of principal, interest or premium on the Bonds to the extent not paid by the Bond Insurance, (b) except as expressly provided in this Section 9.12, any rights and remedies of the Bondholders that are subject to the consent, approval or control of the Insurer, (c) any right of the Bondholders to be reimbursed for fees and expenses pursuant to Section 9.09, (d) any right to be restored upon waiver, rescission or discontinuance of an Event of Default pursuant to Section 9.09 and (e) any right to give notice of an Event of Default under Section 9.10.

ARTICLE X

THE TRUSTEE

Section 10.01. Acceptance of the Trusts by Trustee. The Trustee hereby accepts the trusts imposed upon it by this Indenture, represents and covenants that it is fully empowered to accept said trusts, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Indenture against the Trustee:

(a) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, custodians, nominees, receivers or employees and shall not be responsible for the supervision of, or the acts of any attorneys, agents or receivers appointed by it in good faith and without negligence, and shall be entitled to advice of Counsel concerning all matters of trusts hereof and the duties hereunder, and shall in all cases be reimbursed, pursuant to Section 10.03, for such reasonable compensation to all such attorneys, agents and receivers as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of Counsel. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

(b) Except for its certificate of authentication on the Bonds and the other information the Trustee is required to set forth on the Bonds pursuant to Section 2.06 hereof, the Trustee shall not be responsible for any recital herein or in the Bonds, or the validity, priority, recording, or rerecording, filing, or refiling of this Indenture or any financing statement, amendments to this Indenture, or continuation statements, or for reviewing any annual reports, financial statements or audits, or for insuring the Project or collecting any insurance moneys, other than the Bond Insurance, or for the validity of the execution by the Issuer of this Indenture or for any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, for the value or title of the Project or as to the maintenance of the security hereof. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuer or on the part of the Borrower under the Agreement, except as hereinafter set forth, but the Trustee may require of the Issuer or the Borrower full information and advice as to the performance of the covenants, conditions and agreements aforesaid. Except as otherwise provided in Sections 9.02 and 9.03 hereof, the Trustee shall have no obligation to perform any of the rights or obligations of the Issuer under the Agreement. The Trustee shall not be liable for participating in any act directed by the Issuer or the Borrower which might cause the Bonds to be “arbitrage bonds” within the meaning of Section 148(a) of the Code. The Trustee shall not be responsible or liable for the selection of any investment or for any loss suffered in connection with any investment of funds made by it in accordance with Article VII hereof including, without limitation, any loss suffered in connection with the sale of any investment pursuant to Article VII hereof.

(c) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the Owner of Bonds and otherwise transact banking and trustee business with the Borrower with the same rights which it would have if it were not Trustee.

(d) The Trustee shall be fully protected in acting in good faith upon any notice, request, resolution, consent, certificate, affidavit, letter, telegram or other paper or document, or direction (whether in original, electronic or facsimile form), believed to be genuine and correct and to have been signed or sent or given by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Owner of any Bond shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or upon transfer or in place thereof.

(e) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to conclusively rely upon a certificate signed on behalf of the Issuer by an Authorized Issuer Representative as sufficient evidence of the facts therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (g) of this Section, or subsequent to the waiver, rescission or annulment of a default as provided in Article IX hereof, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate signed on behalf of the Issuer by an Authorized Issuer Representative to the effect that a resolution or ordinance in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution or ordinance has been duly adopted, and is in full force and effect.

(f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be liable in the performance of its obligations hereunder except for its own negligence or willful misconduct.

(g) The Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default hereunder, except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by Article IV hereof and all defaults under Section 9.01(a), (b) or (c) hereof, unless a Responsible Officer shall be specifically notified in writing of such default by the Issuer, the Bond Insurer, the Bank, the Liquidity Provider, the Auction Agent, the Remarketing Agent or the Owners of at least a majority in aggregate principal amount of all Bonds then outstanding.

(h) The Trustee shall not be required to give any bonds or surety or otherwise expend its own funds in respect of the execution of its trusts and powers hereunder.

(i) Before taking any action under Article IX hereof at the request or direction of the Bondholders, the Bank or the Bond Insurer, the Trustee may require that an indemnity bond satisfactory to it be furnished by the Bondholders (the Trustee acknowledging that (i) the Bank’s unsecured agreement to indemnify the Trustee will be sufficient for this purpose and (2) that the Trustee may not seek indemnity as a condition to drawing on a Letter of Credit or making a claim on the Bond Insurance in connection with an acceleration of the Bonds under Section 9.02), for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its own negligence or willful misconduct in connection with any action so taken.

(j) All moneys received by the Trustee shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received and shall not be commingled with the general funds of the Trustee but need not be segregated from other funds except to the extent required or permitted by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

(k) The Trustee, prior to the occurrence of an Event of Default specified in Section 9.01 of this Indenture and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and, in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture. In case an event of default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(l) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This subsection shall not be construed to limit the effect of subsection (k) of this Section;

(ii) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in aggregate principal amount of the Bonds outstanding relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(m) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee, deemed desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, or as a condition to the taking of any action by the Trustee.

(n) In the event the Trustee incurs expenses or renders services in connection with an event of bankruptcy, reorganization or insolvency, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy, reorganization or insolvency.

(o) To the extent that the Trustee is also acting as Paying Agent, Registrar or Tender Agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article X shall also be afforded to such Paying Agent, Registrar and Tender Agent.

Notwithstanding any other provision of this Indenture, in determining whether the rights of the Bondholders will be adversely affected by any action taken pursuant to the terms and provisions hereof, the Trustee (or Paying Agent) shall consider the effect on the Bondholders as if there were no Bond Insurance or Letter of Credit, as applicable, and shall have the right to be provided with and may rely upon an Opinion of Counsel in making such determination.

Section 10.02. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business as a commercial bank or trust company in good standing under the laws of the United States of America or any state or territory thereof, duly authorized under such laws to exercise corporate trust powers, be authorized to accept and exercise the trusts herein provided, have a combined reported capital and surplus of at least $75,000,000, be subject to examination by Federal or state authority and have such offices and agencies in such locations as are required under the Act and as are required to enable it to perform the functions herein contemplated and acceptable to the Bond Insurer. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 10.03. Fees, Charges and Expenses of Trustee. The Trustee shall be entitled to payment and/or reimbursement from the Borrower hereunder and pursuant to the Financing Agreement for reasonable fees for its services rendered hereunder and all advances, fees of counsel and other expenses reasonably made or incurred by the Trustee in connection with such services hereunder; provided, that if such expenses are determined to have been caused by the negligence or willful misconduct of the Trustee it shall not be entitled to compensation or reimbursement therefor. The Trustee shall have a first lien with right of payment prior to payment on account of principal of or premium, if any, or interest on any Bond upon all moneys in its possession under any provisions hereof for the foregoing advances, fees, costs and expenses incurred; provided, however, that the Trustee shall not have a first lien with right of payment prior to payment on account of principal of or premium, if any, or interest on any Bond with respect to moneys in the Bond Fund held for the payment of the principal of and premium, if any, and interest on particular Bonds or moneys held for the payment of the purchase price of particular Bonds. The Trustee’s rights under this Section 10.03 shall survive the termination or expiration of this Indenture and the resignation or removal of the Trustee.

Section 10.04. Notice to Bondholders if Default Occurs. If a default occurs of which the Trustee is by subsection (g) of Section 10.01 hereof required to take notice or if notice of default be given as in said subsection (g) provided, the Trustee shall within fifteen (15) days thereafter (unless such default is cured or waived), give notice of such default to each Owner of Bonds then Outstanding, provided that, except in the case of a default in the payment of the principal of or premium, if any, or interest on any Bond, the Trustee may withhold such notice to the Bondholders if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders and provided further that nothing in this Section 10.04 shall be deemed to limit the notice required by the second to last paragraph of Section 9.05 hereof.

Section 10.05. Intervention by Trustee. In any judicial proceeding to which the Issuer or the Borrower is a party and which in the opinion of the Trustee and its Counsel has a substantial bearing on the interests of Bondholders, the Trustee may intervene on behalf of Bondholders and, subject to the provisions of Section 10.01(i), shall do so if requested in writing by the Owners of a majority in aggregate principal amount of all Bonds then outstanding.

Section 10.06. Successor Trustee. Any corporation or association into which the Trustee may be merged or converted, or with which it may be consolidated, or to which it may sell, lease or transfer its corporate trust business and assets as a whole or substantially as a whole, shall be and become successor Trustee hereunder and shall be vested with all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges hereunder as was its predecessor, without the execution or filing of any instrument on the part of any of the parties hereto.

Section 10.07. Resignation by the Trustee. The Trustee may at any time resign from the trusts hereby created by giving sixty (60) days written notice by registered or certified mail to the Issuer, the Borrower, the Liquidity Provider, the Bank, the Bond Insurer, the Owner of each Bond, the Auction Agent and the Remarketing Agent, and such resignation shall not take effect until the appointment of a successor Trustee pursuant to the provisions of Section 10.09 hereof and acceptance by the successor Trustee of the trusts created hereby. If no successor Trustee shall have been so appointed and have accepted appointment within forty-five (45) days of the giving of written notice by the resigning Trustee as aforesaid, the resigning Trustee may, at the expense of the Borrower, petition any court of competent jurisdiction for the appointment of a successor Trustee or any Bondholder who has been a bona fide holder of a Bond for at least six months may, on behalf of itself and others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor trustee meeting the qualifications set forth in Section 10.02.

Section 10.08. Removal of the Trustee. (a) In case at any time either of the following shall occur:

(1) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.02 hereof and shall fail to resign after written request therefor by the Issuer or by any Bondholder who has been a bona fide holder of a Bond for at least six months, or

(2) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer may remove the Trustee and appoint a successor Trustee (with the advice of the Borrower and the consent of the Bond Insurer) by an instrument in writing, or any such Bondholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, in each case, meeting the eligibility standards set forth in Section 10.02. Such court may thereupon, after such notice if any, as it may deem proper and may prescribe, remove the Trustee and appoint a successor Trustee.

(b) The Issuer, in its sole discretion or upon the written request of an Authorized Borrower Representative, or the Owners of a majority in aggregate principal amount of the Bonds at the time outstanding or the Bond Insurer or the Bank, for any failure by the Trustee to fulfill its obligations hereunder may at any time, with or without cause, remove the Trustee and appoint a successor Trustee by an instrument or concurrent instruments in writing signed by the Issuer (with the advice of the Borrower and the consent of the Bond Insurer and the Bank) or such Bondholders, as the case may be.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee, pursuant to any of the provisions of this Section shall not become effective until the acceptance of appointment by the successor Trustee as provided in Section 10.09 and acceptance by the successor Trustee of the trusts created hereby.

Section 10.09. Appointment of Successor Trustee. In case the Trustee hereunder shall:

(a) resign pursuant to Section 10.07 hereof;

(b) be removed pursuant to Section 10.08 hereof; or

(c) be dissolved, taken under the control of any public officer or officers or of a receiver appointed by a court, or otherwise become incapable of acting hereunder,

a successor shall be appointed by the Issuer at the direction of the Borrower and with the written consent of the Bond Insurer and the Bank, which consent shall not be unreasonably withheld; provided, that if a successor Trustee is not so appointed within ten (10) days after notice of resignation is mailed or instrument of removal is delivered as provided under Sections 10.07 and 10.08 hereof, respectively, or within ten (10) days of the Issuer’s knowledge of any of the events specified in (c) hereinabove, then the Owners of a majority in aggregate principal amount of Bonds then outstanding, by filing with the Issuer, the Borrower, the Auction Agent and the Remarketing Agent, an instrument or concurrent instruments in writing signed by or on behalf of such Owners, may designate a successor Trustee meeting the eligibility standards set forth in Section 10.02.

Section 10.10. Concerning Any Successor Trustees. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer and the Borrower, an instrument in writing accepting such appointment hereunder, and thereupon such successor shall become fully vested with all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of its predecessor; but, nevertheless, and upon payment of its charges (1) such predecessor shall, on the written request of the Issuer, execute and deliver an instrument transferring to such successor Trustee all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of such predecessor hereunder and (2) such predecessor shall deliver, upon payment of its charges hereunder, all securities and moneys held by it as Trustee hereunder to its successor and transfer any Liquidity Facility or Letter of Credit to such successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the trusts, powers, rights, obligations, duties, remedies, immunities and privileges hereby vested in the predecessor any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer at the expense of the Borrower. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed or recorded by the successor Trustee in each recording office, if any, where the Indenture or a financing statement relating thereto shall have been filed or recorded. No Trustee hereunder shall be liable for the acts or omissions of any successor Trustee.

Section 10.11. Trustee Protected in Relying Upon Resolution. The resolutions, ordinances, opinions, certificates and other instruments (whether in original, electronic or facsimile form) provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the release of property and the withdrawal of cash hereunder.

Section 10.12. Successor Trustee as the Trustee, Paying Agent, Tender Agent and Registrar. In the event of a change in the office of the Trustee, the predecessor Trustee which has resigned or been removed shall cease to be Trustee, Tender Agent, Registrar and Paying Agent, and the successor Trustee shall become such Trustee, Tender Agent, Registrar and Paying Agent.

Section 10.13. Notices to be Given by Trustee. The Trustee shall provide the Issuer, the Borrower, the Liquidity Provider, any Bond Insurer and the Bank with the following:

(A) On or before December 15 of each year during which any of the Bonds are outstanding, commencing December 15, 2004, or upon any significant change that occurs which would adversely impact the Trustee’s ability to perform its duties under the Indenture, a written disclosure of any such change, or if applicable, of any conflicts that the Trustee may have as a result of other business dealings between the Trustee and the Borrower. If there are no such instances of a significant change, or of a conflict existing, then a statement to that effect shall be provided on such date.

(B) If there is a failure to pay any amount of principal of, premium, if any, or interest on the Bonds when due; or if there is a failure of the Borrower to provide any notice, certification or report specified in Section 5.3 of the Agreement; or if there is an occurrence of an Event of Default hereunder, of which the Trustee has knowledge, the Trustee shall provide prompt written notice to the Issuer of such occurrence.

Section 10.14. Notices to Rating Agency, Liquidity Provider and Bank; Notices to Bond Insurer. (a) The Trustee shall provide the Issuer, any Rating Agency then rating the Bonds and the Bond Insurer, the Bank, and the Liquidity Provider with written notice upon the occurrence of: (i) the expiration, termination, extension of or substitution for any Liquidity Facility or Letter of Credit; (ii) the discharge of liability on any Bonds pursuant to the terms hereof; (iii) the resignation or removal of the Trustee, Tender Agent, the Remarketing Agent or the Auction Agent; (iv) acceptance of appointment as successor Trustee, the Tender Agent, the Remarketing Agent or the Auction Agent hereunder; (v) the redemption of all Bonds; (vi) a material change in the Indenture, the Agreement, the Bond Insurance, the Liquidity Facility or the Letter of Credit, provided that any Rating Agency then rating the Bonds shall receive notice of each material change and a copy thereof at least 15 days prior to its execution; (vii) any mandatory tender of Bonds hereunder, (viii) any addition of a Letter of Credit, Liquidity Facility or Bond Insurance and (ix) when Bonds are no longer Outstanding. The Trustee shall also notify any Rating Agency then rating the Bonds of any changes to any of the documents to which the Trustee is a party, upon its receipt of notification of any such changes.

(b) While Bond Insurance is in effect, the Trustee shall furnish to the Bond Insurer (to the attention of its surveillance department, unless otherwise indicated):

(i) as soon as practicable after the filing thereof, a copy of any financial statement of the Issuer and a copy of any audit and annual report of the Issuer;

(ii) notice of the downgrading by any Rating Agency of the Borrower’s underlying rating, or the underlying rating on the Bonds or any parity obligations, to “non-investment grade”;

(iii) notice of any drawing on any debt service reserve fund securing the Bonds;

(iv) notice of any rate covenant violation with respect to the Bonds;

(v) notice of any material events pursuant to Rule 15c2-12 under the Securities Exchange Act of 1934, as amended;

(vi) a copy of any notice to be given to the registered owners of the Bonds, including, without limitation, notice of any redemption of or defeasance of Bonds, a copy of any notice provided to the Liquidity Provider, and any certificate rendered pursuant to this Indenture relating to the security for the Bonds; and

(vii) such additional information it may reasonably request.

(c) The Trustee shall, to the extent reasonably practicable, notify the Bond Insurer of any failure of the Issuer to provide relevant notices or certificates required to be provided by the Issuer hereunder.

(d) Notwithstanding any other provision hereof, the Trustee shall promptly notify the Bond Insurer if at any time there are insufficient moneys to make any payments of principal and/or interest as required with respect to Bonds insured by the Bond Insurer and immediately upon the occurrence of any Event of Default hereunder.

ARTICLE XI

SUPPLEMENTAL INDENTURES

Section 11.01. Supplemental Indentures not Requiring Consent of Bondholders. The Issuer and the Trustee may without the consent of, or notice to, any of the Bondholders, but with the consent of the Borrower, the Bond Insurer, the Bank, and the Liquidity Provider pursuant to Section 11.03 hereof, enter into an indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

(i) to add to the covenants and agreements of, and limitations and restrictions upon, the Issuer in this Indenture, other covenants, agreements, limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;

(ii) to grant to or confer or impose upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Indenture as heretofore in effect;

(iii) to cure any ambiguity or omission or to cure, correct or supplement any defective provision of this Indenture in each case in such manner as shall not adversely affect the Bondholders;

(iv) to evidence the appointment of a separate trustee or a co-trustee or to evidence the succession of a new trustee or a new co-trustee hereunder;

(v) to comply with the requirements of the Trust Indenture Act of 1939, as from time to time amended, to the extent applicable;

(vi) to subject to this Indenture additional revenues, properties or collateral;

(vii) to provide for the issuance of coupon bonds (provided, however, that the Issuer and the Trustee have received an opinion of Bond Counsel to the effect that the issuance of such coupon bonds complies the Act and this Indenture and will not adversely affect the Tax-Exempt status of the Bonds);

(viii) to provide for the use of an uncertificated book entry system (provided, however, that the Issuer and the Trustee have received an opinion of Bond Counsel to the effect that the use of an uncertificated book entry system complies with the Act and this Indenture and will not adversely affect the Tax-Exempt status of the Bonds);

(ix) to modify, alter, amend or supplement the Indenture in any other respect, including any amendment described in Section 11.02, if the effective date of such supplement or amendment is a date on which all the Bonds affected thereby are subject to mandatory purchase or if notice by mail of the proposed amendment or supplement is given to the Owners of the affected Bonds at least 30 days before the effective date thereof, and, on or before such effective date, such Owners have the right to require purchase of their Bonds (provided, however, that the Issuer and the Trustee have received an opinion of Bond Counsel to the effect that any such amendment complies with the Act and this Indenture and will not adversely affect the Tax-Exempt status of the Bonds);

(x) to authorize different Authorized Denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different Authorized Denominations, redemptions of portions of Bonds of particular Authorized Denominations and similar amendments and modifications of a technical nature;

(xi) to modify, delete or supplement any provision, term or requirement relating to Bonds that may bear interest at Flexible Rates to the extent deemed necessary or desirable further to protect or assure the Tax-Exempt status of the Bonds; provided, however, that the effective date of any such modification, deletion or supplementation with respect to any Bond shall be no earlier than the day succeeding the last day of any then current Flexible Segment with respect to such Bond;

(xii) to preserve the Tax-Exempt status of the Bonds; or

(xiii) to modify, alter, amend or supplement this Indenture in any other respect which is not adverse to the Bondholders and which does not involve a change described in clause (a), (b), (c), (d) or (e) of Section 11.02 hereof.

Section 11.02. Supplemental Indentures Requiring Consent of Bondholders. Exclusive of supplemental indentures covered by Section 11.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (and with the consent of the Borrower and the Bond Insurer pursuant to Section 11.03 hereof) shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto for the purpose of modifying, amending, adding to or rescinding, in any particular manner, any of the terms or provisions contained in this Indenture affecting the Bonds; provided, however, that nothing in this Section contained shall permit or be construed as permitting amendments of this Indenture, without the consent of the holders of 100% of the Bonds then Outstanding affected by such amendment, to effect (a) an extension of the maturity date of the principal of or the interest on any Bond issued hereunder, or (b) a reduction in the principal amount of, premium, if any, on any Bond or the rate of interest thereon, or (c) an adverse change in the rights of the Bondholders to require the purchase thereof pursuant to Article IV hereof, or (d) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (e) a reduction in the aggregate principal amount of the Bonds the Owners of which are required to consent to such supplemental indenture.

If at any time the Issuer shall request the Trustee to enter into any such supplemental indenture for any of the purposes allowed by this Section, the Trustee shall, at the request of the Issuer and upon being satisfactorily indemnified with respect to expenses and upon receiving from the Borrower forms of notices and any other related solicitation materials, cause notice of the proposed execution of such supplemental indenture to be mailed to the holders of the Bonds affected by such supplemental indenture in substantially the manner provided in Section 3.02 hereof with respect to redemption of Bonds. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the Principal Office of the Trustee for inspection by all Bondholders entitled to so consent. If, within sixty (60) days or such longer period of time as shall be prescribed by the Issuer following the mailing of such notice, the Owners of a majority or 100%, as the case may be, in aggregate principal amount of the Bonds then Outstanding entitled to so consent shall have consented to and approved the execution thereof as herein provided, no Owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. The Issuer shall have the right to extend, with the prior written consent of the Borrower, from time to time the period within which such consent and approval may be obtained from Bondholders. Upon the execution of any such supplemental indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

Section 11.03. Consent of Borrower and Other Parties. (a) Anything herein to the contrary notwithstanding, a supplemental indenture under this Article XI shall not become effective unless and until the Borrower and the Bond Insurer shall have consented to the execution and delivery of such supplemental indenture.

(b) Anything herein to the contrary notwithstanding, a supplemental indenture under this Article XI which affects any rights, duties or obligations of the Remarketing Agent or the Auction Agent, or which affects any Liquidity Facility or Letter of Credit, shall not become effective unless and until the Remarketing Agent, the Auction Agent, the Liquidity Provider or the Bank, as applicable, shall have consented to the execution and delivery of such supplemental indenture.

(c) The Trustee may, but shall not be obligated to, enter into any supplemental indenture which adversely affects the Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.

Section 11.04. Required and Permitted Opinions of Counsel. The Issuer and the Trustee shall be provided with and may rely on an opinion of Counsel to the effect that any supplemental indenture entered into by the Issuer and the Trustee complies with the provisions of this Article XI and an opinion of Bond Counsel that any such supplemental indenture does not adversely affect the Tax-Exempt status of the Bonds. No supplemental indenture or amendment or modification to the Agreement or the Bonds shall be effective until the Issuer and the Trustee shall have received an opinion of Bond Counsel to the effect that such supplemental indenture or such amendment or modification is permitted by the Act and will not adversely affect the Tax-Exempt status of the Bonds.

Section 11.05. Notation of Modification on Bonds; Preparation of Modified Bonds. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI may bear a notation, in form approved by the Trustee, as to any matter provided for in such supplemental indenture, and if such supplemental indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Issuer, authenticated by the Trustee and delivered without cost to the holders of the Bonds then outstanding, upon surrender for cancellation of such Bonds in equal aggregate principal amounts.

ARTICLE XII

AMENDMENT OF AGREEMENT

Section 12.01. Amendments to Agreement not Requiring Consent of Bondholders. The Issuer and the Borrower may, with the written consent of the Trustee, the Bond Insurer, the Liquidity Provider, and the Bank, but without the consent of or notice to any of the Bondholders, enter into any amendment, change or modification of the Agreement (a) as may be required by the provisions of the Agreement or this Indenture or the Bond Insurance, Liquidity Facility or Letter of Credit; (b) for the purpose of curing any ambiguity or formal defect or omission; (c) so as to add additional rights acquired in accordance with the provisions of the Agreement; (d) to preserve the Tax-Exempt status of the Bonds, or any of them; (e) to make any modification or amendment in any other respect, including amendments described in Section 12.02, if the effective date of such amendment is a date on which all the affected Bonds are subject to mandatory purchase pursuant to Section 4.02(a) hereof or if notice by mail of the proposed amendment or supplement is given to the Owners of the affected Bonds at least 30 days before the effective date, and prior to such effective date such Owners have the right to require purchase of their Bonds pursuant to Section 4.01 hereof, or (f) in connection with any other change therein which is not materially adverse to the Bondholders and which does not involve a change described in clauses (a) or (b) of Section 12.02 hereof and which in the reasonable judgment of the Trustee is not to the prejudice of the Trustee; provided that any amendment or supplement to Exhibit A to the Agreement contemplated in Section 3.1 of the Agreement shall not be deemed to be an amendment of the Agreement for any purpose of this Article XII.

Section 12.02. Amendments to Agreement Requiring Consent of Bondholders. Unless otherwise specifically provided in this Section, the consent of the Bond Insurer, the Bank and the Liquidity Provider shall be required in addition to required Bondholder consent, when required, for the execution and delivery of any amendment, supplement or change to or modification of the Agreement. Except for the amendments, changes or modifications as provided in Section 12.01 hereof, neither the Issuer nor the Borrower shall enter into any other amendment, change or modification of the Agreement without mailing of notice and the written approval or consent of the Owners of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding given and procured as provided in this Section; provided, however, that nothing in this Section or Section 12.01 (other than Section 12.01(e)) hereof shall permit or be construed as permitting, without the consent of the holders of 100% of the Bonds then Outstanding, (a) an extension of the time of the payment of any amounts payable under Section 4.2(a) or Section 4.2(b) of the Agreement with respect to the Bonds, or (b) a reduction in the amount of any payment or in the total amount due under Section 4.2(a) or Section 4.2(b) of the Agreement. If at any time the Issuer and the Borrower shall request the consent of the Trustee to any such proposed amendment, change or modification of the Agreement, the Trustee shall, at the request of the Issuer and upon being satisfactorily indemnified with respect to expenses and upon receiving from the Borrower forms of notices and any other related solicitation materials, cause notice of such proposed amendment, change or modification to be mailed to the Owners of Bonds in substantially the manner as provided by Section 3.02 hereof with respect to redemption of Bonds. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file with the Trustee for inspection by all Bondholders. If, within sixty (60) days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Owners of a majority or 100%, as the case may be, in aggregate principal amount of the Bonds Outstanding at the time of the execution of any such amendment, change or modification, as the case may be, entitled to so consent shall have consented to and approved the execution thereof as herein provided, no Owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Borrower or the Issuer from executing the same or from taking any action pursuant to the provisions thereof, or the Trustee from consenting thereto. The Issuer shall have the right to extend from time to time the period within which such consent and approval may be obtained from Bondholders. Upon the execution of any such amendment, change or modification as in this Section permitted and provided, the Agreement shall be and be deemed to be modified, changed and amended in accordance therewith.

Section 12.03. Consent of Trustee. The Trustee may, but shall not be obligated to, consent to any amendment, change or modification of the Agreement which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 12.04. Reliance on Opinions of Counsel. The Issuer, any Insurer and the Trustee shall be provided with and may rely upon an Opinion of Counsel to the effect that any such proposed amendment, change or modification will comply with the provisions of this Article XII and an opinion of Bond Counsel that any such amendment, change or modification does not adversely affect the Tax-Exempt status of the Bonds.

ARTICLE XIII

MISCELLANEOUS

Section 13.01. Successors of the Issuer. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Issuer, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not. If any of the powers or duties of the Issuer shall hereafter be transferred by any law of the State, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the Issuer, then the body or official of the Issuer who shall succeed to such powers or duties shall act and be obligated in the place and stead of the Issuer as in this Indenture provided.

Section 13.02. Consents of Bondholders. Any consent, approval, direction or other instrument required by this Indenture to be signed and executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such consent, approval, direction or other instrument or of the writing appointing any such agent, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken under such request or other instrument, namely:

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the Person signing such instrument or writing acknowledged before him the execution thereof, or by affidavit of any witness to such execution or in any other manner satisfactory to the Trustee; or

(b) The fact of ownership of Bonds and the amount or amounts, numbers and other identification of such Bonds, and the date of acquiring the same shall be proved by the registration books of the Issuer maintained by the Trustee pursuant to Section 2.04 hereof.

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Bondholder shall bind every future holder of the same Bond in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

Section 13.03. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any person other than the parties hereto, the Borrower, the Liquidity Provider, the Bank, the Bond Insurer, the Remarketing Agent, the Auction Agent and the Bondholders any legal or equitable right, remedy or claim under or in respect to this Indenture. This Indenture and all of the covenants, conditions and provisions hereof are intended to be and being for the sole and exclusive benefit of the parties hereto, the Bondholders, the Bond Insurer, the Remarketing Agent, the Auction Agent, and the Borrower as herein provided. To the extent that this Indenture confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of this Indenture, the Bond Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

Section 13.04. Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 13.05. Severability. If any provision of this Indenture shall be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or Sections in this Indenture contained, shall not affect the remaining portions of this Indenture, or any part thereof.

Section 13.06. Notices. Except as otherwise provided herein, all notices, certificates or other communications hereunder shall be sufficiently given if in writing and shall be deemed given when mailed by registered, certified or first class mail, postage prepaid, or by qualified overnight courier service, courier charges prepaid, addressed as follows, or to such other addresses as may be given at any time pursuant to Section 9.1 of the Agreement:

If to the Issuer:	Clark County Government Center County Manager’s Office 500 South Grand Central Parkway, 6th Floor Las Vegas, NV 89155-1111 Telephone: (702) 455-3234 Telecopy: (702) 455-6298

If to the Borrower:	Southwest Gas Corporation 5241 Spring Mountain Road Las Vegas, NV 89150-0002 Telephone: (702) 364-3227 Telecopy: (702) 364-8597

If to the Trustee, the Paying Agent or the Tender Agent:	BNY Midwest Trust Company 2 North LaSalle Street, Suite 1020 Chicago, IL 60602 Attention: Corporate Trust Administration Telephone: (312) 827-8547 Telecopy: (312) 827-8542

If to the Bond Insurer:	Financial Guaranty Insurance Company 125 Park Avenue New York, New York 10017 Attention: Manager, Global Utilities Telecopy: 212-312-3093

Unless specifically otherwise required by the terms of this Indenture, any notice required to be given pursuant to any provision of this Indenture may be given by any form of electronic transmission that is capable of producing a written record, including, without limitation, telecopy transmissions, provided that the deliverer of any such notice given by electronic transmission shall verify receipt of such notice promptly upon the transmission thereof and such notice shall not be deemed duly given unless full and legible receipt thereof has been verified by the recipient of such notice. The Issuer, the Borrower, the Trustee, any Bond Insurer, any Liquidity Provider, any Bank, any Remarketing Agent and any Auction Agent by notice pursuant to this Section 13.06, may designate any different addresses to which subsequent notices, certificates or other communications shall be sent. A duplicate copy of each notice, approval, consent, request, complaint, demand or other communication given hereunder by the Issuer, the Borrower or the Trustee to any one of the others shall also be given to each one of the others.

Section 13.07. Waiver of Personal Liability of Issuer Members, Etc.. No member, officer, agent or employee of the Issuer, and no officer, official, agent or employee of the State or any department, board or agency of the Issuer or the State shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by this Indenture.

Section 13.08. Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the succeeding Business Day with the same force and effect as if done on the nominal date provided in this Indenture and no interest shall accrue on the payment so deferred during the intervening period.

Section 13.09. Opinions of Bond Counsel. So long as any Bond Insurance is in effect, whenever an Opinion of Bond Counsel is delivered pursuant to Section 2.03 in connection with a change in Rate Period for the Bonds, if such opinion is included in an offering document pursuant to which the Bonds are remarketed to the public at such time, such opinion shall be addressed to the Bond Insurer or delivered to the Bond Insurer with a reliance letter addressed to the Bond Insurer. For so long as Orrick, Herrington & Sutcliffe LLP is nationally recognized bond counsel, whenever in this Indenture it is required that prior to the taking of any action an opinion of Bond Counsel is required to be delivered to the effect that such action will not adversely affect the Tax-Exempt status of the Bonds, and such opinion is not given by Orrick, Herrington & Sutcliffe LLP, the opinion of Bond Counsel shall instead affirmatively state, in a manner acceptable to the Issuer and the Trustee, that interest on the Bonds is Tax-Exempt and will remain so after the action in question. This Section shall apply in the same fashion with respect to the affirmative opinion of any such successor Bond Counsel.

Section 13.10. Counterparts. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 13.11. Applicable Law. This Indenture shall be governed exclusively by and construed in accordance with the applicable laws of the State; provided, however, that the rights, duties and benefits of the Trustee shall be governed by the laws of the State of New York.

Section 13.12. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit, or describe the scope or intent of any provisions or sections of this Indenture.

Section 13.13. Dealing in Bonds. The Trustee, or the Remarketing Agent, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds, and may join in any action which any Bondholder may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee or the Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or the Borrower, and may act as depositary, trustee or agent for any committee or body of Bondholders secured hereby or other obligations of the Issuer as freely as if it did not act in any capacity hereunder.

Section 13.14. Immunity of Officers. No recourse under or upon any obligations, covenants or agreements contained in the Agreement, this Indenture or the Bonds, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, director, officer or employee, as such, whether past, present, or future, of the Borrower or the Issuer or of any successor Person, either directly or through the Borrower or the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that any such liability and any and all such claims are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Agreement.

Section 13.15. Borrower May Act Through Agents. In connection with any and all actions permitted or required to be taken by the Borrower in connection with the provisions hereof, including without limitation those set forth in Section 2.03 hereof, the Borrower may by written instrument filed with the Trustee appoint one or more agents (which may be the Remarketing Agent) to take such actions on its behalf, which appointment may be revoked at any time by the Borrower by written instrument filed with the Trustee.

Section 13.16. Record Date for Determination of Owners Entitled to Vote. The Borrower may set a record date for the purpose of determining the Owners entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Owners. If not set by the Borrower prior to their first solicitation of an Owner made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the thirtieth (30th) day prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Owners on such date (or their duly appointed proxies) shall be entitled to give or take, or vote on the relevant action.

Section 13.17. Consents and Notices. Notwithstanding anything herein to the contrary, no consent shall be required from or any notice given to any Bond Insurer, Liquidity Provider or Bank with respect to any amendment, supplemental indenture or other matter that does not affect the Bond Insurance, Liquidity Facility or Letter of Credit, as applicable, or the Bonds secured by such Bond Insurance, Liquidity Facility or Letter of Credit.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page 1 to Indenture of Trust]

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture of Trust to be signed by authorized officers, all as of the date first above written.

CLARK COUNTY, NEVADA

By	/s/ Chip Maxfield
Chairman,
Board of County Commissioners

(SEAL)

Attest:

/s/ Shirley B. Parraguire
County Clerk

[Signature Page 2 to Indenture of Trust]

BNY MIDWEST TRUST COMPANY,
as Trustee

By	/s/ Dan Donovan
Authorized Officer

[FORM OF BOND]

No. -	CUSIP:

AS PROVIDED IN THE INDENTURE REFERRED TO HEREIN, UNTIL THE TERMINATION OF THE SYSTEM OF BOOK-ENTRY-ONLY TRANSFERS THROUGH THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (TOGETHER WITH ANY SUCCESSOR SECURITIES DEPOSITORY APPOINTED PURSUANT TO THE INDENTURE, “DTC”), AND NOTWITHSTANDING ANY OTHER PROVISION OF THE INDENTURE TO THE CONTRARY, (A) THIS BOND MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR A NOMINEE OF DTC, OR BY DTC OR A NOMINEE OF DTC TO ANY SUCCESSOR SECURITIES DEPOSITORY OR ANY NOMINEE THEREOF AND (B) A PORTION OF THE PRINCIPAL AMOUNT OF THIS BOND MAY BE PAID OR REDEEMED WITHOUT SURRENDER HEREOF TO THE PAYING AGENT. DTC OR A NOMINEE, TRANSFEREE OR ASSIGNEE OF DTC AS OWNER OF THIS BOND MAY NOT RELY UPON THE PRINCIPAL AMOUNT INDICATED HEREON AS THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID. THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID SHALL FOR ALL PURPOSES BE THE AMOUNT DETERMINED IN THE MANNER PROVIDED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNITED STATES OF AMERICA

STATE OF NEVADA

CLARK COUNTY, NEVADA

INDUSTRIAL DEVELOPMENT REFUNDING REVENUE BOND

(SOUTHWEST GAS CORPORATION PROJECT) SERIES 2004B

THE BONDS SHALL BE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY FROM THE REVENUES OF THE ISSUER PLEDGED THEREFOR UNDER THE INDENTURE. THE BONDS SHALL NOT CONSTITUTE A DEBT OR INDEBTEDNESS OF THE ISSUER OR THE STATE OF NEVADA (OR ANY POLITICAL SUBDIVISION THEREOF) WITHIN THE MEANING OF ANY PROVISION OR LIMITATION OF THE CONSTITUTION OR STATUTES OF THE STATE OF NEVADA, AND SHALL NOT CONSTITUTE OR GIVE RISE TO A PECUNIARY LIABILITY OF THE ISSUER OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF NEVADA OR CLARK COUNTY, NEVADA OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR ANY INTEREST ON THIS BOND.

Maturity Date:

Registered Owner:               Cede & Co.

Initial Principal Amount:     [                    ] DOLLARS

Dated Date:

Initial Interest Rate:

CLARK COUNTY, NEVADA (the “Issuer”), a public instrumentality and political subdivision of the State of Nevada, for value received, hereby promises to pay (but only out of the source hereinafter provided) to the Registered Owner identified above, or registered assigns as hereinafter provided, on the Maturity Date identified above, the Principal Amount identified above, and to pay (but only out of the source hereinafter provided) interest on the balance of said Principal Amount from time to time remaining unpaid until payment of said Principal Amount has been made or duly provided for, at the rates and on the dates determined as described in the Indenture as hereinafter defined, and to pay (but only out of the source hereinafter provided) interest on overdue principal at the rate borne by this Bond on the date on which such principal became due and payable, except as the provisions set forth in the Indenture with respect to redemption or acceleration prior to maturity may become applicable hereto, the principal of and premium, if any, and interest on this Bond being payable in lawful money of the United States of America at the Principal Office of BNY Midwest Trust Company, an Illinois trust company, as Paying Agent (the “Paying Agent”); provided, however, payment of interest on any Interest Payment Date shall be made to the registered owner hereof as of the close of business on the Record Date with respect to such Interest Payment Date and shall be (i) paid by check or draft of the Paying Agent mailed to such registered owner hereof at his address as it appears on the registration books of the Issuer maintained by BNY Midwest Trust Company, an Illinois trust company, as Trustee (the “Trustee”), or at such other address as is furnished in writing by such registered owner to the Trustee not later than the close of business on the Record Date or (ii) transmitted by wire transfer to the account with a member of the Federal Reserve System located within the continental United States of America of any registered owner which owns at least $1,000,000 in aggregate principal amount of the Bonds and which shall have provided wire transfer instructions to the Trustee prior to the close of business on such Record Date. Notwithstanding the foregoing provisions, for so long as this Bond is restricted to being registered on the registration books of the Issuer kept by the Trustee in the name of a Securities Depository, the provisions of the Indenture governing Book-Entry Bonds shall govern the manner of the payment of the principal and purchase price (if applicable) of and premium, if any, and interest on this Bond.

This Bond is one of a duly authorized issue of bonds of the Issuer designated as the “Clark County Nevada Industrial Development Refunding Revenue Bonds (Southwest Gas Corporation Project) Series 2004B” (the “Bonds”) limited in aggregate principal amount as provided in, and issued under and secured by, an Indenture of Trust (the “Indenture”), dated as of October 1, 2004, between the Issuer and the Trustee. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered Bondholders, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Issuer thereunder, to all of the provisions of which Indenture the holder of this Bond, by acceptance hereof, assents and agrees.

The Bonds are authorized to be issued pursuant to the provisions of the County Economic Development Revenue Bond Law, Sections 244A.669 to 244A.763, inclusive, of the Nevada Revised Statutes, as amended and supplemented to the date hereof (the “Act”). The Bonds are limited obligations of the Issuer and, as and to the extent set forth in the Indenture, are payable solely from, and secured by a pledge of and lien on, the Revenues (as that term is defined in the Indenture), consisting primarily of loan repayments made by Southwest Gas Corporation (the “Borrower”) under the terms of a Financing Agreement, dated as of October 1, 2004 (the “Agreement”), between the Issuer and the Borrower. The Bonds, together with certain other bonds of the Issuer, are all issued under and equally and ratably secured by and entitled to the benefits of the Indenture, and all receipts of the Trustee credited under the provisions of the Indenture against such payments and from any other moneys held by the Trustee under the Indenture for such purpose, and there shall be no other recourse against the Issuer or any property now or hereafter owned by it.

The Borrower may, at its option, cause a Letter of Credit, a Liquidity Facility or Bond Insurance to be delivered from time to time to support the Issuer’s payment obligations hereunder.

Interest on this Bond shall be payable at the times and in the amounts determined in accordance with the provisions of the Indenture. In no event shall the interest rate on this Bond be greater than 12% per annum. At the times and subject to the conditions set forth in the Indenture, the Borrower may elect that this Bond shall bear interest at an interest rate, and for a period, different from those then applicable. The Trustee shall give notice of any such adjustment to the owners of this Bond in accordance with the terms of the Indenture. REFERENCE IS MADE TO THE FURTHER PROVISIONS RELATING TO THE DETERMINATION OF THE RATE AND AMOUNT OF INTEREST ON THIS BOND SET FORTH IN THE INDENTURE, WHICH SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

This Bond shall be deliverable in the form of registered Bonds without coupons in Authorized Denominations, as defined in the Indenture.

This Bond is subject to acceleration, mandatory or optional redemption and mandatory or optional tender for purchase prior to maturity upon the circumstances, at the times, in the amounts, upon payment of the amounts, with the notice, upon the other terms and provisions and with the effect set forth in the Indenture.

BY ACCEPTANCE OF THIS BOND, THE REGISTERED OWNER HEREBY AGREES THAT IF THIS BOND IS TO BE PURCHASED AND IF MONEYS SUFFICIENT TO PAY THE PURCHASE PRICE SHALL BE HELD BY THE TENDER AGENT ON THE DATE THIS BOND IS TO BE PURCHASED, THIS BOND SHALL BE DEEMED TO HAVE BEEN PURCHASED AND SHALL BE PURCHASED ACCORDING TO THE TERMS OF THE INDENTURE, FOR ALL PURPOSES OF THE INDENTURE, WHETHER OR NOT THIS BOND SHALL HAVE BEEN DELIVERED TO THE TENDER AGENT, AND THE REGISTERED OWNER OF THIS BOND SHALL HAVE NO CLAIM HEREON, UNDER THE INDENTURE OR OTHERWISE, FOR ANY AMOUNT OTHER THAN THE PURCHASE PRICE HEREOF.

Neither the Board of County Commissioners nor any person executing this Bond shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance thereof. No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture contained, against any past, present or future County Commissioner, director, officer, employee or agent of the Issuer, or through the Issuer, or any successor to the Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, director, officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

The holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default (as defined in the Indenture), or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default occurs and is continuing, the principal of all Bonds then outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of Bonds of like tenor in Authorized Denominations.

This Bond is transferable by the registered holder hereof, in person, or by its attorney duly authorized in writing, at the principal office of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Bond or Bonds of like tenor in Authorized Denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor; provided that if moneys for the purchase of this Bond have been deposited with the Tender Agent, this Bond is not transferable to anyone until delivered to the Tender Agent.

The Issuer, the Trustee, any Paying Agent and any agent of the Issuer, the Trustee or any Paying Agent may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and neither the Issuer, the Trustee, any Paying Agent nor any such agent shall be affected by notice to the contrary.

The Indenture also contains provisions permitting the Issuer and the Trustee, without the consent of any holders of the Bonds, to execute supplemental indentures for certain purposes specified in the Indenture.

The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of payment of the principal of and redemption premium, if any, and interest on the Bonds as the same become due and payable, including a provision that under certain circumstances the Bonds shall be deemed to be paid if Government Obligations, as defined therein, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee, shall have been deposited with the Trustee.

The Indenture also prescribes the manner in which it may be modified, amended or altered; modifications or alterations of the Indenture, or any supplements thereto, and the Agreement may be made only to the extent and in the circumstances permitted by the Indenture.

Capitalized terms not defined herein shall have the meanings given to such terms in the Indenture.

It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Constitution and statutes of the State of Nevada and that the amount of this Bond, together with all other indebtedness of the Issuer, does not exceed any limit prescribed by the Constitution or statutes of the State of Nevada.

This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been signed by the Trustee.

IN WITNESS WHEREOF, CLARK COUNTY, NEVADA has caused this Bond to be executed in its name by the manual or duly authorized facsimile signatures of its Chairman of the Board of County Commissioners and its Treasurer and attested by the manual or duly authorized facsimile signature of its County Clerk.

CLARK COUNTY, NEVADA

By
Chairman, Board of County Commissioners

By
Treasurer

Attest:

County Clerk

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This Bond is one of the Bonds referred to in the within-mentioned Indenture of Trust.

BNY MIDWEST TRUST COMPANY,
not in its individual capacity, but solely as Trustee

By:
Authorized Signatory

Date of Authentication:

[FORM OF ASSIGNMENT]

The following abbreviations, when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT—

TEN COM —	as tenants in common Custodian
TEN ENT —	as tenants by the entireties (Cust) (Minor)
JT TEN —	as joint tenants with right under Uniform Gifts to Minors
of survivorship and not as Act
tenants in common (State)

Additional abbreviations may also be used though

not in the above list.

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

(Name and Address of Assignee)

Social Security or Other Taxpayer Identification Number of Assignee

the within Bond of Clark County, Nevada and does hereby irrevocably constitute and appoint                                                       to transfer the said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:

Signature Guaranteed:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

NOTICE: Signature(s) must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

[END OF FORM OF BOND]

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

TO

INDENTURE OF TRUST

Auction Procedures

ARTICLE I

Definitions

In addition to the words and terms elsewhere defined in this Indenture, the following words and terms as used in this Exhibit C and elsewhere is this Indenture have the following meanings with respect to any Bonds in an Auction Rate Period unless the context or use indicates another or different meaning or intent.

“Agent Member” means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.

“All Hold Rate” means, as of any Auction Date, 45% of the Reference Rate in effect on such Auction Date.

“Applicable Percentage” means, as of any Auction Date, the Percentage of Reference Rate (in effect on such Auction Date) determined as set forth below, based on the Prevailing Rating of the Bonds in effect at the close of business on the Business Day immediately preceding such Auction Date:

Prevailing Rating	Percentage of Reference Rate
AAA/Aaa	175
AA/Aa	200
A/A	250
BBB/Baa	275
Below BBB/Baa	300

“Auction” means each periodic implementation of the Auction Procedures.

“Auction Agent” means the auctioneer appointed in accordance with Section 3.01 or 3.02 of this Exhibit C.

“Auction Agreement” means an agreement among the Borrower, the Auction Agent and the Trustee pursuant to which the Auction Agent agrees to follow the procedures specified in this Exhibit C with respect to the Bonds while bearing interest at an Auction Rate, as such agreement may from time to time be amended or supplemented.

“Auction Date” means, during any period in which the Auction Procedures are not suspended in accordance with the provisions hereof, (i) if the Bonds are in a daily Auction Rate Period, each Business Day, and (ii) if the Bonds are in any other Auction Rate Period, the Business Day preceding each Interest Payment Date for such Bonds (whether or not an Auction shall be conducted on such date); provided, however, that the last Auction Date with respect to the Bonds in an Auction Rate Period other than a daily Auction Rate Period shall be the earlier of (a) the Business Day preceding the Interest Payment Date preceding the Conversion Date for the Bonds and (b) the Business Day preceding the Interest Payment Date preceding the final maturity date for the Bonds; and provided, further, that if the Bonds are in a daily Auction Rate

Period, the last Auction Date shall be the earlier of (x) the Business Day preceding the Conversion Date for the Bonds and (y) the Business Day preceding the final maturity date for the Bonds. On the Business Day preceding the conversion from a daily Auction Rate Period to another Auction Rate Period, there shall be two Auctions, one for the last daily Auction Rate Period and one for the first Auction Rate Period following the conversion.

“Auction Rate Period” means any period of less than 365 days during which the Bonds bear interest at a single Auction Rate, as established pursuant to the Indenture.

“Auction Procedures” means the procedures for conducting Auctions for Bonds during an Auction Rate Period set forth in this Exhibit C.

“Auction Rate” means for each Auction Rate Period, (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of the Bonds are the subject of Submitted Hold Orders, the All Hold Rate and (ii) if Sufficient Clearing Bids do not exist, the Maximum Auction Rate.

“Authorized Denominations” means $25,000 and integral multiples of $5,000 in excess thereof, notwithstanding anything else in this Indenture to the contrary, so long as the Bonds bear interest at an Auction Rate.

“Available Bonds” means on each Auction Date, the aggregate principal amount of Bonds that are not the subject of Submitted Hold Orders.

“Bid” has the meaning specified in subsection (a) of Section 2.02 of this Exhibit C.

“Bidder” means each Existing Owner and Potential Owner who places an Order.

“Broker-Dealer” means any entity that is permitted by law to perform the function required of a Broker-Dealer described in this Exhibit C, that is a member of, or a direct participant in, the Securities Depository, that has been selected by the Borrower and the Bond Insurer, and that is a party to a Broker-Dealer Agreement with the Borrower and the Auction Agent.

“Broker-Dealer Agreement” means an agreement among the Auction Agent, the Borrower and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures described in this Exhibit C, as such agreement may from to time be amended or supplemented.

“Business Day” in addition to any other definition of “Business Day” included in this Indenture while Bonds bear interest at an Auction Rate, the term Business Day shall not include April 14 or 15 or December 30 or 31 or days on which the Auction Agent or any Broker-Dealer are not open for business.

“Conversion Date” means the date on which the Bonds begin to bear interest at a Daily Rate, a Weekly Rate, a Flexible Rate, or a Term Rate.

“Existing Owner” means a Person who is listed from time to time as the beneficial owner of Bonds in the records of the Auction Agent.

“Hold Order” has the meaning specified in subsection (a) of Section 2.02 of this Exhibit C.

“Interest Payment Date” with respect to Bonds bearing interest at Auction Rates, means (a) when used with respect to any Auction Rate Period of less than 92 days (other than a daily Auction Rate Period), the Business Day immediately following such Auction Rate Period, (b) when used with respect to a daily Auction Rate Period, the first Business Day of the month immediately succeeding such Auction Rate Period, (c) when used with respect to an Auction Rate Period of 92 or more days, each 13th Thursday after the first day of such Auction Rate Period or the next Business Day if such Thursday is not a Business Day and on the Business Day immediately following such Auction Rate Period, (d) each Conversion Date, and (e) the date of final maturity of such Bonds.

“Maximum Auction Rate” means, as of any Auction Date, the product of the Reference Rate multiplied by the Applicable Percentage, provided, however, the Maximum Auction Rate shall not exceed the Maximum Interest Rate.

“Maximum Interest Rate” means (i) 12% on the date hereof, and (ii) to the extent the maximum rate permitted by applicable law shall become less than 12%, then the maximum rate permitted by applicable law.

“Order” means a Hold Order, Bid or Sell Order.

“Payment Default” means any Event of Default resulting from a failure to pay principal, premium, purchase price or interest on any Bond when due.

“Potential Owner” means any Person, including any Existing Owner, who may be interested in acquiring a beneficial interest in the Bonds in addition to the Bonds currently owned by such Person, if any.

“Prevailing Rating” means (a) AAA/Aaa, if the Bonds shall have a rating of AAA or better by S&P and a rating of Aaa or better by Moody’s, (b) if not AAA/Aaa, AA/Aa if the Bonds shall have a rating of AA- or better by S&P and a rating of Aa3 or better by Moody’s, (c) if not AAA/Aaa or AA/Aa, A/A if the Bonds shall have a rating of A- or better by S&P and a rating of A3 or better by Moody’s, (d) if not AAA/Aaa, AA/Aa or A/A, BBB/Baa, if the Bonds shall have a rating of BBB- or better by S&P and a rating of Baa3 or better by Moody’s, and (e) if not AAA/Aaa, AA/Aa, A/A or BBB/Baa, then below BBB/Baa, whether or not the Bonds are rated by any Rating Agency. For purposes of this definition, S&P’s rating categories of “AAA,” “AA,” “A” and “BBB” and Moody’s rating categories of “Aaa,” “Aa3,” “A3” and “Baa” shall be deemed to refer to and include the respective rating categories correlative thereto in the event that any such Rating Agencies shall have changed or modified their generic rating categories or if any successor thereto appointed in accordance with the definitions thereof shall use different rating categories. If the Bonds are not rated by a Rating Agency, the requirement of a rating by such Rating Agency shall be disregarded. If the ratings for the Bonds are split between two of the foregoing categories, the lower rating shall determine the Prevailing Rating. If there is no rating, then the Auction Rate shall be the Maximum Auction Rate.

“Principal Office” means, with respect to the Auction Agent, the office thereof designated in writing to the Borrower, the Trustee, the Bond Insurer and each Broker-Dealer.

“Reference Rate” shall have the meaning specified in Section 2.07 of this Exhibit C.

“Securities Depository” means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Borrower which agrees to follow the procedures required to be followed by such securities depository in connection with the Bonds.

“Sell Order” has the meaning specified in subsection (a) of Section 2.02 of Exhibit C.

“Submission Deadline” means 1:00 p.m., New York City time, on each Auction Date not in a daily Auction Rate Period and 11:00 a.m., New York City time, on each Auction Date in a daily Auction Rate Period, or such other time on such date as shall be specified from time to time by the Auction Agent pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent.

“Submitted Bid” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit C.

“Submitted Hold Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit C.

“Submitted Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit C.

“Submitted Sell Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit C.

“Sufficient Clearing Bids” means an Auction for which the aggregate principal amount of Bonds that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Auction Rate is not less than the aggregate principal amount of Bonds that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Auction Rate.

“Winning Bid Rate” means the lowest rate specified in any Submitted Bid which if selected by the Auction Agent as the Auction Rate, subject to the All Hold Rate, would cause the aggregate principal amount of Bonds that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the aggregate principal amount of Available Bonds.

ARTICLE II

Auction Procedures

Section 2.01. General Procedures. While the Bonds bear interest at the Auction Rate, Auctions shall be conducted on each Auction Date (other than the Auction Date immediately preceding (i) each Auction Rate Period commencing after the ownership of the Bonds is no longer maintained in the Book-Entry System pursuant to this Indenture; (ii) each Auction Rate Period commencing after the occurrence and during the continuance of a Payment Default; or (iii) any Auction Rate Period commencing less than two Business Days after the cure of a Payment Default). If there is an Auction Agent on such Auction Date, Auctions shall be conducted in the manner set forth in this Exhibit C.

Section 2.02. Orders by Existing Owners and Potential Owners.

(a) Prior to the Submission Deadline on each Auction Date:

(i) each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, information as to:

(A) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the succeeding Auction Rate Period without regard to the rate determined by the Auction Procedures for such Auction Rate Period,

(B) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the succeeding Auction Rate Period if the rate determined by the Auction Procedures for such Auction Rate Period shall not be less than the rate per annum then specified by such Existing Owner (and which such Existing Owner irrevocably offers to sell on the succeeding Interest Payment Date (or the same day in the case of a daily Auction Rate Period) if the rate determined by the Auction Procedures for the succeeding Auction Rate Period shall be less than the rate per annum then specified by such Existing Owner), and/or

(C) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably offers to sell on the succeeding Interest Payment Date (or on the same day in the case of a daily Auction Rate Period) without regard to the rate determined by the Auction Procedures for the succeeding Auction Rate Period; and

(ii) for the purpose of implementing the Auctions and thereby to achieve the lowest possible interest rate on the Bonds, the Broker-Dealers shall contact Potential Owners, including Persons that are Existing Owners, to determine the principal amount of Bonds, if any, which each such Potential Owner irrevocably offers to purchase if the rate determined by the Auction Procedures for the succeeding Auction Rate Period is not less than the rate per annum then specified by such Potential Owner.

For the purposes hereof an Order containing the information referred to in clause (i)(A) above is herein referred to as a “Hold Order”, an Order containing the information referred to in clause (i)(B) or (ii) above is herein referred to as a “Bid”, and an Order containing the information referred to in clause (i)(C) above is herein referred to as a “Sell Order.”

(b) (i) Subject to the provisions of Section 2.03 of this Exhibit C, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

(A) the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified therein; or

(B) such principal amount or a lesser principal amount of Bonds to be determined as set forth in subsection (a)(v) of Section 2.05 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate; or

(C) a lesser principal amount of Bonds to be determined as set forth in subsection (b)(iv) of Section 2.05 hereof if such specified rate shall be higher than the Maximum Auction Rate and Sufficient Clearing Bids do not exist.

(ii) Subject to the provisions of Section 2.03 of this Exhibit C, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

(A) the principal amount of Bonds specified in such Sell Order; or

(B) such principal amount or a lesser principal amount of Bonds as set forth in subsection (b)(iv) of Section 2.05 hereof if Sufficient Clearing Bids do not exist.

(iii) Subject to the provisions of Section 2.03 of this Exhibit C, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

(A) the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified therein; or

(B) such principal amount or a lesser principal amount of Bonds as set forth in subsection (a)(vi) of Section 2.05 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate.

(c) Anything herein to the contrary notwithstanding:

(i) for purposes of any Auction, any Order which specifies Bonds to be held, purchased or sold in a principal amount which is not $5,000 or an integral multiple thereof shall be rounded down to the nearest $5,000, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such lower amount;

(ii) for purposes of any Auction other than during a daily Auction Rate Period, any portion of an Order of an Existing Owner which relates to a Bond which has been called for redemption on or prior to the Interest Payment Date succeeding such Auction shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted;

(iii) for purposes of any Auction other than during a daily Auction Rate Period, no portion of a Bond which has been called for redemption on or prior to the Interest Payment Date succeeding such Auction shall be included in the calculation of Available Bonds for such Auction; and

(iv) the Auction Procedures shall be suspended during the period commencing on the date of the Auction Agent’s receipt of notice from the Trustee or the Issuer of the occurrence of a Payment Default but shall resume two Business Days after the date on which the Auction Agent receives notice from the Trustee that such Payment Default has been waived or cured, with the next Auction to occur on the next regularly scheduled Auction Date occurring thereafter.

Section 2.03. Submission of Orders by Broker-Dealers to Auction Agent.

(a) Each Broker-Dealer shall submit to the Auction Agent in writing or by such other method as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date, all Orders obtained by such Broker-Dealer and specifying, with respect to each Order:

(i) the name of the Bidder placing such Order;

(ii) the aggregate principal amount of Bonds, if any, that are the subject of such Order;

(iii) to the extent that such Bidder is an Existing Owner:

(A) the principal amount of Bonds, if any, subject to any Hold Order placed by such Existing Owner;

(B) the principal amount of Bonds, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

(C) the principal amount of Bonds, if any, subject to any Sell Order placed by such Existing Owner; and

(iv) to the extent such Bidder is a Potential Owner, the rate and amount specified in such Potential Owner’s Bid.

(b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).

(c) If an Order or Orders covering all of the Bonds held by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds held by such Existing Owner and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Rate Period to another Auction Rate Period and Orders have not been submitted to the Auction Agent prior to the Submission Deadline covering the aggregate principal amount of Bonds to be converted held by such Existing Owner, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds to be converted held by such Existing Owner not subject to Orders submitted to the Auction Agent.

(d) If one or more Orders covering in the aggregate more than the principal amount of Outstanding Bonds held by any Existing Owner are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

(i) all Hold Orders shall be considered valid Hold Orders, but only up to and including the aggregate the principal amount of Bonds held by such Existing Owner, and if the aggregate principal amount of Bonds subject to such Hold Orders exceeds the aggregate principal amount of Bonds held by such Existing Owner, the aggregate principal amount of Bonds subject to each such Hold Order shall be reduced pro rata to cover the aggregate principal amount of Outstanding Bonds held by such Existing Owner;

(ii) (A) any Bid of an Existing Owner shall be considered valid as a Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the aggregate principal amount of the Bonds subject to Hold Orders referred to in paragraph (i) above;

(B) subject to sub-clause (A) of this paragraph (ii), all Bids of an Existing Owner with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such Existing Owner subject to Hold Orders referred to in sub-paragraph (i) of this paragraph (d);

(C) subject to sub-clause (A) of this paragraph (ii), if more than one Bid with different rates is submitted on behalf of such Existing Owner, such Bids shall be considered valid Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such Existing Owner subject to Hold Orders referred to in sub-paragraph (i) of this paragraph (d); and

(D) the principal amount, if any, of such Bonds subject to Bids not considered to be Bids of an Existing Owner under this paragraph (ii) shall be treated as the subject of a Bid by a Potential Owner at the rate specified therein; and

(iii) all Sell Orders shall be considered valid Sell Orders, but only up to and including a principal amount of Bonds equal to the excess of the principal amount of Bonds held by such Existing Owner over the sum of the principal amount of the Bonds considered to be subject to Hold Orders pursuant to sub-paragraph (i) of this paragraph (d) and the principal amount of Bonds considered to be subject to Bids of such Existing Owner pursuant to sub-paragraph (ii) of this paragraph (d).

(e) If more than one Bid is submitted on behalf of any Potential Owner, each Bid submitted with the same rate shall be aggregated and considered a single Bid and each Bid submitted with a different rate shall be considered a separate Bid with the rate and the principal amount of Bonds specified therein.

(f) Any Bid submitted by an Existing Owner or a Potential Owner specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in ascending order of the respective rates in the Submitted Bids (as defined in Section 2.04).

(g) Neither the Issuer, the Bond Insurer, the Borrower, the Trustee, the Remarketing Agent nor the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

Section 2.04. Determination of Auction Rate.

(a) Not later than 9:30 a.m., New York City time, on each Auction Date, the Auction Agent shall advise the Broker-Dealers and the Trustee by telephone of the All Hold Rate, the Maximum Auction Rate and the Reference Rate.

(b) Promptly after the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, and collectively as a “Submitted Order”) and shall determine (i) the Available Bonds, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.

(c) Promptly after the Auction Agent has made the determinations pursuant to subsection (b) of this Section 2.04, the Auction Agent shall advise the Trustee and the Borrower by telex, facsimile or other electronic transmission of the Auction Rate for the succeeding Auction Rate Period and the Trustee shall promptly notify DTC of such Auction Rate.

(d) In the event the Auction Agent fails to calculate or, for any reason, fails to timely provide the Auction Rate for any Auction Rate Period, (i) if the preceding Auction Rate Period was a period of 35 days or less, the new Auction Rate Period shall be the same as the preceding Auction Rate Period and the Auction Rate for the New Auction Rate Period shall be the same as the Auction Rate for the preceding Auction Rate Period, and (ii) if the preceding Auction Rate Period was a period of greater than 35 days, the preceding Auction Rate Period shall be extended to the seventh day following the day that would have been the last day of such Auction Rate Period had it not been extended (or if such seventh day is not followed by a Business Day then to the succeeding day which is followed by a Business Day) and the Auction Rate in effect for the preceding Auction Rate Period will continue in effect for the Auction Rate Period as so extended. In the event an Auction Rate Period is extended as set forth in clause (ii) of the preceding sentence, an Auction shall be held on the last Business Day of the Auction Rate Period as so extended to take effect for an Auction Rate Period beginning on the Business Day immediately following the last day of the Auction Rate Period as extended which Auction Rate Period will end on the date it would otherwise have ended on had the prior Auction Rate Period not been extended.

(e) In the event of a failed conversion from an Auction Rate Period to another Rate Period or in the event of a failure to change the length of the current Auction Rate Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Rate Period, the Auction Rate for the next Auction Rate Period shall be the Maximum Auction Rate and the Auction Rate Period shall be a seven-day Auction Rate Period.

(f) If the Bonds are not rated or if the Bonds are no longer maintained in book-entry-only form by the Securities Depository then the Auction Rate shall be the Maximum Auction Rate.

Section 2.05. Allocation of Bonds.

(a) In the event of Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

(ii) the Submitted Sell Order of each Existing Owner shall be accepted, and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the Bonds that are the subject of such Submitted Sell Order or Submitted Bid;

(iii) the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

(iv) the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

(v) the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid, but only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Bonds outstanding which are not the subject of Submitted Hold Orders described in sub-paragraph (i) of this paragraph (a) or of Submitted Bids described in sub-paragraphs (iii) and (iv) of this paragraph (a) by (B) a fraction the numerator of which shall be the principal amount of Bonds outstanding held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of Bonds outstanding subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of Bonds;

(vi) the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid, but only in an amount equal to the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Bonds outstanding which are not the subject of Submitted Hold Orders described in sub-paragraph (i) of this paragraph (a) or of Submitted Bids described in sub-paragraphs (iii), (iv) or (v) of this paragraph (a) by (B) a fraction the numerator of which shall be the principal amount of Bonds outstanding subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate principal amount of Bonds outstanding subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

(vii) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

(b) In the event there are not Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

(ii) the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum Auction Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

(iii) the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum Auction Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

(iv) the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum Auction Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Bonds subject to Submitted Bids described in paragraph (iii) of this subsection (b) by (B) a fraction the numerator of which shall be the principal amount of Bonds outstanding held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the principal amount of Bonds outstanding subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of Bonds; and

(v) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum Auction Rate shall be rejected.

(c) If, as a result of the procedures described in subsection (a) or (b) of this Section 2.05, any Existing Owner or Potential Owner would be required to purchase or sell an aggregate principal amount of Bonds which is not an Authorized Denomination on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of Bonds to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of Bonds purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be an Authorized Denomination, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any Bonds on such Auction Date.

(d) If, as a result of the procedures described in subsection (a) of this Section 2.05, any Potential Owner would be required to purchase less than an Authorized Denomination in principal amount of Bonds on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate Bonds for purchase among Potential Owners so that the principal amount of Bonds purchased on such Auction Date by any Potential Owner shall be an Authorized Denomination, even if such allocation results in one or more of such Potential Owners not purchasing Bonds on such Auction Date.

Section 2.06. Notice of Auction Rate.

(a) On each Auction Date, the Auction Agent shall notify by telephone or other electronic means or in writing each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Owner or Potential Owner of the following with respect to Bonds for which an Auction was held on such Auction Date:

(i) the Auction Rate determined on such Auction Date for the succeeding Auction Rate Period;

(ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

(iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Bonds, if any, to be sold by such Existing Owner;

(iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Bonds, if any, to be purchased by such Potential Owner;

(v) if the aggregate principal amount of the Bonds to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate principal amount of Bonds to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the principal amount of Bonds to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids; and

(vi) the immediately succeeding Auction Date.

(b) On each Auction Date with respect to Bonds for which an Auction was held on such Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall:

(i) advise each Existing Owner and Potential Owner on whose behalf such Broker-Dealer submitted an Order as to (A) the Auction Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of each such Owner was accepted or rejected and (C) the immediately succeeding Auction Date;

(ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner’s Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the principal amount of Bonds to be purchased pursuant to such Bid (including, with respect to the Bonds in a daily Auction Rate Period, accrued interest if the purchase date is not an Interest Payment Date for such Bond) against receipt of such Bonds; and

(iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Owner’s Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the principal amount of Bonds to be sold pursuant to such Bid or Sell Order against payment therefor.

Section 2.07. Reference Rate.

(a) The Reference Rate on any Auction Date with respect to Bonds in any Auction Rate Period of 35 days or less shall be the offered rate for deposits in U.S. dollars for a one-month period which appears on the MoneyLine Telerate Page 3750 at approximately 11:00 A.M., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the preceding day on which such dealings were transacted in such market. The Reference Rate with respect to Bonds in any Auction Rate Period of more than 35 days shall be the rate on the most recently auctioned Treasury securities having a maturity which most closely approximates the length of the Auction Rate Period, as last published in The Wall Street Journal. If either rate is unavailable, the Reference Rate shall be an index or rate agreed to by all Broker-Dealers and consented to by the Borrower.

(b) If for any reason on any Auction Date the Reference Rate shall not be determined as hereinabove provided in this Section, the Reference Rate shall be the Reference Rate for the Auction Rate Period ending on such Auction Date.

(c) The determination of the Reference Rate as provided herein shall be conclusive and binding upon the Issuer, the Borrower, the Trustee, the Remarketing Agent, the Broker-Dealers, the Auction Agent and the Bondholders.

Section 2.08. Miscellaneous Provisions Regarding Auctions.

(a) In this Exhibit C, each reference to the purchase, sale or holding of Bonds shall refer to beneficial interests in Bonds, unless the context clearly requires otherwise.

(b) During an Auction Rate Period, the provisions of the Indenture and the definitions contained therein and described in this Exhibit C, including without limitation the definitions of All Hold Rate, Interest Payment Date, Maximum Auction Rate, Reference Rate, Applicable Percentage and Auction Rate, may be amended pursuant to the Indenture by obtaining the consent of (i) the Owners of all Bonds bearing interest at a Auction Rate, and (ii) the Bond Insurer, as follows. If, on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the registered Bondholders as required by the Indenture, (i) the Auction Rate which is determined on such date is the Winning Bid Rate and (ii) there is delivered to the Issuer, the Borrower and the Trustee an Opinion of Bond Counsel to the effect that such amendment (1) is authorized and permitted under the Act and the Indenture and (2) will not adversely affect the Tax-Exempt status of the Bonds, the proposed amendment shall be deemed to have been consented to by the owners of all affected Bonds.

(c) During an Auction Rate Period, so long as the ownership of the Bonds is maintained in book-entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a Bond only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions, such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Bonds from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the Existing Owner of such Bonds to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 2.08 if such Broker-Dealer remains the Existing Owner of the Bonds so sold, transferred or disposed of immediately after such sale, transfer or disposition.

Section 2.09. Changes in Auction Rate Period or Auction Date.

(a) Changes in Auction Rate Period.

(i) During any Auction Rate Period, the Borrower, may, from time to time on any Interest Payment Date, change the length of the Auction Rate Period with respect to all of the Bonds in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Rate Period and the interest rate borne by such Bonds. Any such change in the Auction Rate Period shall be deemed to be a change in Rate Period. The Borrower shall initiate the change in length of the Auction Rate Period by giving written notice to the Issuer, the Trustee, the Liquidity Provider, the Bank, the Auction Agent, the Broker-Dealer and the Securities Depository that the Auction Rate

Period will change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Rate Period.

(ii) The change in the length of the Auction Rate Period shall not be effective unless Sufficient Clearing Bids existed at both the Auction before the date on which the notice of the proposed change was given as provided in this subsection (a) and the Auction immediately preceding the proposed change.

(iii) The change in length of the Auction Rate Period shall take effect only if (a) Sufficient Clearing Bids exist at the Auction on the Auction Date for such first Auction Rate Period, and (b) on the proposed effective date, the Borrower provides the Trustee and the Issuer with an Opinion of Bond Counsel stating that change in the Auction Rate Period (1) is authorized and permitted under the Act and the Indenture and (2) will not adversely affect the Tax-Exempt status of the Bonds. For purposes of the Auction for such first Auction Rate Period only, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its Bonds except to the extent such Existing Owner submits an Order with respect to such Bonds. If the conditions referred to in the first sentence of this sub-paragraph (iii) are not met, the Trustee shall notify the Auction Agent and then the Auction Rate for the next Auction Rate Period shall be the Maximum Auction Rate, and the Auction Rate Period shall be a seven-day Auction Rate Period.

(iv) On the conversion date of the Bonds selected for conversion from one Auction Rate Period to another, any Bonds which are not the subject of a specific Hold Order or Bid will be deemed to be subject to a Sell Order.

(b) Changes in Auction Date. During any Auction Rate Period, the Auction Agent, with the written consent of the Borrower, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Bonds. The Auction Agent shall provide notice of its determination to specify an earlier Auction Date for an Auction Rate Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Trustee, the Issuer, the Bond Insurer, the Borrower, the Broker-Dealers and the Securities Depository.

ARTICLE III

Auction Agent

Section 3.01. Auction Agent.

(a) The Auction Agent shall be appointed by the Borrower with the consent of the Bond Insurer, to perform the functions specified herein. The Auction Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument, delivered to the Borrower, the Trustee, the Issuer and each

Broker-Dealer which shall set forth such procedural and other matters relating to the implementation of the Auction Procedures as shall be satisfactory to the Issuer, the Borrower and the Trustee.

(b) Subject to any applicable governmental restrictions, the Auction Agent may be or become the owner of or trade in Bonds with the same rights as if such entity were not the Auction Agent.

Section 3.02. Qualifications of Auction Agent; Resignation; Removal. The Auction Agent shall be (a) a bank or trust company organized under the laws of the United States or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least $30,000,000, or (b) a member of NASD having a capitalization of at least $30,000,000 and, in either case, authorized by law to perform all the duties and obligations imposed upon it by this Indenture and a member of or a participant in, the Securities Depository. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 90 days notice to the Borrower, the Issuer, the Bond Insurer and the Trustee. The Auction Agent may be removed at any time by the Borrower with the consent of the Bond Insurer by written notice, delivered to the Auction Agent, the Issuer, the Bond Insurer and the Trustee. Upon any such resignation or removal, the Borrower with the consent of the Bond Insurer shall appoint a successor Auction Agent meeting the requirements of this section. In the event of the resignation or removal of the Auction Agent, the Auction Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor. The Auction Agent shall continue to perform its duties hereunder until its successor has been appointed by the Borrower. In the event that the Auction Agent has not been compensated for its services, the Auction Agent may resign by giving forty-five (45) days notice to the Borrower, the Issuer, the Bond Insurer and the Trustee even if a successor Auction Agent has not been appointed.

ARTICLE IV

Broker-Dealers

Section 4.01. Broker-Dealers.

One or more Broker-Dealers shall be appointed by the Borrower to perform the functions specified herein with respect to the Bonds on or prior to the effective date of an adjustment to an Auction Rate Period. Each Broker-Dealer will signify its acceptance of the duties and obligations imposed upon it hereunder by entering into a Broker-Dealer Agreement, which will set forth such procedural and other matters relating to the performance of its functions as will be satisfactory to the Borrower, the Issuer and the Trustee.

Section 4.02. Resignation; Removal.

Any Broker-Dealer may at any time resign and be discharged of the duties and obligations created hereunder by giving such notice to the Borrower, the Issuer, the Auction Agent and the Trustee as may be agreed to between the Broker-Dealer and the Borrower. Any Broker-Dealer may be removed by the Borrower by such notice, deliver to the Broker-Dealer, the Issuer, the Auction Agent and the Trustee, as may be agreed to between the Broker-Dealer and the Borrower. Upon any such resignation or removal, the Borrower will appoint a successor Broker-Dealer. In the event of the resignation or removal of any Broker-Dealer, such Broker-Dealer will pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor.